CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Amount of Securities to be Registered (1)	Aggregate Market Price(2)	Amount of Registration Fee (2)(3)
Daily Liquidity Notes Linked to the J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index due May 22, 2014	5,000	$4,370,535	$596.14

(1) The amount of securities to be registered relates to an additional $5,000,000.00 principal amount of Daily Liquidity Notes Linked to the J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index (the “notes”) due May 22, 2014 offered pursuant to this Reopening Pricing Supplement No. 6 to Registration Statement No. 333-177923.

(2) Calculated in accordance with Rule 457(c) of the Securities Act of 1933 based on $874.107 per note, which was the Indicative Note Value on January 4, 2013.

(3) Registration fees of $2,322.00 with respect to the original $20,000,000 principal amount of notes issued on May 20, 2011 were previously paid as of May 19, 2012.

Reopening pricing supplement no. 6
To prospectus dated November 14, 2011,
prospectus supplement dated November 14, 2011,

underlying supplement no. 3-I dated November 14, 2011 and
product supplement no. 194-B-II dated December 1, 2011

Registration Statement No. 333-177923 Dated January 4, 2013 Rule 424(b)(2)

Structured Investments	$25,000,000† Daily Liquidity Notes Linked to the J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index due May 22, 2014

General

•	You may request that we repurchase your notes on a daily basis in minimum denominations equal to the Principal Amount, subject to compliance with the procedural requirements described below.
•	At our sole discretion, we may redeem all, but not fewer than all, issued and outstanding notes on any business day on or after the Initial Redemption Date after providing at least five business days’ written notice.
•	The notes are designed for investors who seek a return linked to the J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index.
•	Investors should be willing to forgo interest payments and, if the Index Closing Level of the J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index decreases or does not increase sufficiently to offset the cumulative effect of the Investor Fee, be willing to lose some or all of their principal. Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.
•	The payment at maturity or upon early repurchase or redemption is linked to the performance of the J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index minus the Investor Fee, which is deducted on each Valuation Date, as described below.
•	The purpose of this reopening pricing supplement is to offer additional notes with an aggregate principal amount of $5,000,000, which we refer to as the “additional notes.” $20,000,000† aggregate principal amount of notes had been issued prior to the date of this reopening pricing supplement. The additional notes are expected to settle on or about January 9, 2013. For additional information, see “Supplemental Plan of Distribution” in this reopening pricing supplement.
•	The additional notes may be offered and sold from time to time by J.P. Morgan Securities LLC, which we refer to as JPMS, at the Indicative Note Value as of the relevant Valuation Date.
•	Unsecured and unsubordinated obligations of JPMorgan Chase & Co. maturing May 22, 2014†
•	The notes will be sold in minimum denominations equal to the Principal Amount, as described below, and integral multiples in excess thereof.
•	The notes will not be listed on any securities exchange. Other than pursuant to the early repurchase and optional redemption rights set forth below, JPMS will not purchase notes in the secondary market.

Key Terms

Index:

The J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index (the “Index”)

The value of the J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index is published each trading day under the Bloomberg ticker symbol “JCTABDJT.” For more information about the Index, please see “The J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index” in this reopening pricing supplement.

Principal Amount:	$1,000
Payment at Maturity:

Subject to the impact of a market disruption event (including the early acceleration of the amounts due and payable under the terms of the notes upon the occurrence of a commodity hedging disruption event), for each note, unless earlier repurchased or redeemed, you will receive at maturity a cash payment equal to the Indicative Note Value as of the Final Valuation Date.

The return on your initial investment at maturity will be reduced by the Investor Fee, which is deducted from the Indicative Note Value on each Valuation Date. Accordingly, you will lose some or all of your initial investment at maturity if the level of the Index decreases or does not increase sufficiently to offset the cumulative effect of the Investor Fee.

Indicative Note Value:

The Indicative Note Value on the Inception Date will be equal to the Principal Amount. On each subsequent Valuation Date, the Indicative Note Value will be equal to (a) (i) the Indicative Note Value as of the immediately preceding Valuation Date multiplied by (ii) the Index Factor as of that Valuation Date minus (b) the Investor Fee as of that Valuation Date.

If the amount calculated above is less than zero, the Indicative Note Value on that Valuation Date will be $0.

Investor Fee:	On any Valuation Date, the product of (a) the Indicative Note Value as of the immediately preceding Valuation Date, (b) the Investor Fee Percentage and (c) (i) the number of calendar days from and including the immediately preceding Valuation Date to and excluding that Valuation Date divided by (ii) 360
Investor Fee Percentage:	0.80%
Index Factor:	On any Valuation Date, (a) the Index Closing Level on that Valuation Date divided by (b) the Index Closing Level on the immediately preceding Valuation Date
Inception Date:	May 17, 2011
Valuation Date(s)*:	Each business day from and including the Inception Date to and including the Final Valuation Date
Final Valuation Date*:	May 19, 2014
Maturity Date*:	May 22, 2014
Additional Key Terms:	See “Additional Key Terms” below.
*	Subject to postponement in the event of a market disruption event and as described under “Description of Notes — Payment at Maturity” and “Description of Notes — Postponement of a Valuation Date” in the accompanying product supplement no. 194-B-II or early acceleration in the event of a hedging disruption event as described under “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event” in the accompanying product supplement no. 194-B-II and in “Selected Risk Considerations — We May Accelerate Your Notes If a Commodity Hedging Disruption Event Occurs” in this reopening pricing supplement

Investing in the Daily Liquidity Notes involves a number of risks. See “Risk Factors” beginning on page PS-8 of the accompanying product supplement no. 194-B-II, “Risk Factors” beginning on page US-2 of the accompanying underlying supplement no. 3-I and “Selected Risk Considerations” beginning on page PS-3 of this reopening pricing supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this reopening pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

On the Inception Date, JPMS purchased from us $20,000,000 aggregate principal amount of notes at 100% of the Principal Amount per note. On the date of this reopening pricing supplement, JPMS purchased from us all of the additional notes at the Indicative Note Value per note as of that date. As of January 4, 2013, JPMS has sold $20,000,000 aggregate principal amount of notes, of which $6,488,000 aggregate principal amount of notes has been previously repurchased by us and has been or will be retired. Accordingly, as of January 4, 2013, $13,512,000 aggregate principal amount of notes are outstanding (excluding notes that have been repurchased and are expected to be retired). After giving effect to the issuance of the additional notes, $18,512,000 aggregate principal amount of notes will be outstanding (excluding notes that have been repurchased and are expected to be retired), of which $5,000,000 principal amount of notes will be held by JPMS. The additional notes may be offered and sold from time to time by JPMS at the Indicative Note Value as of the relevant Valuation Date. We will receive proceeds equal to 100% of the offering price of the additional notes sold to JPMS on the date of this reopening pricing supplement. See “Supplemental Plan of Distribution” in this reopening pricing supplement.

The offering price includes the estimated cost of hedging our obligations under the notes through one or more of our affiliates, which includes our affiliates’ expected cost of providing such hedge as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. For additional related information, please see “Use of Proceeds and Hedging” beginning on page PS-25 of the accompanying product supplement no. 194-B-II.

JPMS will not receive an agent’s commission in connection with sales of the notes. JPMS will be entitled to receive a portion of the Investor Fee to cover the ongoing payments related to the distribution of notes and for structuring and developing the economic terms of the notes. Payments constituting underwriting compensation will not exceed a total of 8% of proceeds. See “Plan of Distribution (Conflicts of Interest)” beginning on page PS-59 of the accompanying product supplement no. 194-B-II.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

January 4, 2013

† $20,000,000 aggregate principal amount of notes were issued on May 20, 2011, and $5,000,000 aggregate principal amount of notes will be issued on or about January 9, 2013. As of January 4, 2013, JPMS has sold $20,000,000 aggregate principal amount of notes, of which $6,488,000 aggregate principal amount of notes has been previously repurchased by us and has been or will be retired. Accordingly, as of January 4, 2013, $13,512,000 aggregate principal amount of notes are outstanding (excluding notes that have been repurchased and are expected to be retired). After giving effect to the issuance of the additional notes, $18,512,000 aggregate principal amount of notes will be outstanding (excluding notes that have been repurchased and are expected to be retired), of which $5,000,000 principal amount of notes will be held by JPMS.

Additional Terms Specific to the Notes

You should read this reopening pricing supplement together with the prospectus dated November 14, 2011, as supplemented by the prospectus supplement dated November 14, 2011 relating to our Series E medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 194-B-II dated December 1, 2011 and underlying supplement no. 3-I dated November 14, 2011. This reopening pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 194-B-II and “Risk Factors” in the accompanying underlying supplement no. 3-I, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. 194-B-II dated December 1, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211008000/e46431_424b2.pdf
•	Underlying supplement no. 3 -I dated November 14, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211007618/e46121_424b2.pdf
•	Prospectus supplement dated November 14, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211007578/e46180_424b2.pdf
•	Prospectus dated November 14, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211007568/e46179_424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 19617. As used in this reopening pricing supplement, the “Company,” “we,” “us” and “our” refer to JPMorgan Chase & Co.

Additional Key Terms

Payment upon Early Repurchase:

Subject to your compliance with the procedures described under “Description of Notes — Early Repurchase at the Option of the Holders” and the potential postponements and adjustments as described under “Description of Notes — Postponement of a Valuation Date” in the accompanying product supplement no. 194-B-II, you may request that we repurchase your notes on any Repurchase Date during the term of the notes. Upon early repurchase, you will receive for each note a cash payment on the relevant Repurchase Date equal to the Indicative Note Value as of the relevant Valuation Date.

The return on your initial investment upon early repurchase will be reduced by the Investor Fee, which is deducted from the Indicative Note Value on each Valuation Date. Accordingly, you will lose some or all of your initial investment upon early repurchase if the level of the Index decreases or does not increase sufficiently to offset the cumulative effect of the Investor Fee.

Early Repurchase Mechanics:	In order to request that we repurchase your notes on any Repurchase Date, you must deliver a Repurchase Notice to us via email at dln_repurchase@jpmchase.com by no later than 4:00 p.m., New York City time, on the business day prior to the relevant Valuation Date and follow the procedures described under “Description of Notes — Early Repurchase at the Option of the Holders” in the accompanying product supplement no. 194-B-II. If you fail to comply with these procedures, your notice will be deemed ineffective.
Repurchase Date:	The third business day following each Valuation Date
Repurchase Notice:	The form of Repurchase Notice attached hereto as Annex A
Payment upon Optional Redemption:

At our sole discretion, we may redeem all, but not fewer than all, issued and outstanding notes on any business day on or after the Initial Redemption Date. Upon redemption, you will receive for each note a cash payment on the relevant Redemption Date equal to the Indicative Note Value as of the relevant Valuation Date.

The return on your initial investment upon redemption will be reduced by the Investor Fee, which is deducted from the Indicative Note Value on each Valuation Date. Accordingly, you will lose some or all of your initial investment upon redemption if the level of the Index decreases or does not increase sufficiently to offset the cumulative effect of the Investor Fee.

Optional Redemption Mechanics:	If we exercise our right to redeem your notes on the Redemption Date, we will deliver an irrevocable redemption notice to the Depository Trust Company (“DTC”) (the holder of the global note). The Valuation Date for that redemption will be specified in the irrevocable redemption notice delivered to DTC and will be no fewer than five business days and no more than ten business days after the date that notice is delivered, subject to the potential postponements and adjustments as described under “Description of Notes — Postponement of a Valuation Date” in the accompanying product supplement. Accordingly, we must provide at least five business days’ notice prior to the Valuation Date for that redemption.
Initial Redemption Date:	May 20, 2012*
Redemption Date:	The third business day following the relevant Valuation Date
Reopening issuances:	We may, without your consent, “reopen” the notes based on market conditions and the Index Closing Level at that time. These further issuances, if any, will be consolidated to form a single sub-series with the originally issued notes and will have the same CUSIP number and will trade interchangeably with the notes immediately upon settlement. See “Reissuances or Reopening Issuances” in this reopening pricing supplement for more information.
Index Closing Level on the Inception Date:	612.5852
Index Calculation Agent:	The JPMorgan Global Index Research Group (“GIRG”)
Note Calculation Agent:	J.P. Morgan Securities LLC (“JPMS”)
CUSIP:	48125XQW9

*We may accelerate the notes due to the occurrence of a commodity hedging disruption event prior to the Initial Redemption Date. See “Selected Risk Considerations — We May Accelerate Your Notes If a Commodity Hedging Disruption Event Occurs.”

The notes are not futures contracts and are not regulated under the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act”). The notes are offered pursuant to an exemption from regulation under the Commodity Exchange Act that is available to securities that have one or more payments indexed to the value, level or rate of one or more commodities, which is set out in section 2(f) of that statute. Accordingly, you are not afforded any protection provided by the Commodity Exchange Act or any regulation promulgated by the Commodity Futures Trading Commission.

JPMorgan Structured Investments —	PS-1
Daily Liquidity Notes Linked to the J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index

J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index

The J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index, is a notional rules-based proprietary index developed and maintained by J.P. Morgan Securities plc (formerly known as J.P. Morgan Securities Ltd., “JPMS plc”) and calculated by the JPMorgan Global Index Research Group (“GIRG”), a separate division of J.P. Morgan Securities LLC, which will use only employees of JPMorgan Chase Bank, National Association for purposes of calculating the Index. The Index is intended to capture the return of the synthetic exposure to a notional basket consisting of 19 commodities, each of which is represented by a commodity futures contract selected by a methodology developed by JPMS plc, which we refer to as the “Selection Methodology.” The Selection Methodology uses, along with other criteria, the slope of the futures curve for each eligible commodity to select the futures contract for each eligible commodity with the highest level of backwardation (or in the absence of backwardation, the least amount of contango), subject to certain limitations. “Backwardation” refers to the situation where the futures contracts for a commodity with a delivery month further in time have lower contract prices than futures contracts for the same commodity with a delivery month closer in time. If there is no futures contract for one or more eligible commodities with backwardation, the Selection Methodology will select the futures contract with the lowest level of contango for any such commodities. “Contango” refers to the situation where the futures contracts for a commodity with a delivery month further in time have higher contract prices than futures contracts for the same commodity with a delivery month closer in time.

The Index is a total return index, not an excess return index. An excess return index reflects the returns that are potentially available through synthetic exposure to uncollateralized positions in the futures contracts underlying such index, including the appreciation (or depreciation) of the applicable futures contract(s) and profit or loss realized when rolling such contracts. By contrast, a total return index, in addition to reflecting those returns, also reflects interest that could be earned on funds committed to the trading of the underlying futures contracts.

The weights assigned to the commodities represented in the J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index are based on the Commodity Index Percentages of the Dow Jones-UBS Commodity IndexSM. For more information on how the commodity weights of the J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index are defined, please see “The J.P. Morgan Contag Beta Indices — Calculation and Publication of the Index Level — Commodity Weights” in the accompanying underlying supplement and “The DJ-UBS Commodity Indices” in the accompanying product supplement, as supplemented by “Supplemental Information Relating to the Dow Jones-UBS Commodity IndexSM” below.

The value of the J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index is published each trading day under the Bloomberg ticker symbol “JCTABDJT”. For more information about the J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index, see “The J.P. Morgan Contag Beta Indices” in the accompanying underlying supplement, as supplemented by “Supplemental Information Relating to the J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index” below.

Supplemental Information Relating to the Dow Jones-UBS Commodity IndexSM

The composition of the Dow Jones-UBS Commodity IndexSM for 2013 was published on October 24, 2012. Effective January 2013, reweighting and rebalancing will be based on the following percentages:

Commodity	Weighting	Commodity	Weighting
Gold	10.82%	Unleaded Gasoline	3.46%
Natural Gas	10.42%	Wheat	3.43%
WTI Crude Oil	9.21%	Live Cattle	3.28%
Copper	7.28%	Soybean Oil	2.74%
Corn	7.05%	Soy Meal	2.61%
Brent Crude	5.79%	Zinc	2.52%
Soybeans	5.49%	Coffee	2.44%
Aluminum	4.91%	Nickel	2.24%
Silver	3.90%	Lean Hogs	1.90%
Sugar	3.88%	Cotton	1.77%
Heating Oil	3.52%	KCBT Wheat	1.32%

The Designated Contracts for Hard Red Winter Wheat and Soybean Meal are as set forth below:

Commodity	Designated Contract	Exchange	Units	Price quote
KCBT Wheat	Hard Red Winter Wheat	Kansas City Board of Trade	5,000 bushels	cents / bushel
Soybean Meal	Soybean Meal	Chicago Board of Trade	100 short tons	USD / short ton

Supplemental Information Relating to the J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index

The rules governing the Index have been amended and the amended rules are attached to this reopening pricing supplement as Annex B (the “December 2012 Rules”), which supersede the rules attached to the accompanying underlying supplement. The rest of the information included in this section explains how the amendments reflected in the December 2012 Rules affect or modify the section entitled “The J.P. Morgan Contag Beta Indices” included in the accompanying underlying supplement to the extent it relates to the Index.  All references to the “Rules” in the accompanying underlying supplement should be deemed to refer to the December 2012 Rules.

JPMorgan Structured Investments —	PS-2
Daily Liquidity Notes Linked to the J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index

In particular, as of April 20, 2012, pursuant to the Extraordinary Event provisions set forth in the rules governing the Index, the sponsor of the Index amended the rules governing the Index in response to the Chicago Mercantile Exchange’s announcement that it will amend the grade and quality specifications of the NYMEX New York Harbor No. 2 Heating Oil futures contract beginning with the May 2013 HO contract month. As a result of this Extraordinary Event, the sponsor of the Index reserves the right to (a) cease publication of the Index or (b) change Heating Oil to a Non-Deferring Contract. The sponsor of the Index will announce any such change on or prior to April 20, 2013. If the sponsor of the Index does not make a change to the Index relating to Heating Oil on or prior to April 20, 2013, the sponsor of the Index will not make a change to the Index relating to Heating Oil without an additional Extraordinary Event.

In addition, effective January 2013, Soybean Meal has been added as an Eligible Commodity to the Index and contracts on Soybean Meal have been added to the Base Set for the Index. Accordingly, please refer to the Base Set set forth under Section 4.3 of Module A of the December 2012 Rules and the list of Eligible Commodities set forth in Section 4.6 of Module A of the December 2012 Rules instead of the corresponding information provided in the accompanying underlying supplement and the rules attached to the accompanying underlying supplement.The Index includes only 21 Eligible Commodities (WTI crude oil, RBOB gasoline, heating oil, natural gas, gold, silver, aluminum, copper (COMEX), nickel, zinc, corn, soybeans, wheat, Kansas wheat (KCBT wheat), soybean oil, coffee, cotton, sugar, lean hogs, live cattle, soybean meal) as the other six Eligible Commodities (Brent crude oil, gas oil, lead, copper (LME), cocoa, feeder cattle) are not included in the Dow Jones-UBS Commodity IndexSM.

Furthermore, the December 2012 Rules reflect changes to the allocations of responsibilities between the sponsor of the Index and the Index Calculation Agent. Accordingly, please refer to the December 2012 Rules and not to the accompanying underlying supplement or the rules attached to the accompanying underlying supplement for purposes of determining the allocations of responsibilities between the sponsor of the Index and the Index Calculation Agent.

Selected Purchase Considerations

•	UNCAPPED APPRECIATION POTENTIAL — The notes provide the opportunity to obtain an uncapped return at maturity or upon early repurchase or redemption linked to the Index, subject to the deduction of the Investor Fee. The notes are not subject to a predetermined maximum return and, accordingly, any return will be based on the performance of the Index and the cumulative amount of the Investor Fee as of the relevant Valuation Date. Because the notes are our unsecured and unsubordinated obligations, payment of any amount on the notes is subject to our ability to pay our obligations as they become due.
•	RETURN LINKED TO THE J.P. MORGAN CONTAG BETA ALTERNATE BENCHMARK CLASS A TOTAL RETURN INDEX — The return on the notes is linked to the J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index, which seeks to capture the return of the synthetic exposure to a notional basket of commodities, each represented by a commodity futures contract that display the highest degree of backwardation (or in some cases, the lowest degree of contango). See “J.P Morgan Contag Beta Alternate Benchmark Class A Total Return Index” above and “The J.P. Morgan Contag Beta Indices” in the accompanying underlying supplement no. 3-I.
•	DAILY REPURCHASES IN MINIMUM DENOMINATIONS EQUAL TO THE PRINCIPAL AMOUNT— Subject to your compliance with the procedures and the potential postponements and adjustments as described in the accompanying product supplement no. 194-B-II, you may submit daily a request to have us repurchase your notes on any Repurchase Date during the term of the notes. If you request that we repurchase your notes, subject to the notification requirements and the other terms and conditions set forth in the accompanying product supplement no. 194-B-II and this reopening pricing supplement, for each note you will receive a cash payment on the relevant Repurchase Date equal to the Indicative Note Value as of the relevant Valuation Date. You may request that we repurchase a minimum of one note.
•	POTENTIAL EARLY EXIT AS A RESULT OF THE OPTIONAL CALL FEATURE — At our sole discretion, we may redeem all, but not fewer than all, issued and outstanding notes on any business day on or after the Initial Redemption Date after providing at least five business days’ written notice. Upon redemption, you will receive for each note a cash payment on the relevant Redemption Date equal to the Indicative Note Value as of the relevant Valuation Date.
•	INDICATIVE NOTE VALUE — At any time during the term of the notes, you can contact us via email at dln_repurchase@jpmchase.com, with “Indicative Note Value, Daily Liquidity Notes Linked to the J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index due May 22, 2014, CUSIP No. 48125XQW9” as the subject line, to obtain the Indicative Note Value as of the close of any business day. We intend to respond to any requests for the daily Indicative Note Value by the close of business on the following business day; provided that if we receive your request on a day that is a Disrupted Day, we will respond by close of business on the immediately succeeding trading day that is not a Disrupted Day. Please see “Description of Notes — Indicative Note Value” in the accompanying product supplement no 194-B-II.
•	CAPITAL GAINS TAX TREATMENT — You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 194-B-II. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of notes.
JPMorgan Structured Investments —	PS-3
Daily Liquidity Notes Linked to the J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index

Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the notes as “open transactions” that are not debt instruments for U.S. federal income tax purposes. Assuming this treatment is respected, the gain or loss on your notes should be treated as long-term capital gain or loss if you hold your notes for more than a year. However, the Internal Revenue Service (the “IRS”) or a court may not respect this treatment of the notes, in which case the timing and character of any income or loss on the notes could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.

Selected Risk Considerations

Your investment in the notes will involve significant risks. The notes do not guarantee any return of principal at, or prior to, the Maturity Date, any Repurchase Date or any Redemption Date. Investing in the notes is not equivalent to investing directly in the Index, its component futures contracts, any of the commodities underlying the component futures contracts or in any contracts relating to the Index or such futures contracts for which there is an active secondary market. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement no. 194-B-II dated December 1, 2011 and the “Risk Factors” section of the accompanying underlying supplement no. 3-I dated November 14, 2011. You should carefully consider the following discussion of risks before you decide that an investment in the notes is suitable for you.

•	YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS — The notes may not return any of your investment. The Investor Fee, which is deducted on each Valuation Date, will reduce your final payment. Accordingly, you will lose some or all of your initial investment at maturity or upon early repurchase or redemption if the level of the Index decreases or does not increase sufficiently to offset the cumulative effect of the Investor Fee.
•	EVEN IF THE LEVEL OF THE INDEX INCREASES, YOU MAY RECEIVE LESS THAN THE PRINCIPAL AMOUNT OF YOUR NOTES DUE TO THE INVESTOR FEE — The amount of the Investor Fee, which is deducted on each Valuation Date, will reduce the payment, if any, you will receive at maturity or upon early repurchase or redemption. If the level of the Index decreases or even if the level of the Index increases, but the Index does not increase sufficiently to offset the cumulative effect of the Investor Fee, which is deducted daily, you will receive less than the principal amount of your investment at maturity or upon early repurchase of your notes.
•	CREDIT RISK OF JPMORGAN CHASE & CO. — The notes are subject to the credit risk of JPMorgan Chase & Co., and our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the notes. If we were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.

Recent events affecting us have led to heightened regulatory scrutiny, may lead to additional regulatory or legal proceedings against us and may adversely affect our credit ratings and credit spreads and, as a result, the market value of the notes. See “Executive Overview — CIO Synthetic Credit Portfolio Update,” “Liquidity Risk Management — Credit Ratings” and “Item 4. Controls and Procedures” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 and “Part II. Other Information — Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

•	POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as Note Calculation Agent, Index Calculation Agent and the sponsor of the Index and hedging our obligations under the notes. In performing these duties, our economic interests and the economic interests of the Note Calculation Agent, the Index Calculation Agent, the sponsor of the Index and other affiliates of ours are potentially adverse to your interests as an investor in the notes. In addition, our business activities, including hedging and trading activities, could cause our economic interests to be adverse to yours and could adversely affect any payment on the notes and the value of the notes. It is possible that hedging or trading activities of ours or our affiliates could result in substantial returns for us or our affiliates while the value of your notes declines. Please refer to “Risk Factors” in the accompanying product supplement no. 194-B-II for additional information about these risks.
JPMorgan Structured Investments —	PS-4
Daily Liquidity Notes Linked to the J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index

•	OUR AFFILIATE, THE JPMORGAN GLOBAL INDEX RESEARCH GROUP, OR GIRG, IS THE INDEX CALCULATION AGENT, AND OUR AFFILIATE J.P. MORGAN SECURITIES LTD., OR JPMS plc, IS THE INDEX SPONSOR AND MAY ADJUST THE INDEX IN A WAY THAT AFFECTS ITS LEVEL — GIRG, one of our affiliates, acts as the Index Calculation Agent and is responsible for calculating the Index, and JPMS plc, one of our affiliates, acts as the sponsor of the Index and is responsible for maintaining the Index and developing the guidelines and policies governing their composition and calculation. The rules governing the Index may be amended at any time by JPMS plc, in its sole discretion, and the rules also permit the use of discretion by GIRG in specific instances, such as the right to substitute or exclude a futures contract included in the Index due to a change in law or otherwise and to calculate substitute closing levels of the Index. Unlike other indices, the maintenance of the Index is not governed by an independent committee. Although judgments, policies and determinations concerning the Index are made by JPMS plc and GIRG, JPMorgan Chase & Co., as the parent company of JPMS plc and GIRG, ultimately controls JPMS plc and GIRG. In addition, the policies and judgments for which JPMS plc and GIRG are responsible could have an impact, positive or negative, on the level of the Index and the value of your notes. JPMS plc and GIRG are under no obligation to consider your interests as an investor in the notes. Furthermore, the inclusion of the futures contracts in the Index is not an investment recommendation by us, JPMS plc or GIRG of any of the futures contracts underlying the Index.
•	JPMS AND ITS AFFILIATES MAY HAVE PUBLISHED RESEARCH, EXPRESSED OPINIONS OR PROVIDED RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE NOTES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE MARKET VALUE OF THE NOTES — JPMS and its affiliates publish research from time to time on commodity markets and other matters that may influence the value of the notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. JPMS and its affiliates may have published research or other opinions that call into question the investment view implicit in an investment in the notes. Any research, opinions or recommendations expressed by JPMS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the notes and the Index and the futures contracts underlying the Index.
•	IF WE EXERCISE OUR RIGHT TO REDEEM THE NOTES, THE CASH PAYMENT YOU WILL RECEIVE MAY BE LESS THAN YOU MIGHT OTHERWISE HAVE RECEIVED — We have the right to redeem all, but not fewer than all, issued and outstanding notes on any business day on or after the Initial Redemption Date. We may elect to redeem your notes at a time when the Indicative Note Value is relatively low. As a result, any payment upon redemption may be substantially less than the amount you initially invested, the amount you could have received on your investment at maturity if the notes had not been redeemed or the amount you could have received if you had elected to have us (or our affiliates) repurchase your notes at the time of your choosing.
•	THE OPTIONAL REDEMPTION FEATURE MAY FORCE A POTENTIAL EARLY EXIT FROM YOUR INVESTMENT — While the original term of the notes is approximately three years, at our sole discretion, the notes may be called for redemption prior to the Maturity Date. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes in an investment with similar characteristics in the event the notes are redeemed prior to the Maturity Date.
•	WE MAY ACCELERATE YOUR NOTES IF A COMMODITY HEDGING DISRUPTION EVENT OCCURS — If we or our affiliates are unable to effect transactions necessary to hedge our obligations under the notes due to a commodity hedging disruption event, we may, in our sole and absolute discretion, accelerate the payment on your notes and pay you an amount determined in good faith and in a commercially reasonable manner by the Note Calculation Agent. If the payment on your notes is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment. Please see “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event” in the accompanying product supplement no. 194-B-II for more information.
•	COMMODITY FUTURES CONTRACTS ARE SUBJECT TO UNCERTAIN LEGAL AND REGULATORY REGIMES — The commodity futures contracts that underlie the Index are subject to legal and regulatory regimes in the United States and, in some cases, in other countries that may change in ways that could adversely affect our ability to hedge our obligations under the notes and affect the value of the Index. The effect on the value of the notes of any future regulatory changes, including but not limited to changes resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was enacted on July 21, 2010, may have a substantial adverse effect on the value of your notes. Additionally, in accordance with the Dodd-Frank Act, the U.S. Commodity Futures Trading Commission is drafting regulations that will affect market participants’ position limits in certain commodity-based futures contracts, such as futures contracts on certain agricultural commodities, energy commodities and metals. These proposed regulations, when final and implemented, may reduce liquidity in the exchange-traded market for such commodity-based futures contracts. Furthermore, we or our affiliates may be unable as a result of such restrictions to effect transactions necessary to hedge our obligations under the notes, in which case we may, in our sole and absolute discretion, accelerate the payment on your notes. See “We May Accelerate Your Notes If a Commodity Hedging Disruption Event Occurs” above.
•	PRICES OF COMMODITY FUTURES CONTRACTS ARE CHARACTERIZED BY HIGH AND UNPREDICTABLE VOLATILITY, WHICH COULD LEAD TO HIGH AND UNPREDICTABLE VOLATILITY IN THE INDEX — Market prices of the commodity futures contracts included in the Index tend to be highly volatile and may fluctuate rapidly based on numerous factors, including the factors that affect the price of the commodities underlying the commodity futures contracts included in the Index. See “The Market Prices of the Commodities Underlying the Futures Contracts Included in the Index Will
JPMorgan Structured Investments —	PS-5
Daily Liquidity Notes Linked to the J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index

Affect the Value of the Notes” below.  The prices of commodity futures contracts are subject to variables that may be less significant to the values of traditional securities, such as stocks and bonds.  These additional variables may create additional investment risks that cause the value of the notes to be more volatile than the values of traditional securities.  As a general matter, the risk of low liquidity or volatile pricing around the maturity date of a commodity futures contract is greater than in the case of other futures contracts because (among other factors) a number of market participants take physical delivery of the underlying commodities.  Many commodities are also highly cyclical.  The high volatility and cyclical nature of commodity markets may render such an investment inappropriate as the focus of an investment portfolio.

•	THE MARKET PRICES OF THE COMMODITIES UNDERLYING THE FUTURES CONTRACTS INCLUDED IN THE INDEX WILL AFFECT THE VALUE OF THE NOTES — The prices of the commodities upon which the futures contracts that compose the Index are based are affected by numerous factors, including: changes in supply and demand relationships, governmental programs and policies, national and international monetary, trade, political and economic events, wars and acts of terror, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, general weather conditions, and agricultural, trade, fiscal and exchange control policies. Many commodities are also highly cyclical. These factors, some of which are specific to the market for each such commodity, may cause the value of the different commodities upon which the futures contracts that compose the Index are based, as well as the futures contracts themselves, to move in inconsistent directions at inconsistent rates. This, in turn, will affect the value of the notes linked to the Index. It is not possible to predict the aggregate effect of all or any combination of these factors.
•	AN INVESTMENT IN THE NOTES CARRIES THE RISKS ASSOCIATED WITH THE METHODOLOGY USED TO CALCULATE THE INDEX — The Index is constructed, in part, using a rules-based methodology which uses, along with other criteria, the slope of the commodities futures curve in order to select a particular futures contract for each eligible commodity in which to synthetically gain exposure (the “Selection Methodology”). The futures contract with the highest level of backwardation is selected for each eligible commodity (each, a “Contag Contract”), subject to certain limitations. If there is no futures contract for one or more eligible commodities with backwardation, the Selection Methodology will select the futures contract with the lowest level of contango for any such commodities.

In addition, the Index is synthetically exposed to the futures contracts selected as the Contag Contracts by the Selection Methodology and such futures contracts may, in general, be deferred futures contracts (i.e., those contracts having a delivery month further dated than the futures contract with the nearest delivery month). It is generally expected that such deferred futures contracts may have less liquidity than the near-month futures contracts (those being the nearest-to-deliver) with respect to the same commodities. Deferred futures contracts may also be less well correlated with the spot market (physical) prices of the relevant commodities and exhibit different levels of volatility. Accordingly, the Index may not perform as well as an index linked to the spot prices of the relevant commodities.

•	A DECISION BY AN EXCHANGE ON WHICH THE FUTURES CONTRACTS UNDERLYING THE INDEX ARE TRADED TO INCREASE MARGIN REQUIREMENTS MAY AFFECT THE LEVEL OF THE INDEX — If an exchange on which the futures contract underlying the Index are traded increases the amount of collateral required to be posted to hold positions in such futures contracts (i.e. the margin requirements), market participants who are unwilling or unable to post additional collateral may liquidate their positions, which may cause the level of the Index to decline significantly.
•	THE NOTES DO NOT OFFER DIRECT EXPOSURE TO COMMODITY SPOT PRICES — The notes are linked to the Index, which is linked to commodity futures contracts, not physical commodities (or their spot prices). The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price movements in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the notes may underperform a similar investment that is linked to commodity spot prices.
•	OWNING THE NOTES IS NOT THE SAME AS OWNING ANY COMMODITIES OR COMMODITY FUTURES CONTRACTS — The return on your notes will not reflect the return you would realize if you actually purchased the futures contracts composing the Index, the commodities upon which the futures contracts that compose the Index are based, or other exchange-traded or over-the-counter instruments based on the Index. You will not have any rights that holders of such assets or instruments have.
•	HIGHER FUTURES PRICES OF THE COMMODITY FUTURES CONTRACTS UNDERLYING THE INDEX RELATIVE TO THE CURRENT PRICES OF SUCH CONTRACTS MAY AFFECT THE VALUE OF THE INDEX AND THE VALUE OF THE NOTES — The Index is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the exchange-traded futures contracts that compose the Index approach expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced with a contract for delivery in November. This process is referred to as “rolling.” If the market for these contracts is (putting aside other
JPMorgan Structured Investments —	PS-6
Daily Liquidity Notes Linked to the J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index

considerations) in “contango,” where the prices are higher in the distant delivery months than in the nearer delivery months, the purchase of the November contract would take place at a price that is higher than the price of the October contract, thereby creating a negative “roll yield.” While the Index's Selection Methodology is intended to select futures contracts with the highest level of backwardation (or in the absence of backwardation, the least amount of contango), commodity futures contracts generally have historically been in contango and no assurance can be given that the Selection Methodology will be successful in mitigating or avoiding contango and negative roll yields. Contango could adversely affect the value of the Index and thus the value of notes linked to the Index.

•	SUSPENSION OR DISRUPTIONS OF MARKET TRADING IN THE COMMODITY AND RELATED FUTURES MARKETS MAY ADVERSELY AFFECT THE LEVEL OF THE INDEX, AND THEREFORE THE VALUE OF THE NOTES — The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of the Index and, therefore, the value of your notes.
•	COMMODITIES PRICES ARE VOLATILE AND THE ROLL RETURN GENERATED BY ROLLING COMMODITY FUTURES INCLUDED IN THE INDEX WILL HAVE AN EFFECT ON THE VALUE OF THE UNDERLYING AND THE VALUE OF THE NOTES — The Index is composed of commodity futures with different maturities selected on the basis of historical open interest. Each month, contracts that are about to mature whose weighting in the Index have been decreased or that cease to be available for trading before the end of the next roll period will be rolled into contracts with different maturities. In addition, because the Index is weighted by open-interest, all contracts included in the Index will be re-weighted on a monthly basis, whether they are approaching maturity or not, to reflect the monthly change in their open interest. The act of replacing and re-weighting the commodity futures that compose the Index will generate a profit or loss known as the roll return. This return will be affected by a number of factors including, whether the prices of the relevant longer dated contracts are more or less than the prices of the shorter dated contracts. The roll return will generally be negative if the prices of the relevant longer dated contracts are greater than the prices of the shorter dated contracts. Conversely, if the prices of the longer dated contracts are less than the prices of the shorter dated contracts then the roll return will generally be positive. The prices of commodity futures can be volatile and the roll return generated by rolling commodity futures included in the Index will have an effect, be positive or negative, on the Index, and therefore the value of the notes.
•	THE INDEX MAY NOT BE SUCCESSFUL AND MAY NOT OUTPERFORM ANY ALTERNATIVE STRATEGY THAT MIGHT BE EMPLOYED WITH RESPECT TO THE FUTURES CONTRACTS UNDERLYING THE INDEX — The Index follows a proprietary strategy that operates on the basis on pre-determined rules. No assurance can be given that the investment strategy on which the Index is based will be successful or that the Index will outperform any alternative strategy that might be employed with respect to the futures contracts underlying the Index.
•	THE INDEX CLOSING LEVEL ON THE RELEVANT VALUATION DATE MAY BE LESS THAN THE INDEX CLOSING LEVEL ON THE MATURITY DATE, A REPURCHASE DATE, A REDEMPTION DATE OR AT OTHER TIMES DURING THE TERM OF THE NOTES — The Index Closing Level on the Maturity Date, a Repurchase Date, a Redemption Date or at other times during the term of the notes, including dates near the relevant Valuation Date, could be higher than the Index Closing Level on the relevant Valuation Date. This difference could be particularly large if there is a significant increase in the level of the Index after the relevant Valuation Date, if there is a significant decrease in the level of the Index prior to the relevant Valuation Date or if there is significant volatility in the Index during the term of the notes.
•	THE INDEX HAS A LIMITED OPERATING HISTORY — The Index was established on October 30, 2009, and therefore has limited historical performance. Past performance should not be considered indicative of future performance.
•	UBS SECURITIES LLC (“UBS”) AND CME GROUP INDEX SERVICES LLC (“CME INDEXES”) MAY CHANGE THE METHOD OF DETERMINING THE COMMODITY INDEX PERCENTAGES OF THE DOW JONES-UBS COMMODITY INDEXSM — UBS and CME Indexes are responsible for calculating and maintaining the Dow Jones-UBS Commodity IndexSM, including the Commodity Index Percentages of the Dow Jones-UBS Commodity IndexSM. The weights assigned to the commodities included in the Index are based on such Commodity Index Percentages. UBS and CME Indexes can make methodological changes relating to the Commodity Index Percentages at any time, and they have no obligation to consider your interests. UBS and CME Indexes may also discontinue or suspend calculation or dissemination of the Dow Jones-UBS Commodity IndexSM, including the determination of the Commodity Index Percentages. Any of these actions could adversely affect the market value of and/or the payment at maturity on the notes. See “The J.P. Morgan Contag Beta Indices — Modifications to, or Cancellation of, the S&P GSCI Family-Index or the Dow Jones-UBS Commodity IndexSM” in the accompanying underlying supplement and “The DJ-UBS Commodity Indices” in the accompanying product supplement. Dow Jones and UBS have no obligation to consider your interests in calculating or revising the methodology of the Dow Jones — UBS Commodity IndexSM.
JPMorgan Structured Investments —	PS-7
Daily Liquidity Notes Linked to the J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index

•	THERE ARE RESTRICTIONS ON YOUR ABILITY TO REQUEST THAT WE REPURCHASE YOUR NOTES — If you elect to exercise your right to have us repurchase your notes, your request that we repurchase your notes is only valid if we receive your Repurchase Notice by no later than 4:00 p.m., New York City time, on the business day prior to the relevant Valuation Date and we (or our affiliates) acknowledge receipt of the Repurchase Notice that same day. If we do not receive such notice or we (or our affiliates) do not acknowledge receipt of such notice, your repurchase request will not be effective and we will not repurchase your notes on the corresponding Repurchase Date.

Because of the timing requirements of the Repurchase Notice, settlement of the repurchase will be prolonged when compared to a sale and settlement in the secondary market. As your request that we repurchase your notes is irrevocable, this will subject you to market risk in the event the market fluctuates after we receive your request. Furthermore, our obligation to repurchase the notes prior to maturity may be postponed upon the occurrence of a market disruption event.

•	NO INTEREST PAYMENTS — As a holder of the notes, you will not receive any interest payments.
•	YOU WILL NOT KNOW THE AMOUNT YOU WILL RECEIVE UPON EARLY REPURCHASE AT THE TIME YOU ELECT TO REQUEST THAT WE REPURCHASE YOUR NOTES — You will not know the amount you will receive upon early repurchase at the time you elect to request that we repurchase your notes. Your notice to us to repurchase your notes is irrevocable and must be received by us no later than 4:00 p.m., New York City time, on the business day prior to the relevant Valuation Date and we (or our affiliates) must acknowledge receipt of such notice, on the same day. As a result, you will be exposed to market risk in the event the market fluctuates after we confirm the validity of your notice of election to exercise your rights to have us repurchase your notes, and prior to the relevant Repurchase Date.
•	MANY ECONOMIC AND MARKET FACTORS WILL AFFECT THE VALUE OF THE NOTES — In addition to the level of the Index on any day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other, including but not limited to:
•	the volatility, frequency and magnitude of changes in the levels of the Index and the futures contracts that compose the Index;
•	whether we are expected to redeem the notes;
•	the time to maturity of the notes;
•	supply and demand trends at any time for the commodities upon which the futures contracts that compose the Index or the exchange traded futures contracts on such commodities;
•	the amount of the Investor Fee on the relevant Valuation Date;
•	the market price of the commodities upon which the futures contracts that compose the Index are based or the exchange-traded futures contracts on such commodities;
•	interest and yield rates in the market generally;
•	economic, financial, political, regulatory, geographical, agricultural, meteorological and judicial events that affect commodities markets generally or the futures contracts underlying the Index, and which may affect the Index Closing Level on any Valuation Date; and
•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.
•	THE LIQUIDITY IS LIMITED TO THE EARLY REPURCHASE RIGHT — The notes will not be listed on any securities exchange. As stated in the “Supplemental Plan of Distribution” in this reopening pricing supplement, JPMS purchased from us $20,000,000 aggregate principal amount of notes on the Inception Date and an additional $5,000,000 aggregate principal amount of notes on the date of this reopening pricing supplement. As of January 4, 2013, JPMS has sold $20,000,000 aggregate principal amount of notes, of which $6,488,000 aggregate principal amount of notes has been previously repurchased by us and has been or will be retired. Accordingly, as of January 4, 2013, $13,512,000 aggregate principal amount of notes are outstanding (excluding notes that have been repurchased and are expected to be retired). After giving effect to the issuance of the additional notes, $18,512,000 aggregate principal amount of notes will be outstanding (excluding notes that have been repurchased and are expected to be retired), of which $5,000,000 principal amount of notes will be held by JPMS. The additional notes may be offered and sold from time to time by JPMS at the Indicative Note Value as of the relevant Valuation Date. Other than pursuant to the early repurchase right set forth in the notes, JPMS will not purchase notes in the secondary market. Also, the number of notes outstanding or held by persons other than our affiliates could be reduced at any time due to early repurchases of the notes. Accordingly, the liquidity of the market for the notes outside of the early repurchase right could vary materially over the term of the notes and the price at which you may be able to trade your notes is likely to depend on the payment upon early repurchase. In addition, any election by holders to request that we repurchase the notes will be subject to the restrictive conditions and procedures described in the accompanying product supplement no. 194-B-II. Furthermore, at our sole discretion, we may redeem all, but not fewer than all, issued and outstanding notes on any business day on or after the Initial Redemption Date.
JPMorgan Structured Investments —	PS-8
Daily Liquidity Notes Linked to the J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index

Hypothetical Payment at Maturity or upon Early Repurchase

The following examples illustrate how the notes would perform at maturity or upon early repurchase in hypothetical circumstances. We have included an example in which the Index Closing Level increases at a constant rate of 2% per quarter through maturity (Example 1) and an example in which the Index Closing Level decreases at a constant rate of 2% per quarter through maturity (Example 2). In addition, Example 3 shows the Index Closing Level increasing by 2% per quarter for the first 6 quarters and then decreasing by 2% per quarter for the next 6 quarters, whereas Example 4 shows the reverse scenario of the Index Closing Level decreasing by 2% per quarter for the first 6 quarters, and then increasing by 2% per quarter for the next 6 quarters. For ease of analysis and presentation, the following examples assume Valuation Dates occur quarterly so that the Index Factor, the Investor Fee and the Indicative Note Value are recalculated only once each quarter. These examples highlight the impact of the Investor Fee on the payment at maturity or upon early repurchase under different circumstances. If the notes are redeemed prior to maturity, the tables and charts below do not illustrate how much you will be paid. Because the Investor Fee takes into account the Index Closing Level performance, the absolute level of the Investor Fee is dependent on the path taken by the Index Closing Level to arrive at its ending level. As a result, the actual Investor Fee, which is deducted on each Valuation Date, may be greater than or less than the hypothetical Investor Fee (which is calculated quarterly) shown in these examples, depending on whether the level of the Index is increasing or decreasing. The figures in these examples have been rounded for convenience. The Hypothetical Indicative Value of each note for quarter 12 is as of the hypothetical Final Valuation Date, and given the indicated assumptions, a holder will receive payment at maturity or upon early repurchase in the indicated amount, according to the indicated formula.

Example 1

Assumptions:

Investor Fee Percentage	0.80% per annum
Index Closing Level on the Inception Date	615.00

Quarter End	Hypothetical Index Closing Level	Hypothetical Index Factor*	Hypothetical Investor Fee*†	Hypothetical Indicative Note Value*
A	B	C	D	E
t		Bt / Bt-1	Et-1 × Investor Fee Percentage * (90/360)	(Et-1 × Ct) – Dt
0	615.00000	—	—	$1,000.00000
1	627.30000	1.02000	$2.00000	$1,018.00000
2	639.84600	1.02000	$2.03600	$1,036.32400
3	652.64292	1.02000	$2.07265	$1,054.97783
4	665.69578	1.02000	$2.10996	$1,073.96743
5	679.00969	1.02000	$2.14793	$1,093.29885
6	692.58989	1.02000	$2.18660	$1,112.97823
7	706.44169	1.02000	$2.22596	$1,133.01183
8	720.57052	1.02000	$2.26602	$1,153.40605
9	734.98193	1.02000	$2.30681	$1,174.16736
10	749.68157	1.02000	$2.34833	$1,195.30237
11	764.67520	1.02000	$2.39060	$1,216.81781
12	779.96870	1.02000	$2.43364	$1,238.72053

* Assuming that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Value are calculated quarterly for purposes of this example. The Investor Fee accrues each calendar day until maturity or early repurchase, and the Index Factor, the Investor Fee and the Indicative Note Value are calculated on each business day after the settlement date up to and including the Final Valuation Date.

† Assuming that the total number of calendar days in each quarter is 90.

We cannot predict the actual Indicative Note Value on any Valuation Date or the market value of your notes, nor can we predict the relationship between the Indicative Note Value and the market value of your notes at any time prior to the stated Maturity Date. The actual amount that a holder of the notes will receive at maturity or upon early repurchase or redemption, as the case may be, and the rate of return on the notes will depend on the actual Indicative Note Value on the relevant Valuation Date and the Investor Fee. Moreover, the assumptions on which the hypothetical returns are based, including the assumption that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Value are calculated quarterly, are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your notes, if any, on the stated Maturity Date, the relevant Repurchase Date or Redemption Date, as applicable, may be very different from the information reflected in the tables above.

JPMorgan Structured Investments —	PS-9
Daily Liquidity Notes Linked to the J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index

Example 2

Assumptions:

Investor Fee Percentage	0.80% per annum
Index Closing Level on the Inception Date	615.00

Quarter End	Hypothetical Index Closing Level	Hypothetical Index Factor*	Hypothetical Investor Fee*†	Hypothetical Indicative Note Value*
A	B	C	D	E
t		Bt / Bt-1	Et-1 × Investor Fee Percentage * (90/360)	(Et-1 × Ct) – Dt
0	615.00000	—	—	$1,000.00000
1	602.70000	0.98000	$2.00000	$978.00000
2	590.64600	0.98000	$1.95600	$956.48400
3	578.83308	0.98000	$1.91297	$935.44135
4	567.25642	0.98000	$1.87088	$914.86164
5	555.91129	0.98000	$1.82972	$894.73469
6	544.79306	0.98000	$1.78947	$875.05052
7	533.89720	0.98000	$1.75010	$855.79941
8	523.21926	0.98000	$1.71160	$836.97182
9	512.75487	0.98000	$1.67394	$818.55844
10	502.49978	0.98000	$1.63712	$800.55016
11	492.44978	0.98000	$1.60110	$782.93806
12	482.60079	0.98000	$1.56588	$765.71342

* Assuming that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Value are calculated quarterly for purposes of this example. The Investor Fee accrues each calendar day until maturity or early repurchase, and the Index Factor, the Investor Fee and the Indicative Note Value are calculated on each business day after the settlement date up to and including the Final Valuation Date.

† Assuming that the total number of calendar days in each quarter is 90.

We cannot predict the actual Indicative Note Value on any Valuation Date or the market value of your notes, nor can we predict the relationship between the Indicative Note Value and the market value of your notes at any time prior to the stated Maturity Date. The actual amount that a holder of the notes will receive at maturity or upon early repurchase or redemption, as the case may be, and the rate of return on the notes will depend on the actual Indicative Note Value on the relevant Valuation Date and the Investor Fee. Moreover, the assumptions on which the hypothetical returns are based, including the assumption that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Value are calculated quarterly, are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your notes, if any, on the stated Maturity Date, the relevant Repurchase Date or Redemption Date, as applicable, may be very different from the information reflected in the tables above.

Example 3

Assumptions:

Investor Fee Percentage	0.80% per annum
Index Closing Level on the Inception Date	615.00

Quarter End	Hypothetical Index Closing Level	Hypothetical Index Factor*	Hypothetical Investor Fee*†	Hypothetical Indicative Note Value*
A	B	C	D	E
t		Bt / Bt-1	Et-1 × Investor Fee Percentage * (90/360)	(Et-1 × Ct) – Dt
0	615.00000	—	—	$1,000.00000
1	627.30000	1.02000	$2.00000	$1,018.00000
2	639.84600	1.02000	$2.03600	$1,036.32400
3	652.64292	1.02000	$2.07265	$1,054.97783
4	665.69578	1.02000	$2.10996	$1,073.96743
5	679.00969	1.02000	$2.14793	$1,093.29885
6	692.58989	1.02000	$2.18660	$1,112.97823
7	678.73809	0.98000	$2.22596	$1,088.49271
8	665.16333	0.98000	$2.17699	$1,064.54587
9	651.86006	0.98000	$2.12909	$1,041.12586
10	638.82286	0.98000	$2.08225	$1,018.22109
11	626.04640	0.98000	$2.03644	$995.82022
12	613.52548	0.98000	$1.99164	$973.91218

* Assuming that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Value are calculated quarterly for purposes of this example. The Investor Fee accrues each calendar day until maturity or early repurchase, and the Index Factor, the Investor Fee and the Indicative Note Value are calculated on each business day after the settlement date up to and including the Final Valuation Date.

† Assuming that the total number of calendar days in each quarter is 90.

We cannot predict the actual Indicative Note Value on any Valuation Date or the market value of your notes, nor can we predict the relationship between the Indicative Note Value and the market value of your notes at any time prior to the stated Maturity Date. The actual amount that a holder of the notes will receive at maturity or upon early repurchase or redemption, as the case may be, and the rate of return on the notes will depend on the actual Indicative Note Value on the relevant Valuation Date and the Investor Fee. Moreover, the assumptions on which the hypothetical returns are based, including the assumption that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Value are calculated quarterly, are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your notes, if any, on the stated Maturity Date, the relevant Repurchase Date or Redemption Date, as applicable, may be very different from the information reflected in the tables above.

JPMorgan Structured Investments —	PS-10
Daily Liquidity Notes Linked to the J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index

Example 4

Assumptions:

Investor Fee Percentage	0.80% per annum
Index Closing Level on the Inception Date	615.00

Quarter End	Hypothetical Index Closing Level	Hypothetical Index Factor*	Hypothetical Investor Fee*†	Hypothetical Indicative Note Value*
A	B	C	D	E
t		Bt / Bt-1	Et-1 × Investor Fee Percentage * (90/360)	(Et-1 × Ct) – Dt
0	615.00000	—	—	$1,000.00000
1	602.70000	0.98000	$2.00000	$978.00000
2	590.64600	0.98000	$1.95600	$956.48400
3	578.83308	0.98000	$1.91297	$935.44135
4	567.25642	0.98000	$1.87088	$914.86164
5	555.91129	0.98000	$1.82972	$894.73469
6	544.79306	0.98000	$1.78947	$875.05052
7	555.68893	1.02000	$1.75010	$890.80143
8	566.80270	1.02000	$1.78160	$906.83586
9	578.13876	1.02000	$1.81367	$923.15890
10	589.70153	1.02000	$1.84632	$939.77576
11	601.49556	1.02000	$1.87955	$956.69173
12	613.52548	1.02000	$1.91338	$973.91218

* Assuming that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Value are calculated quarterly for purposes of this example. The Investor Fee accrues each calendar day until maturity or early repurchase, and the Index Factor, the Investor Fee and the Indicative Note Value are calculated on each business day after the settlement date up to and including the Final Valuation Date.

† Assuming that the total number of calendar days in each quarter is 90.

We cannot predict the actual Indicative Note Value on any Valuation Date or the market value of your notes, nor can we predict the relationship between the Indicative Note Value and the market value of your notes at any time prior to the stated Maturity Date. The actual amount that a holder of the notes will receive at maturity or upon early repurchase or redemption, as the case may be, and the rate of return on the notes will depend on the actual Indicative Note Value on the relevant Valuation Date and the Investor Fee. Moreover, the assumptions on which the hypothetical returns are based, including the assumption that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Value are calculated quarterly, are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your notes, if any, on the stated Maturity Date, the relevant Repurchase Date or Redemption Date, as applicable, may be very different from the information reflected in the tables above.

The hypothetical examples above are provided for purposes of information only. The hypothetical examples are not indicative of the future performance of the Index Closing Level on any trading day or what the value of your notes may be. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the notes. The performance data shown above is for illustrative purposes only and does not represent the actual future performance of the notes.

The hypothetical returns and hypothetical payments on the notes shown above do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

JPMorgan Structured Investments —	PS-11
Daily Liquidity Notes Linked to the J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index

Historical Information

The following graph sets forth the historical performance of the Index based on the weekly Index Closing Levels from October 30, 2009 through January 4, 2013. The Index was created as of the close of business on October 30, 2009. The Index Closing Level on January 4, 2013 was 542.6294. We obtained the Index Closing Levels below from Bloomberg Financial Markets, without independent verification.

The historical levels of the Index should not be taken as an indication of future performance, and no assurance can be given as to the Index Closing Level on any Valuation Date. We cannot give you assurance that the performance of the Index will result in the return of any of your initial investment.

Supplemental Plan of Distribution

On the Inception Date, JPMS purchased from us $20,000,000 aggregate principal amount of notes at 100% of the Principal Amount per note. On the date of this reopening pricing supplement, JPMS purchased from us all of the additional notes at the Indicative Note Value per note as of that date. As of January 4, 2013, JPMS has sold $20,000,000 aggregate principal amount of notes, of which $6,488,000 aggregate principal amount of notes has been previously repurchased by us and has been or will be retired. Accordingly, as of January 4, 2013, $13,512,000 aggregate principal amount of notes are outstanding (excluding notes that have been repurchased and are expected to be retired). After giving effect to the issuance of the additional notes, $18,512,000 aggregate principal amount of notes will be outstanding (excluding notes that have been repurchased and are expected to be retired), of which $5,000,000 principal amount of notes will be held by JPMS. The additional notes may be offered and sold from time to time by JPMS at the Indicative Note Value as of the relevant Valuation Date. We will receive proceeds equal to 100% of the offering price of additional notes sold to JPMS on the date of this reopening pricing supplement. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes that are to be issued more than three business days prior to the related issue date will be required to specify alternative settlement arrangements to prevent failed settlement.

Reopening Issuances

We may, at our sole discretion, “reopen” the notes based on market conditions and Index Closing Levels at that time. These further issuances, if any, will be consolidated to form a single sub-series with the originally issued notes and will have the same CUSIP number and will trade interchangeably with the notes immediately upon settlement. The price of any additional offering will be determined at the time of pricing of that offering. We have no obligation to take your interests into account when deciding to issue additional notes. For more information on such additional offerings, see “General Terms of Notes —Reopening Issuances” in the accompanying product supplement no. 194-B-II.

Validity of the Notes

In the opinion of Davis Polk & Wardwell LLP, as our special products counsel, when the additional notes offered by this reopening pricing supplement have been executed and issued by us and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such notes will be our valid and binding obligations, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the additional notes and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated March 29, 2012, which was filed as an exhibit to a Current Report on Form 8-K by us on March 29, 2012.

JPMorgan Structured Investments —	PS-12
Daily Liquidity Notes Linked to the J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index

ANNEX A

FORM OF REPURCHASE NOTICE

To: dln_repurchase@jpmchase.com

Subject: Daily Liquidity Notes Linked to the J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index , CUSIP No. 48125XQW9

Ladies and Gentlemen:

The undersigned holder of JPMorgan Chase & Co.’s Medium-Term Notes, Series E, Daily Liquidity Notes Linked to the J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index due May 22, 2014, CUSIP No. 48125XQW9 (the “notes”) hereby irrevocably elects to exercise, with respect to the number of the notes indicated below, as of the date hereof, the right to have you repurchase such notes on the Repurchase Date specified below as described in the product supplement no. 194-B-II, as supplemented by the pricing supplement dated ______, 20__ relating to the notes (collectively, the “Supplement”). Terms not defined herein have the meanings given to such terms in the Supplement.

The undersigned certifies to you that it will (i) instruct its DTC custodian with respect to the notes (specified below) to book a delivery versus payment trade on the relevant Valuation Date with respect to the number of notes specified below at a price per note determined in the manner described in the Supplement, facing DTC 352 and (ii) cause the DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 am. New York City time, on the Repurchase Date.

Very truly yours,
[NAME OF HOLDER]

Name:
Title:
Telephone:
Fax:
Email:

Number of Notes surrendered for Repurchase:

Applicable Valuation Date: _________, 20__*
Applicable Repurchase Date: _________, 20__*

DTC # (and any relevant sub-account):

Contact Name:
Telephone:

Acknowledgment: I acknowledge that the notes specified above will not be repurchased unless all of the requirements specified in the Supplement are satisfied, including the acknowledgment by you or your affiliate of the receipt of this notice on the date hereof.

Questions regarding the repurchase requirements of your notes should be directed to dln_repurchase@jpmchase.com.

*Subject to adjustment as described in the Supplement.

JPMorgan Structured Investments —	PS-13
Daily Liquidity Notes Linked to the J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index

ANNEX B

J.P. Morgan Contag

Module A: Selection Methodology

Last Modified: December 20121

© All Rights Reserved

1 As of April 20, 2012, pursuant to the Extraordinary Event provisions set forth in the applicable module(s) that are read together with this Module A the Index Sponsor hereby amends this Module A in response to the CME’s announcement that it will amend the grade and quality specifications of the NYMEX New York Harbor No. 2 Heating Oil futures contract beginning with the May 2013 HO contract month. As a result of this Extraordinary Event, the Index Sponsor reserves the right to (a) cease publication of such Contag Index or (b) change Heating Oil to a Non-Deferring Contract. The Index Sponsor will announce such change on or prior to the first anniversary of this amendment. If the Index Sponsor does not make a change on or prior to the first anniversary of this amendment, the Index Sponsor will not make a change to the Index relating to Heating Oil without an additional Extraordinary Event.

      1. Contag

Contag refers to a methodology for selecting Futures Contracts (the “Selection Methodology”) and several strategies developed by J.P. Morgan (the “Contag Indices”) that utilise this methodology. The Selection Methodology uses the slope of the futures curve of certain specified commodities in order to select a particular Futures Contract in respect of each commodity in which to synthetically gain exposure. The Selection Methodology aims to select a Futures Contract with the highest level of Local Backwardation subject to certain constraints, all as further explained in more detail below.

      2. This Document

This document, Module A (Selection Methodology), explains the Selection Methodology. By itself this document does not define an index or product. The Selection Methodology will result in the determination of a Futures Contract for each Eligible Commodity (the “Contag Contract”) in which the relevant Contag Index will have synthetic exposure over the following month.

The determination of the level of a Contag Index will depend, amongst other things, on the selection of the Contag Contracts according to the Selection Methodology. Further modules will be used to describe other concepts or details of the Contag Indices and or modify concepts or details described herein for the purposes of a particular Contag Index. One or more of these modules should be read in conjunction with this document to obtain the full rules of the relevant Contag Index.

      3. Definitions

Capitalised terms used in this document should be interpreted according to the definitions given below. In many cases there is a further explanation of the term or concept in the body of this document.

Base Contract	means, in relation to an Eligible Commodity and a Relevant Month, a Futures Contract which is a member of the Base Set.

Base Set	means, in relation to an Eligible Commodity and a Relevant Month, a set of Futures Contracts which enter into the Selection Methodology for the determination of the Contag Contract.

Closest Dated Preceding Futures Contract	means, in relation to a Base Set and the ith Base Contract of the Base Set, the (i-1)th Base Contract.

Contag Contract	means, in relation to an Eligible Commodity and a Relevant Month, the Futures Contract selected by the Selection Methodology.

Contag Index or Contag Indices	means a family of commodity based strategies developed by J.P. Morgan that are dependent on the Selection Methodology.

Contract at Month Start	means, in relation to an Eligible Commodity and a Relevant Month, the Futures Contract with the earliest Delivery Month in the Base Set.

Contract Business Day	means, in relation to an Eligible Commodity and a Futures Contract, a day on which the Relevant Exchange for such Eligible Commodity is scheduled to be open for trading for its regular trading sessions and to publish a settlement price.

Contract Letter	means each letter listed in Table 2: Mapping of Contract Letter to Delivery Months), denoting the Delivery Month of a Futures Contract.

Contract Price	means, in relation to a Futures Contract and a Dealing Day, the settlement price in USD of such Futures Contract as published by the Relevant Exchange for such Dealing Day.

Contract Selection Date	means, in relation to each Relevant Month, the Dealing Day for which Contract Prices are observed in the Selection Methodology as specified in Section 4.1 (General) below.

Dealing Day	means a day on which the NYSE Euronext is scheduled to be open for trading for its regular trading session.

Deferring Commodities	means the Eligible Commodities set out as a Deferring Commodity in Table 3 (Eligible Commodities).

Delivery Month	means, in relation to a Futures Contract, the month in which such Futures Contract is due to expire, settle or be delivered as specified by the Relevant Exchange.

Disrupted Day	has the meaning given to it in Section 5 (Market Disruption) below.

Eligible Commodity	means each commodity listed on the Related Exchange
specified in Table 3: Eligible Commodities) below.

Eligible Contract	means, in relation to an Eligible Commodity and a Relevant Month, a Futures Contract which is eligible to be selected as the Contag Contract as determined in Section 4.4 (Eligible Contracts) below.

Eligible Set	means, in relation to an Eligible Commodity and a Relevant Month, a set of Eligible Contracts.

Futures Contract	means a contract for delivery of an Eligible Commodity which is associated with a Delivery Month.

Index Calculation Agent	means, JPMorgan Global Index Research Group (“GIRG”), a separate division of J.P. Morgan Securities LLC, which will use only employees of JPMorgan Chase Bank, National Association for purposes of calculating the Contag Indices. The Index Calculation Agent is appointed by the Index Sponsor to calculate and maintain the Index from and until such time that the Index Sponsor terminates its relationship with the current Index Calculation Agent and appoints a successor index calculation agent.

Index Sponsor	means J.P. Morgan Securities plc. The Index Sponsor will maintain all ownership rights, expressed or otherwise, with respect to the Contag Indices, including the ability to license, sell or transfer any or all of its ownership rights with respect to any Contag Index, including but not limited to terminating and appointing any successor Index Calculation Agent.

J.P. Morgan	means J.P. Morgan Securities plc, any affiliate, subsidiary of nominated successor thereof.

Limit Price	means, in relation to a Dealing Day and a Contract Price, the maximum or minimum price allowed for that Futures Contract by the Relevant Exchange on such day.

Liquid Contract Months	means, in relation to an Eligible Commodity that is a Deferring Commodity, the Futures Contracts listed as such in Table 3: Eligible Commodities).

Local Backwardation	means, in respect of a Futures Contract (Fi), a measure of the degree of backwardation between Fi and the Closest Dated Preceding Futures Contract (Fi-1) as further defined in Section 4.2 (Local Backwardation) below.

Market Disruption	means the occurrence of a Disrupted Day, as described in Section 5 (Market Disruptions) below.

Most Backwardated Contract	means, in relation to an Eligible Set, the Eligible Contract with the highest Local Backwardation.

Non-Deferring Commodity	means an Eligible Commodity which is not a Deferring Commodity as set out in Table 3 (Eligible Commodities) below.

Previously Selected Contract	means, in relation to a Relevant Month and an Eligible Commodity, the Contag Contract for such Eligible Commodity for the month immediately preceding the Relevant Month.

Relevant Exchange	means, in respect of an Eligible Commodity, the exchange on which such Futures Contract is listed as specified in Table 3 (Eligible Commodities), or any successor to such exchange.

Relevant Month	means the calendar month in respect of which the Selection Methodology is determining the Contag Contracts.

Selection Methodology	means the algorithmic process described in this document for the selection of Contag Contracts.

Significant Benefit Test	means the test set out in Section 4.5.3 (Significant Benefit Test) to decide if the Most Backwardated Contract shall be the Contag Contract.

      4. Methodology

4.1     General

The Selection Methodology is an algorithmic process which determines, in respect of each calendar month (the “Relevant Month”) and each Eligible Commodity, the Contag Contract. The Contag Contract is selected from the Eligible Contracts in respect of such Eligible Commodity for such Relevant Month. This selection is based on Contract Prices for the last Dealing Day of the calendar month immediately preceding the Relevant Month (the “Contract Selection Date” for the Relevant Month).

The Selection Methodology may be described as “backwardation-seeking”. The methodology aims (subject to various constraints) to select the Futures Contract which has the highest Local Backwardation based on the Contract Price for a Futures Contract on the Contract Selection Date compared to the Contract Price for the Closest Dated Preceding Futures Contract.

4.2     Local Backwardation

When looking at the Contract Prices of Futures Contracts in relation to an Eligible Commodity the term “backwardation” is used to refer to the situation where Futures Contracts with a Delivery Month further in time have lower Contract Prices than Futures Contracts with a Delivery Month closer in time. If plotted on a graph the curve of the Contract Prices of the Futures Contracts of an Eligible Commodity would be down-sloping.

In the Selection Methodology the term Local Backwardation is used as a measure of the degree of backwardation for the ith Base Contract (Fi) in the Base Set compared to the preceding Base Contract (Fi-1) in the Base Set (the “Closest Dated Preceding Futures Contract”).

Subject to the occurrence of a Market Disruption and in respect of a Relevant Month, Local Backwardation in respect of the ith Base Contract in the Base Set (Fi) is determined by the Index Calculation Agent in accordance with the following formula:

where:

Level(Fi)	means the Contract Price of the ith Base Contract in the Base Set (Fi) on the Contract Selection Date in respect of the Relevant Month;

Level(Fi-1)	means the Contract Price of the (i-1)th Base Contract in the Base Set (Fi-1) on the Contract Selection Date in respect of the Relevant Month; and

m	means the number of calendar months from and including the Delivery Month of Fi-1 to but excluding the Delivery Month of Fi. If the Delivery Months of Fi-1 and Fi are consecutive, m shall be 1.

Local Backwardation cannot be determined for the first Base Contract in a Base Set (F1) since there is no Closest Dated Preceding Futures Contract in the Base Set.

4.3     The Base Set

In respect of each Relevant Month and for each Eligible Commodity, only certain Futures Contracts may be considered by the Selection Methodology. These Futures Contracts comprise the Base Set and each such Futures Contract in the Base Set is a Base Contract.

The Base Set shall be determined by reference to Table 1 (Futures Contracts entering into the Base Set) below.

Each row of Table 1 gives information about an Eligible Commodity. Under the heading “Contract at Month Start” are 12 columns, corresponding (from left to right) to each calendar month from, and including, January to, and including, December. The entries in the columns are single uppercase letters (each a “Contract Letter”). Each

Contract Letter relates to a month which is detailed in Table 2 (Mapping of Contract Letter to Delivery Months) below and such month is the Delivery Month of a Futures Contract. Reading from left to right in Table 1 the Delivery Month is increasing through the year, so that where the Delivery Month in the columns towards the right of the table moves from a later month e.g. Z (December) to an earlier month e.g. F (January) the Delivery Month refers to that month in the year immediately following the year in which the Relevant Month falls.

Eligible Commodity (Relevant Exchange)	Contract at Month Start

	J	F	M	A	M	J	J	A	S	O	N	D
	a	e	a	p	a	u	u	u	e	c	o	e
	n	b	r	r	y	n	l	g	p	t	v	c
WTI Crude Oil (NYMEX)	G	H	J	K	M	N	Q	U	V	X	Z	F
Brent Crude Oil (ICE)	H	J	K	M	N	Q	U	V	X	Z	F	G
Heating Oil (NYMEX)	G	H	J	K	M	N	Q	U	V	X	Z	F
Gas Oil (ICE)	G	H	J	K	M	N	Q	U	V	X	Z	F
RBOB Gasoline (NYMEX)	G	H	J	K	M	N	Q	U	V	X	Z	F
Natural Gas (NYMEX)	G	H	J	K	M	N	Q	U	V	X	Z	F
Wheat (CBOT)	H	H	K	K	N	N	U	U	Z	Z	Z	H
Kansas Wheat (KCBOT)	H	H	K	K	N	N	U	U	Z	Z	Z	H
Soybeans (CBOT)	H	H	K	K	N	N	X	X	X	X	F	F
Corn (CBOT)	H	H	K	K	N	N	U	U	Z	Z	Z	H
Coffee (NYBOT)	H	H	K	K	N	N	U	U	Z	Z	Z	H
Sugar (NYBOT)	H	H	K	K	N	N	V	V	V	H	H	H
Cotton (NYBOT)	H	H	K	K	N	N	Z	Z	Z	Z	Z	H
Cocoa (NYBOT)	H	H	K	K	N	N	U	U	Z	Z	Z	H
Aluminium (LME)	G	H	J	K	M	N	Q	U	V	X	Z	F
Copper (LME)	G	H	J	K	M	N	Q	U	V	X	Z	F
Lead (LME)	G	H	J	K	M	N	Q	U	V	X	Z	F
Nickel (LME)	G	H	J	K	M	N	Q	U	V	X	Z	F
Zinc (LME)	G	H	J	K	M	N	Q	U	V	X	Z	F
Gold (COMEX)	G	J	J	M	M	Q	Q	Z	Z	Z	Z	G
Silver (COMEX)	H	H	K	K	N	N	U	U	Z	Z	Z	H
Lean Hogs (CME)	G	J	J	M	M	N	Q	V	V	Z	Z	G
Live Cattle (CME)	G	J	J	M	M	Q	Q	V	V	Z	Z	G
Feeder Cattle (CME)	H	H	J	K	Q	Q	Q	U	V	X	F	F
Copper (COMEX)	H	H	K	K	N	N	U	U	Z	Z	Z	H
Soybean Oil (CBOT)	H	H	K	K	N	N	Z	Z	Z	Z	F	F
Soybean Meal (CBOT)	H	H	K	K	N	N	Z	Z	Z	Z	F	F

Table 1: Futures Contracts entering into the Base Set

Contract	F	G	H	J	K	M	N	Q	U	V	X	Z
Letter
Delivery	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
Month

Table 2: Mapping of Contract Letter to Delivery Months

The Base Set in respect of each Eligible Commodity shall comprise (i) the Futures Contract indicated as the “Contract at Month Start” in Table 1 above for the Relevant Month and (ii) each Futures Contract indicated for each subsequent month from, but excluding, the Relevant Month to, and including, the month falling 12 months after the Relevant Month.

Example 1: for the Eligible Commodity WTI Crude Oil (NYMEX) and the Relevant Month of January 2009, the Base Set shall consist of the 13 Futures Contracts with Delivery Months of February 2009 (the Contract at Month Start for the Relevant Month), March 2009, April 2009, May 2009, June 2009, July 2009, August 2009, September 2009, October 2009, November 2009, December 2009, January 2010 and February 2010.

Although the Base Set considers the Futures Contracts for the 13 calendar months from and including the Relevant Month to and including the month falling 12 months after the Relevant Month, the number of Base Contracts in the Base Set may be less than 13 (as in Example 2 below). The number of Base Contracts in the Base Set can be determined by considering the number of different Contract Letters in the row relevant to an Eligible Commodity in Table 1 (Futures Contracts entering into the Base Set) above.

Example 2: for the Eligible Commodity Corn (CBOT) and the Relevant Month of January 2009, the Base Set shall consist of the 6 Futures Contracts with Delivery Months of March 2009 (the Contract at Month Start for the Relevant Month), May 2009, July 2009, September 2009, December 2009 and March 2010.

The Base Contracts contained in the Base Set shall be enumerated from 1 (the nearest-dated Base Contract in the Base Set) to i (the farthest-dated Base Contract in the Base Set) where i is the size of the Base Set. In Example 1 above, the February 2009 Base Contract shall be numbered 1 and the February 2010 Base Contract shall be numbered 13. In Example 2 above, the March 2009 Base Contract shall be numbered 1 and the March 2010 Base Contract shall be numbered 6.

4.4     Eligible Contracts

Once the Base Set in respect of an Eligible Commodity is determined the Index Calculation Agent will then determine a subset of the Base Set called the Eligible Set in accordance with paragraphs 4.4.1 (Deferring Commodity) and 4.4.2 (Non-Deferring Commodity) below. Each Futures Contract which is a member of such subset is an Eligible Contract.

Each Eligible Commodity is classified as either a Deferring Commodity or a Non-Deferring Commodity as specified in Table 3 (Eligible Commodities) below.

          4.4.1 Deferring Commodity

In respect of Deferring Commodities, the Eligible Contracts are the Base Contracts which are:

(1)	not earlier than the second Base Contract in the Base Set (F2); and

(2)	either with a Delivery Month:

	(a)	not more than 6 months following the Relevant Month; or

	(b)	more than 6 months following the Relevant Month and included in the list of Liquid Contract Months for the Eligible Commodity as specified in Table 3 (Eligible Commodities) below.

4.4.2 Non-Deferring Commodity

In respect of Non-Deferring Commodities, the Contract at Month Start for the month immediately following the Relevant Month shall be the only Eligible Contract in the Eligible Set.

4.5     Contag Contracts

          4.5.1 The Previously Selected Contract

In respect of each Eligible Commodity, the Previously Selected Contract shall mean the Contag Contract for such Eligible Commodity for the month immediately preceding the Relevant Month.

          4.5.2 The Most Backwardated Contract

In respect of each Eligible Commodity, the Local Backwardation shall be calculated for each Eligible Contract in the Eligible Set. When determining the Local Backwardation for an Eligible Contract the Closest Dated Preceding Futures Contract in relation to such Eligible Contract shall be the Base Contract immediately preceding the Eligible Contract in the Base Set.

The Eligible Contract with the highest Local Backwardation shall be the Most Backwardated Contract for the relevant Eligible Commodity.

          4.5.3 Significant Benefit Test

In cases where the Previously Selected Contract is an Eligible Contract in the Eligible Set for the Relevant Month, the Significant Benefit Test is intended to determine that the Contag Contract should change from one Relevant Month to the next Relevant Month, only where the increase in Local Backwardation by changing the exposure of the Contag Index to the Most Backwardated Contract significantly increases the Local Backwardation.

The Index Calculation Agent shall determine whether the Significant Benefit Test is passed as follows:

The Significant Benefit Test is considered to be passed if either:

(1)	FPS is not in the Eligible Set; or

(2)	the following inequality is true:

Local Backwardation(FMB ) > Local Backwardation(FPS ) + SBT

where:
	FPS	means the Previously Selected Contract;
	FMB	means the Most Backwardated Contract; and
	SBT	means the “Significant Benefit Threshold” and is equal to 0.005.

If the Previously Selected Contract and the Most Backwardated Contract are the same Futures Contract the Significant Benefit Test will fail.

          4.5.4 Choice of Contag Contract

In respect of an Eligible Commodity, the Contag Contract in respect of the Relevant Month shall be selected as follows:

If the Significant Benefit Test is passed the Contag Contract shall be the Most Backwardated Contract otherwise it shall be the Previously Selected Contract.

4.6     Eligible Commodities

Eligible Commodity	Relevant Exchange	Deferring	Liquid Contract Months
Commodity
(D) or Non-
Deferring
Commodity
(N)
WTI Crude Oil	NYMEX	D	Z
RBOB Gasoline	NYMEX	D	None
Heating Oil	NYMEX	D	None[2]
Natural Gas	NYMEX	D	F, H, J, V
Brent Crude Oil	ICE	D	Z
Gas Oil	ICE	D	M, Z

Gold	COMEX	N	Not Applicable
Silver	COMEX	N	Not Applicable
Copper	COMEX	D	None

Aluminium	LME	D	Z
Copper	LME	D	Z
Lead	LME	D	Z
Nickel	LME	D	Z
Zinc	LME	D	Z

Corn	CBOT	D	Z
Soybeans	CBOT	D	X
Wheat	CBOT	D	N, Z
Soybean Oil	CBOT	D	Z
Soybean Meal	CBOT	D	Z
Kansas Wheat	KCBOT	D	N, Z
Cocoa	NYBOT	D	None
Coffee	NYBOT	D	None
Cotton	NYBOT	N	Not Applicable
Sugar	NYBOT	D	H

Feeder Cattle	CME	N	Not Applicable
Lean Hogs	CME	N	Not Applicable
Live Cattle	CME	D	None

Table 3: Eligible Commodities

      5. Market Disruptions

If, on any Contract Selection Date, any of the conditions (i) to (iii) below apply to a Futures Contract due to comprise the Base Set then such day shall be regarded as a Disrupted Day in respect of that Futures Contract and this shall constitute a Market Disruption for such Futures Contract:

(i)	such Contract Selection Date is not a Contract Business Day with respect to such Futures Contract;
(ii)	the Contract Price of such Futures Contract on such Contract Selection Date is a Limit Price; or
(iii)	no Contract Price is available for the Futures Contract on such Contract Selection Date.

If a Market Disruption exists in respect of a Futures Contract due to comprise the Base Set the Selection Methodology will be adjusted by the Index Calculation Agent as follows:

2 Prior to the Roll Period occurring in May 2012, the Eligible Set for Heating Oil included the June (M) and December (Z) as Liquid Contract Months pursuant to Section 4.4.1 (1)(b) of this Module A. With respect to any Roll Period occurring on or after May 2012, the Eligible Set for Heating Oil will not include any Liquid Contract Months specified in 4.4.1(1)(b).

A) in cases (i) and (iii) above, the Selection Methodology will treat the Contract Price for such Contract Selection Date as being equal to the Contract Price for the relevant Futures Contract which was available on the Dealing Day immediately preceding the Contract Selection Date and on which no Market Disruption occurred. If no such Contract Price exists then that particular Futures Contract will be excluded from the Base Set and the Selection Methodology will otherwise remain unaltered; or

B) in case (ii) the Selection Methodology will not be modified and the Contract Price for such Contract Selection Date shall be the Limit Price.

J.P. Morgan Contag
Module B: J.P. Morgan Contag Beta Indices

Last Modified December 2012

© All Rights Reserved

      1. Contag

Contag refers to a methodology for selecting Futures Contracts (the “Selection Methodology”) and several strategies developed by J.P. Morgan (the “Contag Indices”) that utilise this methodology. The Selection Methodology uses the slope of the futures curve of certain specified commodities in order to select a particular Futures Contract in respect of each commodity in which to synthetically gain exposure. The Selection Methodology aims to select a Futures Contract with the highest level of Local Backwardation subject to certain constraints, all as further explained the document “J.P. Morgan Contag Module A: Selection Methodology”).

      2. This Document

This document, Module B (J.P. Morgan Contag Beta Indices), explains the construction of the J.P. Morgan Contag Beta Indices (the “Contag Beta Indices”). By itself this document does not define an index or product. A Contag Beta Index is a notional rules-based proprietary commodity index reflecting an unleveraged, long only synthetic exposure to commodities by reference to Futures Contracts selected by the Selection Methodology.

This document should be read in conjunction with the document “J.P. Morgan Contag Module A: Selection Methodology” (the “Selection Methodology Document”). The index construction explained in this document is of a general form, with certain concepts or particulars left unspecified (for example, the values of the Commodity Weights). Other modules will be used to specify these particulars (each an “Externally Specified Particular”). One or more modules should be read in conjunction with this document and the Selection Methodology Document to obtain the full rules of the relevant Contag Index. Throughout this document, “Index” shall refer to a Contag Beta Index. Each Contag Beta Index shall have a further module setting out the Index Name and any Externally Specified Particulars or other details required by the Index Calculation Agent to determine the Index Level.

This document may be amended or supplemented from time to time at the discretion of the Index Sponsor and will be re-published no later than thirty (30) calendar days following such amendment or supplement.

This document is published by J.P. Morgan Securities plc (“JPMS”) of 25 Bank Street , London EC14 5JP, UK in its capacity as Index Sponsor. A copy of this document is available from the Index Sponsor.

ALL PERSONS READING THIS DOCUMENT SHOULD REFER TO THE RISK FACTORS, DISCLAIMERS AND CONFLICTS SECTIONS SET OUT AT THE END OF THIS DOCUMENT AND CONSIDER THE INFORMATION CONTAINED IN THIS DOCUMENT IN LIGHT OF SUCH RISK FACTORS, DISCLAIMERS AND CONFLICTS.

NOTHING HEREIN CONSTITUTES AN OFFER TO BUY OR SELL ANY SECURITIES, PARTICIPATE IN ANY TRANSACTION OR ADOPT ANY INVESTMENT STRATEGY OR LEGAL, TAX, REGULATORY OR ACCOUNTING ADVICE.

Each of the Index Sponsor, the Index Calculation Agent and their affiliates may have positions or engage in transactions in securities or other financial instruments based on or indexed or otherwise related to the Contag Beta Indices.

      3. Definitions

Capitalised terms used in this document should be interpreted according to the definitions given below. In many cases there is a further explanation of the term or concept in the body of this document. All terms listed under the Definitions section in the Selection Methodology Document shall be deemed to have the same meaning in this document. In the event of a conflict between definitions used in the Selection Methodology Document and this document, the term used herein shall prevail.

Unless otherwise specified, references to “Sections” or “Tables” in this Document shall mean sections or tables in this Document.

The following terms are defined as follows:

Change in Law	means:

	(a)	due to:

(i)	the adoption of, or any change in, any applicable law, regulation, rule or order (including, without limitation, any tax law); or

(ii)	the promulgation of, or any change in, the interpretation, application, exercise or operation by any court, tribunal, regulatory authority, exchange or trading facility or any other relevant entity with competent jurisdiction of any applicable law, rule, regulation, order, decision or determination (including, without limitation, as implemented by the CFTC or exchange or trading facility), in each case occurring on or after the Initial Index Day, in each case, the Index Sponsor determines in good faith that it is contrary (or, upon adoption, it will be contrary) to such law, rule, regulation, order, decision or determination for any market participants that are brokers or financial intermediaries (individually or collectively) to purchase, sell, enter into, maintain, hold, acquire or dispose of any Futures Contracts or any transaction referencing any Futures Contract (in whole or in part) (in the aggregate on a portfolio basis or incrementally on a trade by trade basis) including (without limitation) if such Futures Contract (in whole or in part) are (or, but for the consequent disposal thereof, would otherwise be) in excess of any allowable position limit(s) applicable to any market participants that are brokers or financial intermediaries (individually or collectively) in relation to any Futures Contract traded on any exchange(s) or other trading facility; or

	(b)	the occurrence or existence of any:

	(i)	suspension or limitation imposed on trading commodities futures contracts (including, without limitation the Futures Contracts); or

	(ii)	any other event that causes trading in commodity futures contracts (including, without limitation Futures Contracts) to cease;

Commodity Weight		means, in respect of an Eligible Commodity and each Weights Period, a decimal number representing the number of units of that Eligible Commodity in the Nominal Basket used in the calculation of the Index Level. The Commodity Weights are Externally Specified Particulars;

means, in respect of Dealing Day d and Eligible Commodity c, the Commodity Weight in respect of the Weights Period in which such Dealing Day falls;

means, in respect of Dealing Day d and Eligible Commodity c, the Commodity Weight in respect of the Weights Period for the month immediately preceding the Relevant Month in which such Dealing Day falls.

Contag Beta Index	see Section 2 (This Document);

means the Contract Price on Dealing Day vd (the “Valuation Day”) of the Incoming Contract for Dealing Day cd (the “Composition Day”) for Eligible Commodity c;

means the Contract Price on Dealing Day vd (the “Valuation Day”) of the Outgoing Contract for Dealing Day cd (the “Composition Day”) for Eligible Commodity c;

see Section 5.3 (Contract Roll Weights);

see Section 5.3 (Contract Roll Weights);

Current Month	means, in relation to a Dealing Day d, the calendar month in which such day falls;

Externally Specified Particular	means any value or parameter used in this document but not specified. Such values or parameters will be specified in other modules;

Incoming Contract	means, in respect of an Eligible Commodity and Dealing Day d, the applicable Contag Contract for the Current Month;

Index	means a particular Contag Beta Index comprising the applicable modules as specified in another relevant module and bearing the Index Name specified in such relevant module;

Initial Index Day	means the first date in respect of which values of the Index are published by the Index Calculation Agent. The Initial Index Day is an Externally Specified Particular;

Initial Index Level	means the level of the Index on the Initial Index Day. The Initial Index Level is an Externally Specified Particular;

Index Level	means in respect of each Dealing Day, and subject to the occurrence of a Market Disruption, a decimal value published by the Index Calculation Agent in accordance with Section 5.6 (The Index Level);

Index Name	means the name by which the Index is identified. The Index Name is an Externally Specified Particular;

Index Ticker	means a Bloomberg™ ticker which identifies the Index. The Index Ticker is an Externally Specified Particular;

Investment Return (“IR”)	see Section 5.6 (The Index Level);

New Normalising Constant	see Section 5.2 (Normalising Constant)

New Weights Period	see Section 5.2 (Normalising Constant);

Nominal Basket	see Section 5.6 (Nominal Basket);

Normalising Constant (“NC”)	see Section 5.2 (Normalising Constant);

Old Normalising Constant	see Section 5.2 (Normalising Constant);

Old Weights Period	see Section 5.2 (Normalising Constant);

Outgoing Contract	means, in respect of an Eligible Commodity and Dealing Day d, the applicable Contag Contract for the Previous Month;

Previous Month	means, in relation to a Dealing Day d, the calendar month immediately preceding the Current Month;

Roll Period	means, with respect to any Relevant Month, the sequence of Dealing Days over which the exposure of the Index is rolled from the Outgoing Contracts to the Incoming Contracts. See Section 5.3 (Contract Roll Weights);

Roll Period Starting Day	means an integer indicating the first Dealing Day of any Roll Period. The Roll Period Starting Day is an Externally Specified Particular;

Roll Period Length	means an integer indicating the length of the Roll Period measured in Dealing Days. The Roll Period Length is an Externally Specified Particular;

Rules	means, with respect to any transaction linked to the Index, the modules which comprise the Index;

Selection Methodology Document	“J.P. Morgan Contag Module A: Selection Methodology”; and

Weights Period	A period of one or more calendar months for which a set of Commodity Weights are applicable. Each Weights Period will start with the first calendar day of a month and end with the last calendar day of the same or any subsequent month. The Weights Period(s) is an (are) Externally Specified Particular(s).

      4. Index Construction Overview

The Index captures the return of the synthetic exposure to the Contag Contract for each Eligible Commodity during each Relevant Month, including the effect of the monthly composition change of the Index due to the roll from the Contag Contract for each Eligible Commodity for a Relevant Month to the Contag Contact for each Eligible Commodity for the next Relevant Month. The Index is constructed as an excess return index.

Subject to the occurrence of a Market Disruption, the Index Calculation Agent shall calculate and publish the Index Level in respect of each Dealing Day, rounded to 4 decimal places, on a Bloomberg page and the Bloomberg website and the Index Level shall be identified by the Index Ticker.

The Index Level shall be determined in respect of each Dealing Day d (the Index Level on such Dealing Day being Indexd) and is determined by reference to the Index Level published in respect of the immediately preceding Dealing Day (Indexd-1 and Dealing Day d-1 respectively) and the notional return on the exposure of the Index to the relevant Contag Contracts from the close of business on the Relevant Exchanges on Dealing Day d-1 to the close of business on the Relevant Exchanges on Dealing Day d. This notional return is measured by reference to the Contract Prices of the Contag Contracts on such Dealing Days. Where one or more Relevant Exchanges is closed on a Dealing Day, this will constitute a Market Disruption and the Contract Prices of the affected Eligible Commodities will be determined in accordance with Section 7 (Market Disruptions).

Each month the Selection Methodology will determine the Contag Contracts to which the Index should be synthetically exposed. When a new Contag Contract is selected on a Contract Selection Date, the Index transfers its synthetic exposure from the Previously Selected Contract to the new Contag Contract. In order to limit the possible adverse impact on the Index Level of trading out of the Previously Selected Contract and into the new Contag Contract, the exposure is transferred gradually in equal percentages per Dealing Day over the Roll Period, as explained in Section 5.3 (Contract Roll Weights).

      5. Calculation of the Index

5.1      Commodity Weights

For an Eligible Commodity and each Weights Period, the Commodity Weight is a decimal number representing the number of units of that Eligible Commodity in the Nominal Basket used in the calculation of the Index Level.

5.2      Normalising Constant

The Normalising Constant is a number associated with each Weights Period, which is an adjustment to allow for the fact that the Commodity Weights change from one Weights Period to the next. The Commodity Weights are not percentage weights which would always sum to 100% and accordingly changes in the Commodity Weights may have the unintended side effect of increasing or decreasing the total weight of the Nominal Basket which in turn could distort the intended rate of rolling from the Outgoing Contracts to the Incoming Contracts.

A new Normalising Constant (“New Normalising Constant”) is determined by the Index Calculation Agent with respect to each Weights Period (the “New Weights Period”) based on:

(a)	the Contract Prices on the Dealing Day immediately preceding the first Dealing Day of the first Roll Period of the New Weights Period;

(b)	the Commodity Weights for (i) the New Weights Period and (ii) the Weights Period immediately preceding the New Weights Period (the “Old Weights Period”); and

(c)	the Normalising Constant associated with the Old Weights Period (the “Old Normalising Constant”).

The New Normalising Constant is applicable to the whole of the New Weights Period. During the first Roll Period of the New Weights Period, the Nominal Basket will be based on a combination of the Commodity Weights for the Old Weights Period and the Commodity Weights for the New Weights Period.

The weight given to the Outgoing Contracts is adjusted by the ratio of the New Normalising Constant to the Old Normalising Constant as described further in Section 5.5 (The Nominal Basket).

The Normalising Constant:

(a)	for the Weights Period following the Initial Index Day is 1000; and thereafter

(b)	for a New Weights Period is determined by the Index Calculation Agent as follows:

Where:

NCnew	means the New Normalising Constant;

NCold	means the Old Normalising Constant, being 1000 if the Old Weights Period is the first Weights Period;

means the Commodity Weight Incoming in respect of Eligible Commodity c and Dealing Day d;

means the Commodity Weight Outgoing in respect of Eligible Commodity c and Dealing Day d; and

means the Contract Price Outgoing in respect of Eligible Commodity c with Composition Day d and Valuation Day d-1.

d	means the first Dealing Day of the first Roll Period of the New Weights Period

5.3      Contract Roll Weights

In respect of an Eligible Commodity c and a Dealing Day d, each of the Contract Roll Weight Incoming and Contract Roll Weight Outgoing is a number between 0.0 and 1.0, representing the fraction of d the weight for that Eligible Commodity given to the Incoming Contract and the Outgoing Contract respectively and is calculated by the Index Calculation Agent in accordance with the below. It is always the case that .

The exposure of the Index to the Contag Contract in respect of an Eligible Commodity is rolled from the Outgoing Contract to the Incoming Contract over the course of a Roll Period. The Roll Period is a period of consecutive Dealing Days during each Relevant Month from, and including, the Roll Period Starting Day and continuing for a specified number of Dealing Days following such Roll Period Starting Day, being the “Roll Period Length”.

(i) The Contract Roll Weight on any Dealing Day in a Roll Period

The Contract Roll Weights on each i-th Dealing Day (di) of the Roll Period for a Relevant Month (where i is between 1 and Roll Period Length, inclusive) are determined by the Index Calculation Agent as follows:

where:

means the Contract Roll Weight Incoming for Eligible Commodity c and Dealing Day di;

means the Contract Roll Weight Outgoing for Eligible Commodity c and Dealing Day di; and

di	means the i-th Dealing Day of the Roll Period.

(ii) The Contract Roll Weight on any Dealing Day which is not in the Roll Period

The Contract Roll Weights on each Dealing Day d which is not during the Roll Period for a Relevant Month are determined by the Index Calculation Agent as follows:

     (a) in respect of any Dealing Day d of the Relevant Month prior to the Roll Period Starting Day for such Relevant Month:

     (b) in respect of any Dealing Day d of the Relevant Month following the last Dealing Day of the Roll Period for such Relevant Month:

Example 1: if the Roll Period Starting Day is 3 and the Roll Period Length is 4 then the Roll Period will run for 4 Dealing Days from the 3rd Dealing Day of the Relevant Month inclusive. In the absence of Market Disruptions, the Contract Roll Weights would be as shown in Table 1 immediately below:

Table 1
Dealing Day of the Relevant Month (d)
1	1.00	0.00
2	1.00	0.00
3 (Roll Period Starting Day)	0.75	0.25
4	0.50	0.50
5	0.25	0.75
6 (last Dealing Day of Roll Period)	0.00	1.00
7	0.00	1.00
8	0.00	1.00
etc.	etc.	etc.

5.4      Adjustment of the roll for Disrupted Days

If any Dealing Day during the Roll Period is a Disrupted Day for either an Incoming Contract or an Outgoing Contract, then the portion of the roll which was scheduled to take place on that Dealing Day for the affected Eligible Commodity shall be postponed until the next following Dealing Day which is not a Disrupted Day for either of the Incoming Contract or Outgoing Contract in respect of such Eligible Commodity, irrespective of whether such day is already a day on which a portion of the roll is scheduled to take place.

Example 2: if the Roll Period Starting Day is 3 and the Roll Period Length is 4, and the 3rd and 4th Dealing Days of the Relevant Month are Disrupted Days for Corn (CBOT). Then the Contract Roll Weights for Corn (CBOT) would be as shown in Table 2 immediately below:

Table 2
Dealing Day of the Relevant Month (d)
1	1.00	0.00
2	1.00	0.00
3 (Roll Period Starting Day that is a Disrupted Day)	1.00	0.00
4 (Disrupted Day)	1.00	0.00
5	0.25	0.75
6 (last Dealing Day of Roll Period)	0.00	1.00
7	0.00	1.00
8	0.00	1.00
etc.	etc.	etc.

5.5      The Nominal Basket

The Nominal Basket is a nominal basket of Futures Contracts representing the synthetic exposure of the Index. Associated with each Dealing Day cd (the “composition day”, i.e. the day in respect of which the Nominal Basket is composed) is a particular composition of the Nominal Basket. Furthermore, associated with each Dealing Day vd (the “valuation day”, i.e. the day on which the Nominal Basket is valued) is a level of the Nominal Basket composed in respect of Dealing Day cd, defined as follows:

Where:

NBcd (vd)	means the level of the Nominal Basket composed in respect of Dealing Day cd, valued as at Dealing Day vd;

NCO	means the Normalising Constant in respect of the Weights Period including the Previous Month as at Dealing Day cd;

NCI	means the Normalising Constant in respect of the Weights Period including the Current Month as at Dealing Day cd;

c	means an Eligible Commodity, where the summation signs ( ∑ ) indicate summation over all Eligible Commodities;

cd	means the Dealing Day in respect of which the Nominal Basket is composed; and

vd	means the Dealing Day in respect of which the Nominal Basket is valued.

5.6      The Index Level

The Index Level on the Initial Index Day is the Initial Index Level.

In respect of each Dealing Day d following the Initial Index Day, the Index Level will be determined by the Index Calculation Agent, representing the cumulative effect of the Investment Return since the Initial Index Day, in accordance with the following formula:

Indexd = Indexd-1 × (1 + IRd)

where
means the Investment Return for Dealing Day d, which is determined by the Index Calculation Agent in accordance with the following formula:
IRd

Where:

NAId-1	means the Nominal Amount Invested as at Dealing Day d – 1;

NARd	means the Nominal Amount Returned as at Dealing Day d;

Nominal Amount Invested as at Dealing Day d – 1	means NBd-1 (d -1), that is, the level of the Nominal Basket composed in respect of Dealing Day d-1, valued as at Dealing Day d-1; and

Nominal Amount Returned as at Dealing Day d	means NBd-1 (d), that is, the level of the Nominal Basket composed in respect of Dealing Day d-1, valued as at Dealing Day d.

      6. Publication

Subject to the occurrence or existence of a Market Disruption, the Index Calculation Agent shall calculate and publish the Index Level in respect of each Dealing Day (although the Index Calculation Agent may calculate the Index Level with greater frequency and share this calculation with its affiliates for internal purposes).

The Index Level will be published on a Bloomberg page and the Bloomberg website at the pages indicated by the Index Ticker.

The Index Level shall be published to 4 decimal places.

      7. Market Disruptions

The impact of Market Disruption with respect to:

(a)	the roll is addressed in Section 5.4 (Adjustment of the roll for Disrupted Days); and

(b)	the valuation of the Nominal Basket and the calculation of the Normalising Constant is addressed by the Index Calculation Agent (i) taking all published Contract Prices in respect of such day; and (ii) the most recently published Contract Prices for those Futures Contracts for which no Contract Price is published by the Relevant Exchange on the Dealing Day in question.

      8. Extraordinary Events

8.1      Successor Futures Contract

If any Futures Contract is:

(a)	not quoted by the Relevant Exchange but by a successor exchange acceptable to the Index Sponsor; or

(b)	replaced by a successor futures contract referencing, in the determination of the Index Sponsor, a substantially similar commodity as used in the relevant Futures Contract,

then in each case that successor futures contract (the “Successor Futures Contract”) shall replace the relevant Futures Contract and the Index Sponsor shall determine in good faith the adjustments to the Rules set out herein, as it determines appropriate, to account for such change.

8.2      Change in Law/ Inaccurate Contract Prices

Without prejudice to the ability of the Index Sponsor to amend the Rules (see Section 2 (This Document) above), the Index Sponsor may, acting in good faith and in a commercially reasonable manner:

(a)	exclude; or

(b)	substitute,

any Futures Contract following the occurrence (and/or continuation) of a Change in Law or in circumstances where it considers it reasonably necessary to do so to reflect the intention of the Contag Beta Indices, including (without prejudice to the generality of the foregoing) any perception among market participants generally that the published price of the relevant Futures Contract is inaccurate (and the Relevant Exchange fails to correct such level), and if it so excludes or substitutes any Futures Contract, then the Index Sponsor may adjust the Rules as it determines in good faith to be appropriate to account for such exclusion or substitution on such date(s) selected by the Index Sponsor. The Index Calculation Agent is under no obligation to continue the calculation and publication of any Contag Beta Indices upon the occurrence or existence of a Change in Law; and the Index Calculation Agent and Index Sponsor may decide to cancel any Contag Beta Indices if they determine, acting in good faith, that the objective of the relevant Contag Beta Indices can no longer be achieved.

8.3      Material change to Futures Contract, cancellation or non-publication

If, at any time, any Relevant Exchange:

(a)	announces that it will make a material change to any Futures Contract or in any other way materially modifies such contract (other than a modification prescribed in the definition of such contract); or

(b)	(i) permanently cancels any Futures Contract and no Successor Futures Contract exists or (ii) is otherwise unable or unwilling to publish levels of the Futures Contract,

then the Index Sponsor may remove such futures contract from the Contag Beta Indices and may adjust the Rules as it determines in good faith to be appropriate to account for such change(s) (including, without limitation, selecting a replacement underlying futures contract traded on an equivalent exchange and having similar characteristics to the affected Futures Contract) on such date(s) as selected by the Index Sponsor.

Risk Factors

The following list of risk factors does not purport to be a complete enumeration or explanation of all the risks associated with Contag Beta Indices and should be read in conjunction with any other relevant modules, where applicable.

1	Past performance should not be used as a guide to future performance

The past performance of the Index should not be used as a guide to future performance of the Index. Any back-testing or similar analysis performed by any person in respect of Contag Beta Indices must be considered illustrative only and may be based on estimates or assumptions not used by the Index Calculation Agent when determining the Index Level pursuant to these Rules.

2	Synthetic Exposure to Commodities

The Contag Beta Indices are purely synthetic. There is no pool of futures to which any person is entitled or in which any person has any ownership interest or which serve as collateral for the return on any product referencing Contag Beta Indices.

3	Contag Beta Indices are “excess return”

The return from investing in futures contracts derives from three sources:

(a)	changes in the price of the relevant futures contracts (which is known as the “price return”);

(b)	any profit or loss realised when rolling the relevant futures contracts (which is known as the “roll return”); and

(c)	any interest earned on the cash deposited as collateral for the purchase of the relevant futures contracts (which is known as the “collateral return”).

The Contag Beta Indices are “excess return” indices which means that they measure the returns accrued from investing in uncollateralized futures or, in other words, the sum of the price return and the roll return associated with an investment in futures. Investing in any product linked to the Contag Beta Indices will therefore not generate the same return as one would obtain from a collateralised investment in the relevant futures contracts.

4	Commodity prices impacted by global macro-economic and political factors

Prices for commodities are affected by a variety of factors, including changes in supply and demand relationships, governmental programmes and policies, national and international political and economic events, wars and acts of terror, changes in interest and exchange rates, trading and speculative activities in commodities and related contracts, weather, and agricultural, trade, fiscal, monetary and exchange control policies. The price volatility of each commodity also affects the value of the futures and forward contracts related to that commodity and therefore its price at any such time. The price of any one commodity may be correlated to a greater or lesser degree with any other commodity and factors affecting the general supply and demand as well as the prices of other commodities may affect the particular commodity in question.

In respect of commodities in the energy sector, due to the significant level of its continuous consumption, limited reserves, and oil cartel controls, energy prices are subject to rapid price increases in the event of perceived or actual shortages. These factors (when combined or in isolation) may affect the price of futures contracts and, as a consequence, the performance of the Contag Beta Indices and the Index Level.

The commodities markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. These circumstances could adversely affect the price of futures contracts and, therefore, the performance of the Contag Beta Indices and the Index Level.

5	Backwardation Seeking

The Selection Methodology is based on a principal known as “backwardation seeking”. There can be no guarantee that Futures Contracts selected according to such a principal and employing such a mechanism as used in the Selection Methodology will exhibit superior returns to Futures Contracts selected on any other basis.

6	Investment in deferred Futures Contracts

Contag Beta Indices are synthetically exposed to the Futures Contracts selected as the Contag Contracts by the Selection Methodology and such Futures Contracts may, in general, be deferred Futures Contracts (i.e., those contracts having a Delivery Month further dated than the Futures Contract with the nearest Delivery Month). It is generally expected that such deferred Futures Contracts may have less liquidity than the near-month Futures Contracts (those being the nearest-to-deliver) with respect to the same Eligible Commodities. Additionally, deferred Futures Contracts may be less well correlated with the spot market (physical) prices of the relevant Eligible Commodities and exhibit different levels of volatility.

7	Diversification

Diversification is generally considered to reduce the amount of risk associated with generating returns, however can be no assurance that Contag Beta Indices will be sufficiently diversified at any time to reduce or minimize such risks to any extent.

8.	Index Sponsor and Index Calculation Agent discretion

The Index Sponsor and the Index Calculation Agent are entitled to exercise certain discretions in relation to Contag Beta Indices, including but not limited to, the determination of the values to be used in the event of Market Disruptions and the interpretation of these Rules. Although the Index Sponsor and the Index Calculation Agent will make all determinations and take all action in relation to Contag Beta Indices acting in good faith, such discretion could have an impact, positive or negative, on the Index Level.

9.	Potential Conflicts of Interest

Potential conflicts of interest may exist in the structure and operation of Contag Beta Indices and the conduct of normal business activities by any Relevant Person.

The foregoing list of risk factors is not intended to be exhaustive. Anyone reading these Rules should seek such advice as they consider necessary from their professional advisors, legal, tax or otherwise, without reliance on any Relevant Person to satisfy themselves that they fully understand these Rules and the risks associated with Contag Beta Indices.

J.P. Morgan Contag
Module B(i): J.P. Morgan Contag Beta Full
Energy Excess Return Index and
the J.P. Morgan Contag Beta Light Energy
Excess Return Index

September 2009,
Updated June 2011

© All Rights Reserved

     1. Contag

Contag refers to a methodology for selecting Futures Contracts (the “Selection Methodology”) and several strategies developed by J.P. Morgan (the “Contag Indices”) that utilise this methodology. The Selection Methodology uses the slope of the futures curve of certain specified commodities in order to select a particular Futures Contract in respect of each commodity in which to synthetically gain exposure. The Selection Methodology aims to select a Futures Contract with the highest level of Local Backwardation subject to certain constraints, all as further explained the document “J.P. Morgan Contag Module A: Selection Methodology”.

     2. This Document

This document, Module B(i) (J.P. Morgan Contag Beta Full Energy Excess Return Index and the J.P. Morgan Contag Beta Light Energy Excess Return Index), explains the J.P. Morgan Contag Beta Full Energy Excess Return Index (“Contag Beta FE”) and the J.P. Morgan Contag Beta Light Energy Excess Return Index (“Contag Beta LE”), each a Contag Beta Index. By itself this document does not define an index or product. This document provides the Externally Specified Particulars required for the calculation of each of Contag Beta FE and Contag Beta LE.

This document should be read in conjunction with the documents “J.P. Morgan Contag Module A: Selection Methodology” (the “Selection Methodology Document”) and “J.P. Morgan Contag Module B: J.P. Morgan Contag Beta Indices” (the “Beta Index Document”) and together they comprise the rules (the “Rules”) of the J.P. Morgan Contag Beta Full Energy Excess Return Index and the J.P. Morgan Contag Beta Light Energy Excess Return Index. These Rules may be amended or supplemented from time to time at the discretion of the Index Sponsor and will be re-published no later than thirty (30) calendar days following such amendment or supplement. The Index Sponsor will publish information in relation to the Relevant Eligible Commodities, Commodity Weights or Weights Periods and other such information which is updated in accordance with the Rules as set out below.

These Rules are published by J.P. Morgan Securities Ltd. (“JPMSL”) of 125 London Wall, London EC2Y 5AJ, UK in its capacity as Index Sponsor. A copy of the Rules is available from the Index Sponsor.

ALL PERSONS READING THIS DOCUMENT SHOULD REFER TO THE DISCLAIMERS AND CONFLICTS SECTIONS SET OUT BELOW AND CONSIDER THE INFORMATION CONTAINED IN THIS DOCUMENT IN LIGHT OF SUCH DISCLAIMERS AND CONFLICTS.

NOTHING HEREIN CONSTITUTES AN OFFER TO BUY OR SELL ANY SECURITIES, PARTICIPATE IN ANY TRANSACTION OR ADOPT ANY INVESTMENT STRATEGY OR LEGAL, TAX, REGULATORY OR ACCOUNTING ADVICE.

Each of the Index Sponsor, the Index Calculation Agent, and their affiliates may have positions or engage in transactions in securities or other financial instruments based on or indexed or otherwise related to Contag Beta FE and Contag Beta LE.

     3. Definitions

Capitalised terms used in this document should be interpreted according to the definitions given below. All terms listed under the Definitions section in either the Selection Methodology Document or the Beta Index Document shall be deemed to have the same meaning in this document. In the event of a conflict between the definitions used in the Selection Methodology Document, the Beta Index Document and this document, the terms used herein shall prevail.

Contract Production Weights	has the meaning given in the S&P GSCI Methodology.

Designated Contract	has the meaning given in the S&P GSCI Methodology.

Relevant Eligible Commodities	means the Eligible Commodities which correspond to the Designated Contracts used in the calculation of S&P GSCI™ Index or the S&P GSCI™ Light Energy Index.

S&P Index Sponsor	means Standard and Poor’s, a division of the McGraw-Hill Companies, Inc.

S&P GSCI™ Family-Index	means either of the S&P GSCI™ Index and the S&P GSCI™ Light Energy Index.

S&P GSCI Methodology

means the document setting out the rules of the S&P GSCITM Indices entitled “S&P GSCITM Index Methodology” as updated, modified and superceded from time to time by the S&P Index Sponsor.

At the time of publication of this document the relevant edition is dated February 2009 Edition, a copy of which can be found at http://www2.standardandpoors.com/spf/pdf/index/SP_ GSCI_Methodology_Web.pdf.

S&P GSCI Period	has the meaning given in the S&P GSCI Methodology.

     4. Overview

Contag Beta FE and Contag Beta LE each reflect the return of synthetic exposure in an investment in the Relevant Eligible Commodities following the Selection Methodology described in the Selection Methodology Document to determine the Contag Contracts to which each Index gains exposure. Subject to the occurrence or existence of a Market Disruption, the Index Calculation Agent shall calculate and publish the Index Level in respect of each Dealing Day in accordance with the methodology specified in the Beta Index Document.

Contag Beta FE aims to achieve a long-only synthetic exposure to commodity futures contract prices, with Commodity Weights for the Relevant Eligible Commodities equal to the Contract Production Weights for the relevant Designated Contract of the S&P GSCI™ Index (Bloomberg ticker: SPGCCIP Index).

Contag Beta LE aims to achieve a long-only synthetic exposure to commodity futures contract prices, with Commodity Weights for the Relevant Eligible Commodities equal to the Contract Production Weights for the relevant Designated Contract of the S&P GSCI™ Light Energy Index (Bloomberg ticker: SPGCLEP Index).

The difference between Contag Beta FE and Contag Beta LE is the way in which the Commodity Weights are determined, as described above and in Section 5 (Externally Specified Particulars: Contag Beta FE) and Section 6 (Externally Specified Particulars: Contag Beta LE) below.

     5. Externally Specified Particulars: Contag Beta FE

The Externally Specified Particulars in respect of Contag Beta FE are shown in Table 1 (Externally Specified Particulars in respect of Contag Beta FE) below:

Externally Specified Particular	Definition in respect of Contag Beta FE (in this table the “Index”)
Commodity Weights

The Commodity Weight of each Eligible Commodity in the Index is equal to the Contract Production Weight of the relevant Designated Contract in the S&P GSCI™ Index (Bloomberg ticker: SPGCCIP Index) for the S&P GSCI Period corresponding to the relevant Weights Period for the Index, as specified in the S&P GSCI Methodology

Initial Index Day	30th December 1994
Initial Index Level	100
Index Name	J.P. Morgan Contag Beta Full Energy Excess Return Index
Index Ticker	JCTABFEE
Roll Period Starting Day	1
Roll Period Length	10
Weights Periods	The Weights Periods are equal to the S&P GSCI Periods of the S&P GSCI™ Index, with the modification that each Weights Period of Index is from and including the first calendar day of the first month of the S&P GSCI Period to and including the last calendar day of the month immediately preceding the last day of the S&P GSCI Period

Table 1: Externally Specified Particulars in respect of Contag Beta FE

     6. Externally Specified Particulars: Contag Beta LE

The Externally Specified Particulars in respect of Contag Beta LE are shown in Table 2 (Externally Specified Particulars in respect of Contag Beta LE) below:

Externally Specified Particular	Definition in respect of the Contag Beta LE (in this table the “Index”)
Commodity Weights

The Commodity Weight of each Eligible Commodity in the Index is equal to the Contract Production Weight of the relevant Designated Contract in the S&P GSCI™ Light Energy Index (Bloomberg ticker: SPGCLEP Index) for the S&P GSCI Period corresponding to the relevant Weights Period for the Index, as specified in the S&P GSCI Methodology

Initial Index Day	30th December 1994
Initial Index Level	100
Index Name	J.P. Morgan Contag Beta Light Energy Excess Return Index
Index Ticker	JCTABLEE
Roll Period Starting Day	1
Roll Period Length	10
Weights Periods

The Weights Periods are equal to the S&P GSCI Periods of the S&P GSCI™ Index, with the modification that each Weights Period of Index is from and including the first calendar day of the first month of the S&P GSCI Period to and including the last calendar day of the month immediately preceding the last day of the S&P GSCI Period

Table 2: Externally Specified Particulars in respect of Contag Beta LE

     7. Regular amendments to Commodity Weights

The Commodity Weights in respect of each of Contag Beta FE and Contag Beta LE (together, in this document, the “Contag Beta FE and LE Indices”) are determined by reference to the Contract Production Weights as specified in the S&P GSCI Methodology and as detailed above. The Commodity Weights for the Contag Beta FE and LE Indices are expected to change on an annual basis in line with the frequency with which the Contract Production Weights are routinely updated by the Index Sponsor in respect of each S&P GSCI™ Family-Index. Furthermore, from time to time the S&P GSCI™ Index Sponsor may change the Contract Production Weights on an intra-annual basis, in which case a new S&P GSCI Period will begin. Corresponding changes will be made by the Index Sponsor to the Weights Period for the Contag Beta FE and LE Indices. The Commodity Weights for the Contag Beta FE and LE Indices in respect of a given Weights Period will always be equal to the Contract Production Weights in respect of the corresponding S&P GSCI Period.

     8. Changes to the Relevant Eligible Commodities

8.1 Amendment to Relevant Eligible Commodities

In the event that a Designated Contract is added to or removed from the calculation of either S&P GSCI Family-Index corresponding changes shall be made by the Index Sponsor to the Relevant Eligible Commodities contained in the Contag Beta FE and LE Indices. Such amendments shall be published by the Index Sponsor and shall be effective for the Weights Period corresponding to the S&P GSCI Period in respect of which such Designated Contract is added or removed from the calculation of such S&P GSCI Family-Index.

8.2 Addition of Eligible Commodities

In the event that a Designated Contract is added to the calculation of either S&P GSCI Family-Index that is not currently in the set of Eligible Commodities, such Designated Contract (the “New Eligible Commodity”) will be considered an Eligible Commodity for the purposes of calculating the Contag Beta FE and LE Indices, effective as of the Weights Period corresponding to the S&P GSCI Period for which the addition is set to take effect in the relevant S&P GSCI Family-Index. All details relating to such New Eligible Commodity necessary for the purposes of carrying out the Selection Methodology (for example the Liquid Contract Months) shall be published by the Index Sponsor.

     9. Modifications to or Cancellation of the S&P GSCI™ Index and the S&P GSCI™ Light Energy Index

9.1

If either S&P GSCI Family-Index is (a) not calculated and announced by the S&P Index Sponsor but is calculated and announced by a successor sponsor acceptable to the Index Sponsor, or (b) replaced by a successor index using, in the determination of the Index Sponsor, the same or substantially similar formula for and method of calculation as used in the calculation of such S&P GSCI Family-Index, then such index will be deemed to be the index so calculated and announced by that successor index sponsor or that successor index, as the case may be.

9.2

If on or prior to any Dealing Day on which the Index Calculation Agent is determining the Index Level of either of the Contag Beta FE and LE Indices the S&P Index Sponsor makes a material change in the formula for or the method of calculating the relevant S&P GSCI Family-Index (other than a modification prescribed in that formula or method to maintain such index in the S&P GSCI Family-Index or prescribed routine events) which affects the ability of the Index Calculation Agent to define an Externally Specified Particular in respect of either of the Contag Beta FE and LE Indices, then the Index Sponsor shall, in good faith, make such adjustment(s) that it determines to be appropriate to any variable, calculation, methodology, Externally Specified Particular or any other rule in relation to the Contag Beta FE and LE Indices to account for such modification.

9.3

If on or prior to any Dealing Day on which the Index Calculation Agent is determining the Index Level of either of the Contag Beta FE and LE Indices the S&P Index Sponsor permanently cancels either S&P GSCI Family-Index, and no successor index exists, the Index Sponsor shall, in good faith, either:

(i)	ensure that the Index Calculation Agent continues to calculate the Index Level of the relevant Contag Beta FE and LE Indices using the latest available Externally Specified Particulars at the time the S&P GSCI Family-Index was cancelled; or

(ii)	make such adjustment(s) that it determines to be appropriate to any variable, calculation, methodology, valuation terms or any other rule in relation to the Contag Beta FE and LE Indices to account for such cancellation.

     10. Responsibility of the Index Sponsor and Index Calculation Agent

The Index Calculation Agent’s determinations in respect of the Contag Beta FE and LE Indices and interpretation of the Rules shall be final.

The Index Sponsor’s and the Index Calculation Agent’s determinations in respect of the Contag Beta FE and LE Class A Indices and interpretation of the Rules shall be final.

Whilst these Rules are intended to be comprehensive, ambiguities may arise. In such circumstances the Index Calculation Agent and the Index Sponsor will resolve such ambiguities in a reasonable manner and, if necessary, the Index Sponsor will amend these Rules to reflect such resolution. The Index Sponsor will publish information in relation to the Relevant Eligible Commodities, Commodity Weights or Weights Periods and other such information which is updated in accordance with the Rules as set out above.

None of the Index Sponsor, the Index Calculation Agent nor any of their respective affiliates or subsidiaries or any of their respective directors, officers, employees, delegates or agents (each a “Relevant Person”) shall have any responsibility to any person (whether as a result of negligence or otherwise) for any determinations made or anything done (or omitted to be determined or done) in respect of the Contag Beta FE and LE Indices or in respect of the publication of the Index Level (or failure to publish such level) and any use to which any person may put the Contag Beta FE and LE Indices or the Index Levels. All determinations of the Index Calculation Agent and the Index Sponsor in respect of the Contag Beta FE and LE Indices shall be final, conclusive and binding and no person shall be entitled to make any claim against any of the Relevant Persons in respect thereof. Once a determination or calculation is made or action taken by the Index Calculation Agent, the Index Sponsor or any other Relevant Person in respect of the Contag Beta FE and LE Indices, none of the Index Sponsor, the Index

Calculation Agent nor any other Relevant Person shall be under any obligation to revise any determination or calculation made or action taken for any reason.

     11. Corrections

In the event that (a) the Contract Price of any Futures Contract used to calculate the Index Level in respect of any Dealing Day is subsequently corrected and the correction is published by the Relevant Exchange before the next following Roll Period or (b) the Index Calculation Agent identifies an error or omission in any of its calculations or determinations in respect of the Contag Beta FE and LE Indices, then the Index Sponsor may, if practicable and the correction is deemed material by the Index Calculation Agent, adjust or correct the Index Level published in respect of the relevant Dealing Day and each subsequent Dealing Day and publish such corrected Index Level(s) as soon as reasonably practicable.

     12. Notices, Disclaimers and Conflicts

None of the Index Sponsor, the Index Calculation Agent nor any Relevant Person shall have any liability, contingent or otherwise, to any person or entity for the quality, accuracy, timeliness or completeness of the information or data contained in the Rules or the Contag Beta FE and LE Indices, or for delays, omissions or interruptions in the delivery of the Contag Beta FE and LE Indices or related data. None of the Index Sponsor, the Index Calculation Agent nor any Relevant Person makes any warranty, express or implied, as to the results to be obtained by any person or entity in connection with any use of the Contag Beta FE and LE Indices, including but not limited to the trading of or investments in products based on or indexed or otherwise related to the Contag Beta FE and LE Indices, any data related thereto or any components thereof. None of the Index Sponsor, the Index Calculation Agent nor any Relevant Person makes any express or implied warranties, and hereby expressly disclaims, to the fullest extent permitted by law, all warranties of merchantability or fitness for a particular purpose or use with respect to the Rules, the Contag Beta FE and LE Indices or any data related thereto. Without limitation any of the foregoing, in no event shall any of the Index Sponsor, the Index Calculation Agent, JPMSL or any Relevant Person have any liability for any special, punitive, indirect or consequential damages (including lost profits), in connection with any use by any person of the Contag Beta FE and LE Indices or any products based on or indexed or otherwise related thereto, even if notified of the possibility of such damages.

The Index Calculation Agent is under no obligation to continue the calculation, publication and dissemination of any of the Contag Beta FE and LE Indices or any Index Level.

During the course of their normal business, the Index Sponsor, the Index Calculation Agent or any other Relevant Person may enter into or promote, offer or sell transactions or investments (structured or otherwise) linked to the Contag Beta FE and LE Indices and/or any of the Futures Contracts. In addition, any Relevant Person may have, or may have had, interests or positions, or may buy, sell or otherwise trade positions in or relating to the Contag Beta FE and LE Indices or any of the Futures Contracts, or may invest or engage in transactions with other persons, or on behalf of such persons relating to any of these items. Such activity may or may not have an impact on the Index Levels but all persons reading these Rules should be aware that a conflict of interest could arise where anyone is acting in more than one capacity. None of the Index Sponsor, the Index Calculation Agent nor any other Relevant Person has any duty to consider the circumstances of any person when participating in such transactions or to conduct themselves in a manner that is favourable to any person.

It should be noted that the Rules have been developed with the possibility of the Index Sponsor, the Index Calculation Agent or any of the Relevant Persons entering into or promoting, offering or selling transactions or investments (structured or otherwise) linked to the Contag Beta FE and LE Indices, and hedging the obligations that might arise under any such transactions or investments. Accordingly it should be assumed that these Rules have and will be analysed from this point of view.

It should be noted that the Contag Beta FE and LE Indices are described as a notional portfolio of assets because there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest. The Contag Beta FE and LE Indices merely identify certain assets in the market, the performance of which will be used as a reference point for the purposes of calculating the Index Levels.

There is no obligation upon the Index Calculation Agent to publish the Index Levels by any alternative method if the relevant Index Ticker (as identified above) is subject to any delay in or interruptions of publication or any act of God, act of governmental authority, or act of public enemy, or due to war, the outbreak or escalation of hostilities, fire, flood, civil commotion, insurrection, labour difficulty including, without limitation, any strike, other work stoppage, or slow-down, severe or adverse weather conditions, power failure, communications line or other technological failure may occur or any other event beyond the control of the Index Calculation Agent.

No one may reproduce or disseminate the information contained in these Rules or the Index Levels without the prior written consent of the Index Sponsor. “J.P. Morgan Contag Beta Full Energy Excess Return Index”, “J.P. Morgan Contag Beta Light Energy Excess Return Index”, “Contag Beta FE and LE Indices” and “J.P. Morgan Contag” are the intellectual property of the Index Sponsor and may only be used (as an underlying for financial products or otherwise) by third parties who have entered into a license agreement with the Index Sponsor. These Rules are not intended for distribution to, or use by any person in, a jurisdiction where such distribution is prohibited by law or regulation.

These Rules shall be governed by and construed in accordance with the laws of England.

Copyright JPMorgan Chase & Co. 2009. All rights reserved. JPMorgan is the marketing name for J.P. Morgan Chase & Co. and its subsidiaries and affiliates worldwide. J.P. Morgan Securities Inc. is a member of NYSE and SIPC. JPMorgan Chase Bank is a member of FDIC. J.P. Morgan Futures Inc. is a member of the NFA. J.P. Morgan Securities Ltd. and J.P. Morgan plc are authorised by the FSA and members of the LSE. J.P. Morgan Europe Limited is authorised by the FSA. J.P. Morgan Equities Limited is a member of the Johannesburg Securities Exchange and is regulated by the FSB. J.P. Morgan Securities (Asia Pacific) Limited and Jardine Fleming Securities Limited are registered as investment advisers with the Securities & Futures Commission in Hong Kong and their CE numbers are AAJ321 and AAB026 respectively. Jardine Fleming Singapore Securities Pte Ltd is a member of Singapore Exchange Securities Trading Limited and is regulated by the Monetary Authority of Singapore (MAS). J.P. Morgan Securities Asia Private Limited is regulated by the MAS and the Financial Supervisory Agency in Japan. J.P.Morgan Australia Limited (ABN 52 002 888 011) is a licensed securities dealer.

These indices are not sponsored, endorsed, sold or promoted by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). Standard & Poor’s does not make any representation or warranty, express or implied, to the owners of products linked to the indices or any member of the public regarding the advisability of investing in products generally or in products linked to the indices or the ability of the S&P Indices to track general stock market performance. S&P's only relationship to J. P. Morgan for itself and on behalf of each of its affiliates ("Licensee") is the licensing of certain trademarks and trade names of S&P and of the S&P Indices, which indices are determined, composed and calculated by S&P without regard to the Licensee or the products. S&P has no obligation to take the needs of the Licensee or the owners of products linked to the indices into consideration in determining, composing or calculating the S&P Indices. S&P is not responsible for and have not participated in the determination of the timing of, prices at, or quantities of products linked to the indicies or in the determination or calculation of the indices or the determination or calculation of the equation by which products linked to the indices are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of products or the indices.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P INDICES OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCTS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P INDICES OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The S&P Marks are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Licensee.

* The GSCI is not owned, endorsed, or approved by or associated with Goldman Sachs & Co. or its affiliated companies.

J. P. Morgan Contag
Module B(ii): J.P. Morgan Contag Beta
Single Commodity Indices

August 2009,
Updated July 2011

© All Rights Reserved

     1. Contag

Contag refers to a methodology for selecting Futures Contracts (the “Selection Methodology”) and several strategies developed by J.P. Morgan (the “Contag Indices”) that utilise this methodology. The Selection Methodology uses the slope of the futures curve of certain specified commodities in order to select a particular Futures Contract in respect of each commodity in which to synthetically gain exposure. The Selection Methodology aims to select a Futures Contract with the highest level of Local Backwardation subject to certain constraints, all as further explained the document “J.P. Morgan Contag Module A: Selection Methodology”).

     2. This Document

This document, Module B(ii) (J.P. Morgan Contag Beta Single Commodity Indices), explains the J.P. Morgan Contag Beta Single Commodity Indices, each a Contag Beta Index. By itself this document does not define an index or product. This document provides the Externally Specified Particulars required for the calculation of each J.P. Morgan Contag Beta Single Commodity Index. At its discretion, the Index Calculation Agent may create additional J.P. Morgan Contag Beta Single Commodity Indices, the rules of which will be included in a later Module that will be made available by the Index Calculation Agent and which will supplement this document.

This document should be read in conjunction with the documents “J.P. Morgan Contag Module A: Selection Methodology” (the “Selection Methodology Document”) and “J.P. Morgan Contag Module B: J.P. Morgan Beta Indices” (the “Beta Index Document”) and together they comprise the rules (the “Rules”) of the J. P. Morgan Contag Beta Single Commodity Indices. These Rules may be amended or supplemented from time to time at the discretion of the Index Sponsor and will be re-published no later than thirty (30) calendar days following such amendment or supplement.

These Rules are published by J.P. Morgan Securities Ltd. (“JPMSL”) of 125 London Wall, London EC2Y 5AJ, UK in its capacity as Index Sponsor. A copy of the Rules is available from the Index Sponsor.

ALL PERSONS READING THIS DOCUMENT SHOULD REFER TO THE DISCLAIMERS AND CONFLICTS SECTIONS SET OUT BELOW AND CONSIDER THE INFORMATION CONTAINED IN THIS DOCUMENT IN LIGHT OF SUCH DISCLAIMERS AND CONFLICTS.

NOTHING HEREIN CONSTITUTES AN OFFER TO BUY OR SELL ANY SECURITIES, PARTICIPATE IN ANY TRANSACTION OR ADOPT ANY INVESTMENT STRATEGY OR LEGAL, TAX, REGULATORY OR ACCOUNTING ADVICE.

Each of the Index Sponsor, the Index Calculation Agent and their respective affiliates may have positions or engage in transactions in securities or other financial instruments based on or indexed or otherwise related to the J.P. Morgan Contag Beta Single Commodity Indices.

     3. Definitions

Capitalised terms used in this document should be interpreted according to the definitions given below. All terms listed under the Definitions section in either the Selection Methodology Document or the Beta Index Document shall be deemed to have the same meaning in this document. In the event of a conflict between the definitions used in the Selection Methodology Document, the Beta Index Document and this document, the terms used herein shall prevail.

Relevant Commodity	In respect of each J.P. Morgan Contag Beta Single Commodity Index, the Eligible Commodity to which such index takes exposure through the appropriate Contag Contract.

     4. Overview

Each J.P. Morgan Contag Beta Single Commodity Index reflects the return of synthetic exposure in an investment in a single Eligible Commodity (the “Relevant Commodity”), following the Selection Methodology described in the Selection Methodology Document to determine the Contag Contract to which the Index gains exposure. Subject to the occurrence or existence of a Market Disruption, the Index Calculation Agent shall calculate and publish the Index Level in respect of each Dealing Day in accordance with the methodology specified in the Beta Index Document.

     5. Externally Specified Particulars in Common to each J.P. Morgan Contag Beta Single Commodity Index

The Externally Specified Particulars shown in Table 1 (Externally Specified Particulars common to each J.P. Morgan Contag Beta Single Commodity Index) below are common to each J.P. Morgan Contag Beta Single Commodity Index.

Externally Specified Particular	Definition in respect of each J.P. Morgan Contag Beta Single Commodity Index
Commodity Weights	The Commodity Weight of the Relevant Commodity is 1 and the Commodity Weight of all other Eligible Commodities is 0.
Initial Index Level	100
Roll Period Starting Day	1
Roll Period Length	10
Weights Period	There is only one Weights Period for all applicable months in connection with the calculation of the J.P. Morgan Contag Beta Single Commodity Index.

Table 1:Externally Specified Particulars common to each J.P. Morgan Contag Beta Single Commodity Index

     6. Externally Specified Particulars Specific to each J.P. Morgan Contag Beta Single Commodity Index

The Externally Specified Particulars shown in Table 2: Externally Specified Particulars specific to each J. P. Morgan Contag Beta Single Commodity Index) below are specific to each J.P. Morgan Contag Beta Single Commodity Index.

Relevant Commodity (Relevant Exchange)	Initial Index Day	Index Name	Index Ticker
WTI Crude Oil (NYMEX)	3-Jan-1991	J.P. Morgan Contag Beta WTI Crude Oil Excess Return Index	JCTABCLE
Brent Crude Oil (ICE)	3-Jan-1991	J.P. Morgan Contag Beta Brent Crude Oil Excess Return Index	JCTABCOE
Heating Oil (NYMEX)	3-Jan-1991	J.P. Morgan Contag Beta Heating Oil Excess Return Index	JCTABHOE
Gas Oil (ICE)	3-Jan-1991	J.P. Morgan Contag Beta Gas Oil Excess Return Index	JCTABQSE
RBOB Gasoline (NYMEX)	3-Jan-1991	J.P. Morgan Contag Beta Gasoline Excess Return Index	JCTABXBE
Natural Gas (NYMEX)	3-Jan-1991	J.P. Morgan Contag Beta Natural Gas Excess Return Index	JCTABNGE
Wheat (CBOT)	3-Jan-1991	J.P. Morgan Contag Beta Wheat Excess Return Index	JCTABWE
Kansas Wheat (KCBOT)	3-Jan-1991	J.P. Morgan Contag Beta Kansas Wheat Excess Return Index	JCTABKWE
Soybeans (CBOT)	3-Jan-1991	J.P. Morgan Contag Beta Soybeans Excess Return Index	JCTABSE
Corn (CBOT)	3-Jan-1991	J.P. Morgan Contag Beta Corn Excess Return Index	JCTABCE
Coffee (NYBOT)	3-Jan-1991	J.P. Morgan Contag Beta Coffee Excess Return Index	JCTABKCE
Sugar (NYBOT)	3-Jan-1991	J.P. Morgan Contag Beta Sugar Excess Return Index	JCTABSBE
Cotton (NYBOT)	3-Jan-1991	J.P. Morgan Contag Beta Cotton Excess Return Index	JCTABCTE
Cocoa (NYBOT)	3-Jan-1991	J.P. Morgan Contag Beta Cocoa Excess Return	JCTABCCE

Index
Aluminium (LME)	3-Jan-1997	J.P. Morgan Contag Beta Aluminium Excess Return Index	JCTABLAE
Copper (LME)	3-Jan-1997	J.P. Morgan Contag Beta Copper Excess Return Index	JCTABLPE
Lead (LME)	3-Jan-1997	J.P. Morgan Contag Beta Lead Excess Return Index	JCTABLLE
Nickel (LME)	3-Jan-1997	J.P. Morgan Contag Beta Nickel Excess Return Index	JCTABLNE
Zinc (LME)	3-Jan-1997	J.P. Morgan Contag Beta Zinc Excess Return Index	JCTABLXE
Gold (COMEX)	3-Jan-1991	J.P. Morgan Contag Beta Gold Excess Return Index	JCTABGCE
Silver (COMEX)	3-Jan-1991	J.P. Morgan Contag Beta Silver Excess Return Index	JCTABSIE
Lean Hogs (CME)	3-Jan-1991	J.P. Morgan Contag Beta Lean Hogs Excess Return Index	JCTABLHE
Live Cattle (CME)	3-Jan-1991	J.P. Morgan Contag Beta Live Cattle Excess Return Index	JCTABLCE
Feeder Cattle (CME)	3-Jan-1991	J.P. Morgan Contag Beta Feeder Cattle Excess Return Index	JCTABFCE

Table 2: Externally Specified Particulars specific to each J. P. Morgan Contag Beta Single Commodity Index

     7. Responsibility of the Index Sponsor and the Index Calculation Agent

The Index Sponsor’s and the Index Calculation Agent’s determinations in respect of the J.P. Morgan Contag Beta Single Commodity Indices and interpretation of the Rules shall be final.

Both the Index Sponsor and the Index Calculation Agent shall act in good faith and in a commercially reasonable manner.

Whilst these Rules are intended to be comprehensive, ambiguities may arise. In such circumstances the Index Sponsor will resolve such ambiguities in a reasonable manner and, if necessary, amend these Rules to reflect such resolution.

None of the Index Sponsor, the Index Calculation Agent or any of their respective affiliates or subsidiaries or any of their respective directors, officers, employees, delegates or agents (each a “Relevant Person”) shall have any responsibility to any person (whether as a result of negligence or otherwise) for any determinations made or anything done (or omitted to be determined or done) in respect of the J.P. Morgan Contag Beta Single Commodity Indices or in respect of the publication of the Index Level (or failure to publish such level) and any use to which any person may put the J.P. Morgan Contag Beta Single Commodity Indices or the Index Levels. All determinations of the Index Sponsor or the Index Calculation Agent in respect of the J.P. Morgan Contag Beta Single Commodity Indices shall be final, conclusive and binding and no person shall be entitled to make any claim against any of the Relevant Persons in respect thereof. Once a determination or calculation is made or action taken by the Index Sponsor, the Index Calculation Agent or any other Relevant Person in respect of the J.P. Morgan Contag Beta Single Commodity Indices, none of the Relevant Person shall be under any obligation to revise any determination or calculation made or action taken for any reason.

     8. Corrections

In the event that (a) the Contract Price of any Futures Contract used to calculate the Index Level in respect of any Dealing Day is subsequently corrected and the correction is published by the Relevant Exchange before the next following Roll Period or (b) the Index Calculation Agent identifies an error or omission in any of its calculations or determinations in respect of the J.P. Morgan Contag Beta Single Commodity Indices, then the Index Calculation Agent may, if practicable and the correction is deemed material by the Index Calculation Agent, adjust or correct the Index Level published in respect of the relevant Dealing Day and each subsequent Dealing Day and publish such corrected Index Level(s) as soon as reasonably practicable.

     9. Notices, Disclaimers and Conflicts

Neither JPMSL nor any Relevant Person shall have any liability, contingent or otherwise, to any person or entity for the quality, accuracy, timeliness or completeness of the information or data contained in the Rules or the J.P. Morgan Contag Beta Single Commodity Indices, or for delays, omissions or interruptions in the delivery of the J.P. Morgan Contag Beta Single Commodity Indices or related data. Neither JPMSL nor any Relevant Person makes any warranty, express or implied, as to the results to be obtained by any person or entity in connection with any use of the J.P. Morgan Contag Beta Single Commodity Indices, including but not limited to the trading of or investments in products based on or indexed or otherwise related to the J.P. Morgan Contag Beta Single Commodity Indices, any data related thereto or any components thereof. Neither JPMSL nor any Relevant Person makes any express or implied warranties, and hereby expressly disclaims, to the fullest extent permitted by law, all warranties of merchantability or fitness for a particular purpose or use with respect to the Rules, the J.P. Morgan Contag Beta Single Commodity Indices or any data related thereto. Without limitation any of the foregoing, in no event shall either JPMSL or any Relevant Person have any liability for any special, punitive, indirect or consequential damages (including lost profits), in connection with any use by any person of the J.P. Morgan Contag Beta Single Commodity Indices or any products based on or indexed or otherwise related thereto, even if notified of the possibility of such damages.

The Index Calculation Agent is under no obligation to continue the calculation, publication and dissemination of any of the J.P. Morgan Contag Beta Single Commodity Indices or any Index Level.

During the course of their normal business, the Index Calculation Agent or any other Relevant Person may enter into or promote, offer or sell transactions or investments (structured or otherwise) linked to the J.P. Morgan Contag Beta Single Commodity Indices and/or any of the Futures Contracts. In addition, any Relevant Person may have, or may have had, interests or positions, or may buy, sell or otherwise trade positions in or relating to the J.P. Morgan Contag Beta Single Commodity Indices or any of the Futures Contracts, or may invest or engage in transactions with other persons, or on behalf of such persons relating to any of these items. Such activity may or may not have an impact on the Index Levels but all persons reading these Rules should be aware that a conflict of interest could arise where anyone is acting in more than one capacity. Neither the Index Calculation Agent nor any other Relevant Person has any duty to consider the circumstances of any person when participating in such transactions or to conduct themselves in a manner that is favourable to any person.

It should be noted that the Rules have been developed with the possibility of the Index Calculation Agent or any of the Relevant Persons entering into or promoting, offering or selling transactions or investments (structured or otherwise) linked to the J.P. Morgan Contag Beta Single Commodity Indices, and hedging the obligations that might arise under any such transactions or investments. Accordingly it should be assumed that these Rules have and will be analysed from this point of view.

It should be noted that the J.P. Morgan Contag Beta Single Commodity Indices are described as a notional portfolio of assets because there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest. The J.P. Morgan Contag Beta Single Commodity Indices merely identify certain assets in the market, the performance of which will be used as a reference point for the purposes of calculating the Index Levels.

There is no obligation upon the Index Calculation Agent to publish the Index Levels by any alternative method if the relevant Index Ticker (as identified above) is subject to any delay in or interruptions of publication or any act of God, act of governmental authority, or act of public enemy, or due to war, the outbreak or escalation of hostilities, fire, flood, civil commotion, insurrection, labour difficulty including, without limitation, any strike, other work stoppage, or slow-down, severe or adverse weather conditions, power failure, communications line or other technological failure may occur or any other event beyond the control of the Index Calculation Agent.

No one may reproduce or disseminate the information contained in these Rules or the Index Levels without the prior written consent of the Index Calculation Agent. “J.P. Morgan Contag Beta Single Commodity Indices” and “J.P. Morgan Contag” are the intellectual property of the Index Calculation Agent and may only be used (as an underlying for financial products or otherwise) by third parties who have entered into a license agreement with the Index Calculation Agent. These Rules are not intended for distribution to, or use by any person in, a jurisdiction where such distribution is prohibited by law or regulation.

These Rules shall be governed by and construed in accordance with the laws of England.

Copyright JPMorgan Chase & Co. 2011. All rights reserved. JPMorgan is the marketing name for J.P. Morgan Chase & Co. and its subsidiaries and affiliates worldwide. J.P. Morgan Securities Inc. is a member of NYSE and SIPC. JPMorgan Chase Bank is a member of FDIC. J.P. Morgan Futures Inc. is a member of the NFA. J.P. Morgan Securities Ltd. and J.P. Morgan plc are authorised by the FSA and members of the LSE. J.P. Morgan Europe Limited is authorised by the FSA. J.P. Morgan Equities Limited is a member of the Johannesburg Securities Exchange and is regulated by the FSB. J.P. Morgan Securities (Asia Pacific) Limited and Jardine Fleming Securities Limited are registered as investment advisers with the Securities & Futures Commission in Hong Kong and their CE numbers are AAJ321 and AAB026 respectively. Jardine Fleming Singapore Securities Pte Ltd is a member of Singapore Exchange Securities Trading Limited and is regulated by the Monetary Authority of Singapore (MAS). J.P. Morgan Securities Asia Private Limited is regulated by the MAS and the Financial Supervisory Agency in Japan. J.P.Morgan Australia Limited (ABN 52 002 888 011) is a licensed securities dealer.

J.P. Morgan Contag
Module B(iv): J.P. Morgan Contag Beta Full
Energy Class A Total Return Index and the
J.P. Morgan Contag Beta Light Energy
Class A Total Return Index

September 2009,
Updated June 2011

© All Rights Reserved

     1. Contag

Contag refers to a methodology for selecting Futures Contracts (the “Selection Methodology”) and several strategies developed by J.P. Morgan (the “Contag Indices”) that utilise this methodology. The Selection Methodology uses the slope of the futures curve of certain specified commodities in order to select a particular Futures Contract in respect of each commodity in which to synthetically gain exposure. The Selection Methodology aims to select a Futures Contract with the highest level of Local Backwardation subject to certain constraints, all as further explained the document “J.P. Morgan Contag Module A: Selection Methodology”.

     2. This Document

This document, Module B(iv) (J.P. Morgan Contag Beta Full Energy Class A Total Return Index and the J.P. Morgan Contag Beta Light Energy Class A Total Return Index), explains the J.P. Morgan Contag Beta Full Energy Class A Total Return Index (“Contag Beta FE Class A TR”) and the J.P. Morgan Contag Beta Light Energy Class A Total Return Index (“Contag Beta LE Class A TR”), each a Contag Beta Index. By itself this document does not define an index or product. This document provides the Externally Specified Particulars required for the calculation of each of Contag Beta FE Class A TR and Contag Beta LE Class A TR.

This document should be read in conjunction with the documents “J.P. Morgan Contag Module A: Selection Methodology” (the “Selection Methodology Document”) and “J.P. Morgan Contag Module B: J.P. Morgan Contag Beta Indices” (the “Beta Index Document”) and together they comprise the rules (the “Rules”) of the J.P. Morgan Contag Beta Full Energy Class A Total Return Index and the J.P. Morgan Contag Beta Light Energy Class A Total Return Index. These Rules may be amended or supplemented from time to time at the discretion of the Index Sponsor and will be re-published no later than thirty (30) calendar days following such amendment or supplement. The Index Sponsor will publish information in relation to the Relevant Eligible Commodities, Commodity Weights or Weights Periods and other such information which is updated in accordance with the Rules as set out below.

These Rules are published by J.P. Morgan Securities Ltd. (“JPMSL”) of 125 London Wall, London EC2Y 5AJ, UK in its capacity as Index Sponsor. A copy of the Rules is available from the Index Sponsor.

ALL PERSONS READING THIS DOCUMENT SHOULD REFER TO THE DISCLAIMERS AND CONFLICTS SECTIONS SET OUT BELOW AND CONSIDER THE INFORMATION CONTAINED IN THIS DOCUMENT IN LIGHT OF SUCH DISCLAIMERS AND CONFLICTS.

NOTHING HEREIN CONSTITUTES AN OFFER TO BUY OR SELL ANY SECURITIES, PARTICIPATE IN ANY TRANSACTION OR ADOPT ANY INVESTMENT STRATEGY OR LEGAL, TAX, REGULATORY OR ACCOUNTING ADVICE.

Each of the Index Sponsor, the Index Calculation Agent and their affiliates may have positions or engage in transactions in securities or other financial instruments based on or indexed or otherwise related to Contag Beta FE Class A TR and Contag Beta LE Class A TR.

     3. Definitions

Capitalised terms used in this document should be interpreted according to the definitions given below. All terms listed under the Definitions section in either the Selection Methodology Document or the Beta Index Document shall be deemed to have the same meaning in this document. In the event of a conflict between the definitions used in the Selection Methodology Document, the Beta Index Document and this document, the terms used herein shall prevail.

Contract Production Weights	has the meaning given in the S&P GSCI Methodology.

Designated Contract	has the meaning given in the S&P GSCI Methodology.

Relevant Eligible Commodities	means the Eligible Commodities which correspond to the Designated Contracts used in the calculation of S&P GSCI™ Index or the S&P GSCI™ Light Energy Index.

S&P Index Sponsor	means Standard and Poor’s, a division of the McGraw- Hill Companies, Inc.

S&P GSCI™ Family-Index	means either of the S&P GSCI™ Index and the S&P GSCI™ Light Energy Index.

S&P GSCI Methodology

means the document setting out the rules of the S&P GSCI™ Indices entitled “S&P GSCI™ Index Methodology” as updated, modified and superceded from time to time by the S&P Index Sponsor.

At the time of publication of this document the relevant edition is dated February 2009 Edition, a copy of which can be found at http://www2.standardandpoors.com/spf/pdf/index/SP_ GSCI_Methodology_Web.pdf.

S&P GSCI Period	has the meaning given in the S&P GSCI Methodology.

T-Bill Rate	means, in respect of a Dealing Day, the 3 month weekly Auction High Discount Rate for United States Treasury Bills on the Dealing Day immediately preceding the relevant Dealing Day, as reported on the Bloomberg® Ticker USB3MTA and expressed as a money market rate; provided, however if such rate is not available at the applicable Bloomberg Ticker, the rate will be determined in accordance with section 10 below.

     4. Overview

Contag Beta FE Class A TR and Contag Beta LE Class A TR each reflect the return of synthetic exposure in an investment in the Relevant Eligible Commodities following the Selection Methodology described in the Selection Methodology Document to determine the Contag Contracts to which each Index gains exposure. In addition to the returns of the Contag Contracts held each month, each index also provides exposure to the returns of 3-month T-Bills. Subject to the occurrence or existence of a Market Disruption, the Index Calculation Agent shall calculate and publish the Index Level in respect of each Dealing Day in accordance with the methodology specified in the Beta Index Document.

Contag Beta FE Class A TR aims to achieve a long-only synthetic exposure to commodity futures contract prices, with Commodity Weights for the Relevant Eligible Commodities equal to the Contract Production Weights for the relevant Designated Contract of the S&P GSCI™ Index (Bloomberg ticker: SPGCCIP Index).

Contag Beta LE Class A TR aims to achieve a long-only synthetic exposure to commodity futures contract prices, with Commodity Weights for the Relevant Eligible Commodities equal to the Contract Production Weights for the relevant Designated Contract of the S&P GSCI™ Light Energy Index (Bloomberg ticker: SPGCLEP Index).

The difference between Contag Beta FE Class A TR and Contag Beta LE Class A TR is the way in which the Commodity Weights are determined, as described above and in Section 5 (Externally Specified Particulars: Contag Beta FE Class A TR) and Section 6 (Externally Specified Particulars: Contag Beta LE Class A TR) below.

     5. Calculation of Class A Total Return Indices

The following section 5.1 (“The Index Level”) replaces section 5.6(“The Index Level”) of the Beta Index Document for the purposes of calculating the Contag Beta FE Class A TR and Contag Beta LE Class A TR:

5.1 The Index Level

The Index Level on the Initial Index Day is the Initial Index Level.

In respect of each Dealing Day d following the Initial Index Day, the Index Level will be determined by the Index Calculation Agent, representing the cumulative effect of the Investment Return since the Initial Index Day, in accordance with the following formula:

where

IRd	means the Investment Return for Dealing Day d, which is determined by the Index Calculation Agent in accordance with the following formula:

Where:

NAId-1	means the Nominal Amount Invested as at Dealing Day d – 1;

NARd	means the Nominal Amount Returned as at Dealing Day d;

Nominal Amount Invested as at Dealing Day d – 1	means NBd–1 (d – 1), that is, the level of the Nominal Basket composed in respect of Dealing Day d-1, valued as at Dealing Day d-1; and

Nominal Amount Returned as at Dealing Day d	means NBd–1 (d ), that is, the level of the Nominal Basket composed in respect of Dealing Day d-1, valued as at Dealing Day d.

TBRd	means the Treasury Bill return on Dealing day d, calculated using the following formula:

TBILLd–1	means the T-Bill Rate on Dealing Day d-1 as defined in section 3

A(d)	means the number of calendar days which are not Dealing Days from (and excluding) Dealing Day d-1 to (and including) Dealing Day d.

     6. Externally Specified Particulars: Contag Beta FE Class A TR

The Externally Specified Particulars in respect of Contag Beta FE Class A TR are shown in Table 1 (Externally Specified Particulars in respect of Contag Beta FE Class A TR) below:

Externally Specified Particular	Definition in respect of Contag Beta FE Class A TR (in this table the “Index”)
Commodity Weights

The Commodity Weight of each Eligible Commodity in the Index is equal to the Contract Production Weight of the relevant Designated Contract in the S&P GSCI™ Index (Bloomberg ticker: SPGCCIP Index) for the S&P GSCI Period corresponding to the relevant Weights Period for the Index, as specified in the S&P GSCI Methodology

Initial Index Day	30th December 1994
Initial Index Level	100
Index Name	J.P. Morgan Contag Beta Full Energy Class A Total Return Index
Index Ticker	JCTABFET
Roll Period Starting Day	1
Roll Period Length	10
Weights Periods

The Weights Periods are equal to the S&P GSCI Periods of the S&P GSCI™ Index, with the modification that each Weights Period of Index is from and including the first calendar day of the first month of the S&P GSCI Period to and including the last calendar day of the month immediately preceding the last day of the S&P GSCI Period

Table 1: Externally Specified Particulars in respect of Contag Beta FE Class A TR

     7. Externally Specified Particulars: Contag Beta LE Class A TR

The Externally Specified Particulars in respect of Contag Beta LE Class A TR are shown in Table 2 (Externally Specified Particulars in respect of Contag Beta LE Class A TR) below:

Externally Specified Particular	Definition in respect of the Contag Beta LE Class A TR (in this table the “Index”)
Commodity Weights

The Commodity Weight of each Eligible Commodity in the Index is equal to the Contract Production Weight of the relevant Designated Contract in the S&P GSCI™ Light Energy Index (Bloomberg ticker: SPGCLEP Index) for the S&P GSCI Period corresponding to the relevant Weights Period for the Index, as specified in the S&P GSCI Methodology

Initial Index Day	30th December 1994
Initial Index Level	100
Index Name	J.P. Morgan Contag Beta Light Energy Class A Total Return Index
Index Ticker	JCTABLET
Roll Period Starting Day	1
Roll Period Length	10
Weights Periods	The Weights Periods are equal to the S&P GSCI Periods of the S&P GSCI™ Index, with the modification that each Weights Period of Index is from and including the first calendar day of the first month of the S&P GSCI Period to and including the last calendar day of the month immediately preceding the last day of the S&P GSCI Period

Table 2: Externally Specified Particulars in respect of Contag Beta LE Class A TR

     8. Regular amendments to Commodity Weights

The Commodity Weights in respect of each of Contag Beta FE Class A TR and Contag Beta LE Class A TR (together, in this document, the “Contag Beta FE and LE Class A TR Indices”) are determined by reference to the Contract Production Weights as specified in the S&P GSCI Methodology and as detailed above. The Commodity Weights for the Contag Beta FE and LE Class A TR Indices are expected to change on an annual basis in line with the frequency with which the Contract Production Weights are routinely updated by the S&P Index Sponsor in respect of each S&P GSCI™ Family-Index. Furthermore, from time to time the S&P GSCI™ Index Sponsor may change the Contract Production Weights on an intra-annual basis, in which case a new S&P GSCI Period will begin. Corresponding changes will be made by the Index Sponsor to the Weights Period for the Contag Beta FE and LE Class A TR Indices. The Commodity Weights for the Contag Beta FE and LE Class A TR Indices in respect of a given Weights Period will always be equal to the Contract Production Weights in respect of the corresponding S&P GSCI Period.

     9. Changes to the Relevant Eligible Commodities

9.1 Amendment to Relevant Eligible Commodities

In the event that a Designated Contract is added to or removed from the calculation of either S&P GSCI Family-Index corresponding changes shall be made by the Index Sponsor to the Relevant Eligible Commodities contained in the Contag Beta FE and LE Class A TR Indices. Such amendments shall be published by the Index Sponsor and shall be effective for the Weights Period corresponding to the S&P GSCI Period in respect of which such Designated Contract is added or removed from the calculation of such S&P GSCI Family-Index.

9.2 Addition of Eligible Commodities

In the event that a Designated Contract is added to the calculation of either S&P GSCI Family-Index that is not currently in the set of Eligible Commodities, such Designated Contract (the “New Eligible Commodity”) will be considered an Eligible Commodity for the purposes of calculating the Contag Beta FE and LE Class A TR Indices, effective as of the Weights Period corresponding to the S&P GSCI Period for which the addition is set to take effect in the relevant S&P GSCI Family-Index. All details relating to such New Eligible Commodity necessary for the purposes of carrying out the Selection Methodology (for example the Liquid Contract Months) shall be published by the Index Sponsor.

     10. Additional Extraordinary Events

In addition to the Extraordinary Events section of the Beta Index Document, the following actions will be taken by the Calculation Agent following any abnormalities in the publication of the T-Bill Rate.

If, in respect of a Dealing Day, such rate for such date does not appear on Bloomberg® ticker USB3MTA (or any official successor page thereto), the rate for that date will be the Bond Equivalent Yield of the rate displayed in H.15 Daily Update, currently http://www.federalreserve.gov/releases/h15/update/, (or any official successor page thereto), or such other recognized electronic source used for the purpose of displaying such 3-month T-bill rate for that day under the caption "U.S. Government Securities/Treasury bills/Auction high" converted by the Calculation Agent in a commercially reasonable manner to bank discount basis such that it is expressed in the same manner as the T-Bill Auction High Rate.

If such rate for such date does not appear on Bloomberg® ticker USB3MTA (or any official successor page thereto) and such 3-month rate is not displayed in the H.15 Daily Update under the caption "U.S. Government securities/Treasury bills/Auction high" or another recognized electronic source, the rate for that date will be the Bond Equivalent Yield of the auction rate for those Treasury Bills as announced by the United States Department of Treasury, converted by the Calculation Agent in a commercially reasonable manner to bank discount basis such that it is expressed in the same manner as the T-Bill Auction High Rate.

If the rate for United States 3-month Treasury Bills is still not available, the rate will be determined by Calculation Agent in good faith and in a commercially reasonable manner.

     11. Modifications to or Cancellation of the S&P GSCI™ Index and the S&P GSCI™ Light Energy Index

11.1

If either S&P GSCI Family-Index is (a) not calculated and announced by the S&P Index Sponsor but is calculated and announced by a successor sponsor acceptable to the Index Sponsor, or (b) replaced by a successor index using, in the determination of the Index Sponsor, the same or substantially similar formula for and method of calculation as used in the calculation of such S&P GSCI Family-Index, then such index will be deemed to be the index so calculated and announced by that successor index sponsor or that successor index, as the case may be.

11.2

If on or prior to any Dealing Day on which the Index Calculation Agent is determining the Index Level of either of the Contag Beta FE and LE Class A TR Indices the S&P Index Sponsor makes a material change in the formula for or the method of calculating the relevant S&P GSCI Family-Index (other than a modification prescribed in that formula or method to maintain such index in the S&P GSCI Family-Index or prescribed routine events) which affects the ability of the Index Calculation Agent to define an Externally Specified Particular in respect of either of the Contag Beta FE and LE Class A TR Indices, then the Index Sponsor shall, in good faith, make such adjustment(s) that it determines to be appropriate to any variable, calculation, methodology, Externally Specified Particular or any other rule in relation to the Contag Beta FE and LE Class A TR Indices to account for such modification.

11.3

If on or prior to any Dealing Day on which the Index Calculation Agent is determining the Index Level of either of the Contag Beta FE and LE Class A TR Indices the S&P Index Sponsor permanently cancels either S&P GSCI Family-Index, and no successor index exists, the Index Sponsor shall, in good faith, either:

(i)	ensure that the Index Calculation Agent continues to calculate the Index Level of the relevant Contag Beta FE and LE Class A TR Indices using the latest available Externally Specified Particulars at the time the S&P GSCI Family-Index was cancelled; or

(ii)	make such adjustment(s) that it determines to be appropriate to any variable, calculation, methodology, valuation terms or any other rule in relation to the Contag Beta FE and LE Class A TR Indices to account for such cancellation.

     12. Responsibility of the Index Sponsor and Index Calculation Agent

The Index Calculation Agent’s determinations in respect of the Contag Beta FE and LE Class A TR Indices and interpretation of the Rules shall be final.

The Index Sponsor and the Index Calculation Agent shall act in good faith and in a commercially reasonable manner.

Whilst these Rules are intended to be comprehensive, ambiguities may arise. In such circumstances the Index Calculation Agent and the Index Sponsor will resolve such ambiguities in a reasonable manner and, if necessary, the Index Sponsor will amend these Rules to reflect such resolution. The Index Sponsor will publish information in relation to the Relevant Eligible Commodities, Commodity Weights or Weights Periods and other such information which is updated in accordance with the Rules as set out above.

None of the Index Sponsor, the Index Calculation Agent or any of their respective affiliates or subsidiaries nor any of their respective directors, officers, employees, delegates or agents (each a “Relevant Person”) shall have any responsibility to any person (whether as a result of negligence or otherwise) for any determinations made or anything done (or omitted to be determined or done) in respect of the Contag Beta FE and LE Class A TR Indices or in respect of the publication of the Index Level (or failure to publish such level) and any use to which any person may put the Contag Beta FE and LE Class A TR Indices or the Index Levels. All determinations of the Index Calculation Agent and Index Sponsor in respect of the Contag Beta FE and LE Class A TR Indices shall be final, conclusive and binding and no person shall be entitled to make any claim against any of the Relevant Persons in respect thereof. Once a determination or calculation is made or action taken by the Index Calculation Agent, the Index Sponsor or any other Relevant Person in respect of the Contag Beta FE and LE Class A TR Indices, none of the Index Sponsor, the Index Calculation Agent nor any other Relevant Person shall be under any obligation to revise any determination or calculation made or action taken for any reason.

     13. Corrections

In the event that (a) the Contract Price of any Futures Contract used to calculate the Index Level in respect of any Dealing Day is subsequently corrected and the correction is published by the Relevant Exchange before the next following Roll Period or (b) the Index Calculation Agent identifies an error or omission in any of its calculations or determinations in respect of the Contag Beta FE and LE Class A TR Indices, then the Index Calculation Agent may, if practicable and the correction is deemed material by the Index Sponsor, adjust or correct the Index Level published in respect of the relevant Dealing Day and each subsequent Dealing Day and publish such corrected Index Level(s) as soon as reasonably practicable.

     14. Risk Factors specific to the Contag Beta FE and LE Class A TR Indices – Adjustment to the Beta Index Document

The Contag Beta FE and LE Class A TR Indices are total return indices. As a result, paragraph 3 of the Risk Factors in the Beta Index Document should be replaced with the following:

Contag Beta Indices are “total return”.

The return from investing in futures contracts derives from three sources:

(a)	changes in the price of the relevant futures contracts (which is known as the “price return”);

(b)	any profit or loss realised when rolling the relevant futures contracts (which is known as the “roll return”); and

(c)	any interest earned on the cash deposited as collateral for the purchase of the relevant futures contracts (which is known as the “collateral return”).

The Contag Beta Indices are “total return” indices which means that they synthetically replicate the returns accrued from a collateralized investment in commodity futures or, in other words, the sum of the price return, the roll return and the collateral return associated with an investment in such futures contracts.

     15. Notices, Disclaimers and Conflicts

None of the Index Sponsor, the Index Calculation Agent nor any Relevant Person shall have any liability, contingent or otherwise, to any person or entity for the quality, accuracy, timeliness or completeness of the information or data contained in the Rules or the Contag Beta FE and LE Class A TR Indices, or for delays, omissions or interruptions in the delivery of the Contag Beta FE and LE Class A TR Indices or related data. None of the Index Sponsor, the Index Calculation Agent nor any Relevant Person makes any warranty, express or implied, as to the results to be obtained by any person or entity in connection with any use of the Contag Beta FE and LE Class A TR Indices, including but not limited to the trading of or investments in products based on or indexed or otherwise related to the Contag Beta FE and LE Class A TR Indices, any data related thereto or any components thereof. None of the Index Sponsor, the Index Calculation Agent nor any Relevant Person makes any express or implied warranties, and hereby expressly disclaims, to the fullest extent permitted by law, all warranties of merchantability or fitness for a particular purpose or use with respect to the Rules, the Contag Beta FE and LE Class A TR Indices or any data related thereto. Without limitation any of the foregoing, in no event shall any of the Index Sponsor, the Index Calculation Agent or any Relevant Person have any liability for any special, punitive, indirect or consequential damages (including lost profits), in connection with any use by any person of the Contag Beta FE and LE Class A TR Indices or any products based on or indexed or otherwise related thereto, even if notified of the possibility of such damages.

The Index Calculation Agent is under no obligation to continue the calculation, publication and dissemination of any of the Contag Beta FE and LE Class A TR Indices or any Index Level.

During the course of their normal business, the Index Sponsor, the Index Calculation Agent or any other Relevant Person may enter into or promote, offer or sell transactions or investments (structured or otherwise) linked to the Contag Beta FE and LE Class A TR Indices and/or any of the Futures Contracts. In addition, any Relevant Person may have, or may have had, interests or positions, or may buy, sell or otherwise trade positions in or relating to the Contag Beta FE and LE Class A TR Indices or any of the Futures Contracts, or may invest or engage in transactions with other persons, or on behalf of such persons relating to any of these items. Such activity may or may not have an impact on the Index Levels but all persons reading these Rules should be aware that a conflict of interest could arise where anyone is acting in more than one capacity. None of the Index Sponsor, the Index Calculation Agent nor any other Relevant Person has any duty to consider the circumstances of any person when participating in such transactions or to conduct themselves in a manner that is favourable to any person.

It should be noted that the Rules have been developed with the possibility of the Index Sponsor, the Index Calculation Agent or any of the Relevant Persons entering into or promoting, offering or selling transactions or investments (structured or otherwise) linked to the Contag Beta FE and LE Class A TR Indices, and hedging the obligations that might arise under any such transactions or investments. Accordingly it should be assumed that these Rules have and will be analysed from this point of view.

It should be noted that the Contag Beta FE and LE Class A TR Indices are described as a notional portfolio of assets because there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest. The Contag Beta FE and LE Class A TR Indices merely identify certain assets in the market, the performance of which will be used as a reference point for the purposes of calculating the Index Levels.

There is no obligation upon the Index Calculation Agent to publish the Index Levels by any alternative method if the relevant Index Ticker (as identified above) is subject to any delay in or interruptions of publication or any act of God, act of governmental authority, or act of public enemy, or due to war, the outbreak or escalation of hostilities, fire, flood, civil commotion, insurrection, labour difficulty including, without limitation, any strike, other work stoppage, or slow-down, severe or adverse weather conditions, power failure, communications line or other technological failure may occur or any other event beyond the control of the Index Calculation Agent.

No one may reproduce or disseminate the information contained in these Rules or the Index Levels without the prior written consent of the Index Sponsor. “J.P. Morgan Contag Beta Full Energy Class A Total Return Index”, “J.P. Morgan Contag Beta Light Energy Class A Total Return Index”, “Contag Beta FE and LE Class A TR Indices” and “J.P. Morgan Contag” are the intellectual property of the Index Sponsor and may only be used (as an underlying for financial products or otherwise) by third parties who have entered into a license agreement with the Index Sponsor. These Rules are not intended for distribution to, or use by any person in, a jurisdiction where such distribution is prohibited by law or regulation.

These Rules shall be governed by and construed in accordance with the laws of England.

Copyright JPMorgan Chase & Co. 2009. All rights reserved. JPMorgan is the marketing name for J.P. Morgan Chase & Co. and its subsidiaries and affiliates worldwide. J.P. Morgan Securities Inc. is a member of NYSE and SIPC. JPMorgan Chase Bank is a member of FDIC. J.P. Morgan Futures Inc. is a member of the NFA. J.P. Morgan Securities Ltd. and J.P. Morgan plc are authorised by the FSA and members of the LSE. J.P. Morgan Europe Limited is authorised by the FSA. J.P. Morgan Equities Limited is a member of the Johannesburg Securities Exchange and is regulated by the FSB. J.P. Morgan Securities (Asia Pacific) Limited and Jardine Fleming Securities Limited are registered as investment advisers with the Securities & Futures Commission in Hong Kong and their CE numbers are AAJ321 and AAB026 respectively. Jardine Fleming Singapore Securities Pte Ltd is a member of Singapore Exchange Securities Trading Limited and is regulated by the Monetary Authority of Singapore (MAS). J.P. Morgan Securities Asia Private Limited is regulated by the MAS and the Financial Supervisory Agency in Japan. J.P.Morgan Australia Limited (ABN 52 002 888 011) is a licensed securities dealer.

These indices are not sponsored, endorsed, sold or promoted by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). Standard & Poor’s does not make any representation or warranty, express or implied, to the owners of products linked to the indices or any member of the public regarding the advisability of investing in products generally or in products linked to the indices or the ability of the S&P Indices to track general stock market performance. S&P's only relationship to J. P. Morgan for itself and on behalf of each of its affiliates ("Licensee") is the licensing of certain trademarks and trade names of S&P and of the S&P Indices, which indices are determined, composed and calculated by S&P without regard to the Licensee or the products. S&P has no obligation to take the needs of the Licensee or the owners of products linked to the indices into consideration in determining, composing or calculating the S&P Indices. S&P is not responsible for and have not participated in the determination of the timing of, prices at, or quantities of products linked to the indicies or in the determination or calculation of the indices or the determination or calculation of the equation by which products linked to the indices are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of products or the indices.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P INDICES OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCTS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P INDICES OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The S&P Marks are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Licensee.

* The GSCI is not owned, endorsed, or approved by or associated with Goldman Sachs & Co. or its affiliated companies.

J.P. Morgan Contag
Module B(v): J.P. Morgan Contag Beta
Alternate Benchmark Class A Excess
Return Index

Last modifiedDecember 2012

© All Rights Reserved

     1. Contag

Contag refers to a methodology for selecting Futures Contracts (the “Selection Methodology”) and several strategies developed by J.P. Morgan (the “Contag Indices”) that utilise this methodology. The Selection Methodology uses the slope of the futures curve of certain specified commodities in order to select a particular Futures Contract in respect of each commodity in which to synthetically gain exposure. The Selection Methodology aims to select a Futures Contract with the highest level of Local Backwardation subject to certain constraints, all as further explained the document “J.P. Morgan Contag Module A: Selection Methodology”.

     2. This Document

This document, Module B(v) (J.P. Morgan Contag Beta Alternate Benchmark Class A Excess Return Index), explains the J.P. Morgan Contag Beta Alternate Benchmark Class A Excess Return Index (“Contag Beta AB Class A ER”) , which is a Contag Beta Index. By itself this document does not define an index or product. This document provides the Externally Specified Particulars required for the calculation of Contag Beta AB Class A ER.

This document should be read in conjunction with the documents “J.P. Morgan Contag Module A: Selection Methodology” (the “Selection Methodology Document”) and “J.P. Morgan Contag Module B: J.P. Morgan Contag Beta Indices” (the “Beta Index Document”) and together they comprise the rules (the “Rules”) of the J.P. Morgan Contag Beta Alternate Benchmark Class A Excess Return Index. These Rules may be amended or supplemented from time to time at the discretion of the Index Sponsor and will be re-published no later than thirty (30) calendar days following such amendment or supplement. The Index Sponsor will publish information in relation to the Relevant Eligible Commodities, Commodity Weights or Weights Periods and other such information which is updated in accordance with the Rules as set out below.

These Rules are published by J.P. Morgan Securities plc. (“JPMS”) of 25 Bank Street, London EC14 5JP, UK in its capacity as Index Sponsor. A copy of the Rules is available from the Index Sponsor.

ALL PERSONS READING THIS DOCUMENT SHOULD REFER TO THE DISCLAIMERS AND CONFLICTS SECTIONS SET OUT BELOW AND CONSIDER THE INFORMATION CONTAINED IN THIS DOCUMENT IN LIGHT OF SUCH DISCLAIMERS AND CONFLICTS.

NOTHING HEREIN CONSTITUTES AN OFFER TO BUY OR SELL ANY SECURITIES, PARTICIPATE IN ANY TRANSACTION OR ADOPT ANY INVESTMENT STRATEGY OR LEGAL, TAX, REGULATORY OR ACCOUNTING ADVICE.

Each of the Index Sponsor, the Index Calculation Agent, and their affiliates may have positions or engage in transactions in securities or other financial instruments based on or indexed or otherwise related to Contag Beta AB Class A ER.

     3. Definitions

Capitalised terms used in this document should be interpreted according to the definitions given below. All terms listed under the Definitions section in either the Selection Methodology Document or the Beta Index Document shall be deemed to have the same meaning in this document. In the event of a conflict between the definitions used in the Selection Methodology Document, the Beta Index Document and this document, the terms used herein shall prevail.

CIM Determination Date	has the meaning given in the DJ-UBS CI Methodology.

Commodity Index Percentage	has the meaning given in the DJ-UBS CI Methodology.

Designated Contract	has the meaning given in the DJ-UBS CI Methodology.

DJ-UBS CI Methodology	means the document setting out the rules of the DJ-UBS CISM Indices entitled “DJ-UBS CISM Index Methodology” as updated, modified and superseded from time to time by the DJ-UBS Index Sponsor and available at www.djindexes.com/ubs/index.cfm?go=handbook.

At the time of publication of this document the relevant edition is dated June 2009 Edition.

DJ-UBS Index Commodity	has the meaning ascribed to the defined term “Index Commodity” in the DJ-UBS CI Methodology.

DJ-UBS Index Sponsor	means Dow Jones & Company, Inc. (“Dow Jones”) and UBS Securities LLC (“UBS”) and their respective successors.

Relevant Eligible Commodities	means the Eligible Commodities which correspond to the Designated Contracts used in the calculation of DJ-UBS CISM Index.

     4. Overview

Contag Beta AB Class A ER reflects the return of synthetic exposure in an investment in the Relevant Eligible Commodities following the Selection Methodology described in the Selection Methodology Document to determine the Contag Contracts to which the Index gains exposure. Subject to the occurrence or existence of a Market Disruption, the Index Calculation Agent shall calculate and publish the Index Level in respect of each Dealing Day in accordance with the methodology specified in the Beta Index Document.

Contag Beta AB Class A ER aims to achieve a long-only synthetic exposure to commodity futures contract prices, with Commodity Weights for the Relevant Eligible Commodities equal to the Contract Production Weights for the relevant Designated Contract of the DJ-UBS CISM Index (Bloomberg ticker: DJUBS).

     5. Externally Specified Particulars: Contag Beta AB Class A ER

The Externally Specified Particulars in respect of Contag Beta AB Class A ER are shown in Table 1 (Externally Specified Particulars in respect of Contag Beta AB Class A ER) below:

Externally Specified Particular	Definition in respect of Contag Beta AB Class A ER (in this table, the “Index”)
Commodity Weights	The Commodity Weight of each Eligible Commodity c in Contag Beta AB Class A ER is equal to:
Eligible Commodity	means, unless otherwise specified herein and with respect to the

Contag Beta AB Class A ER, a DJ-UBS Index Commodity.
Initial Index Day	30th December 1994
Initial Index Level	100
Index Name	J.P. Morgan Contag Beta Alternate Benchmark Class A Excess Return Index
Index Ticker	JCTABDJE
Roll Period Starting Day	1
Roll Period Length	10
Weights Periods	means, with respect to DJ-UBS CISM Index (Bloomberg ticker: DJUBS), the period from and including the first Dealing Day of the calendar month in which the CIM Determination Date t occurs through and including the first Dealing Day of the calendar month in which the CIM Determination Date t +1 occurs.

Table 1: Externally Specified Particulars in respect of Contag Beta AB Class A ER

     6. Regular amendments to Commodity Weights

The Commodity Weights in respect of the Contag Beta AB Class A ER are determined by reference to the Commodity Index Percentages as specified in the DJ-UBS CI Methodology and as detailed above. The Commodity Weights for the Contag Beta AB Class A ER Index are expected to change on an annual basis in line with the frequency with which the Commodity Index Percentages are routinely updated by the DJ-UBS Index Sponsor in respect of the DJ-UBS CISM Index. Furthermore, from time to time the DJ-UBS Index Sponsor may change the Commodity Index Percentages on an intra-annual basis, in which case a new Weights Period will begin on the first Dealing Day of the calendar month in which the CIM Determination Date t occurs for the Commodity Index Percentages. Corresponding changes will be made by the Index Sponsor to the Weights Period for the Contag Beta AB Class A ER Index. The Commodity Weights for the Contag Beta AB Class A ER Index in respect of a given Weights Period will always be determined by reference to the Commodity Index Percentages in respect of the corresponding CIM Determination Date.

     7. Changes to the Relevant Eligible Commodities

7.1 Amendment to Relevant Eligible Commodities

In the event that a Designated Contract is added to or removed from the calculation of the DJ-UBS CISM Index, corresponding changes shall be made by the Index Sponsor to the Relevant Eligible Commodities contained in the Contag Beta AB Class A ER Index. Such amendments shall be published by the Index Sponsor and shall be effective for the Weights Period corresponding to the CIM Determination Date immediately following the beginning of the Weights Period in respect of which such Designated Contract is added or removed from the calculation of DJ-UBS CISM Index.

7.2 Addition of Eligible Commodities

In the event that a Designated Contract is added to the calculation of the DJ-UBS CISM Index that is not currently in the set of Eligible Commodities, such Designated Contract (the “New Eligible Commodity”) will be considered an Eligible Commodity for the purposes of calculating the Contag Beta AB Class A ER Index, effective as of the Weights Period corresponding to the DJ-UBS CI Period for which the addition is set to take effect in the DJ-UBS CISM Index. All details relating to such New Eligible Commodity necessary for the purposes of carrying out the Selection Methodology (for example the Liquid Contract Months) shall be published by the Index Sponsor.

     8. Modifications to or Cancellation of the DJ-UBS CISM Index

8.1

If the DJ-UBS CISM Index is (a) not calculated and announced by the DJ-UBS Index Sponsor but is calculated and announced by a successor sponsor acceptable to the Index Sponsor, or (b) replaced by a successor index using, in the determination of the Index Sponsor, the same or substantially similar formula for and method of calculation as used in the calculation of the DJ-UBS CISM Index, then such index will be deemed to be the index so calculated and announced by that successor index sponsor or that successor index, as the case may be.

8.2

If on or prior to any Dealing Day on which the Index Calculation Agent is determining the Index Level of either of the Contag Beta AB Class A ER Index the DJ-UBS Index Sponsor makes a material change in the formula for or the method of calculating the DJ-UBS CISM Index (other than a modification prescribed in that formula or method to maintain such index in the the DJ-UBS CISM Index or prescribed routine events) which affects the ability of the Index Calculation Agent to define an Externally Specified Particular in respect of the Contag Beta AB Class A ER Index, then the Index Sponsor shall, in good faith, make such adjustment(s) that it determines to be appropriate to any variable, calculation, methodology, Externally Specified Particular or any other rule in relation to the Contag Beta AB Class A ER Index to account for such modification.

8.3

If on or prior to any Dealing Day on which the Index Calculation Agent is determining the Index Level of the Contag Beta AB Class A ER Index, the DJ-UBS Index Sponsor permanently cancels the DJ-UBS CISM Index and no successor index exists, the Index Sponsor shall, in good faith, either:

(i)	ensure that the Index Calculation Agent continues to calculate the Index Level of the Contag Beta AB Class A ER Index using the latest available Externally Specified Particulars at the time the DJ-UBS CISM Index was cancelled; or

(ii)	make such adjustment(s) that it determines to be appropriate to any variable, calculation, methodology, valuation terms or any other rule in relation to the Contag Beta AB Class A ER Index to account for such cancellation.

     9. Responsibility of the Index Sponsor and Index Calculation Agent

The Index Sponsor’s and the Index Calculation Agent’s determinations in respect of the Contag Beta AB Class A ER Index and interpretation of the Rules shall be final.

The Index Sponsor and the Index Calculation Agent shall act in good faith and in a commercially reasonable manner.

Whilst these Rules are intended to be comprehensive, ambiguities may arise. In such circumstances the Index Calculation Agent and Index Sponsor will resolve such ambiguities in a reasonable manner and, if necessary, the Index Sponsor will amend these Rules to reflect such resolution. The Index Sponsor will publish information in relation to the Relevant Eligible Commodities, Commodity Weights or Weights Periods and other such information which is updated in accordance with the Rules as set out above.

None of the Index Sponsor, the Index Calculation Agent nor any of their respective affiliates or subsidiaries or any of their respective directors, officers, employees, delegates or agents (each a “Relevant Person”) shall have any responsibility to any person (whether as a result of negligence or otherwise) for any determinations made or anything done (or omitted to be determined or done) in respect of the Contag Beta AB Class A ER Index or in respect of the publication of the Index Level (or failure to publish such level) and any use to which any person may put the Contag Beta AB Class A ER Index or the Index Levels. All determinations of the Index Calculation Agent and Index Sponsor in respect of the Contag Beta AB Class A ER Index shall be final, conclusive and binding and no person shall be entitled to make any claim against any of the Relevant Persons in respect thereof. Once a determination or calculation is made or action taken by the Index Calculation Agent, the Index Sponsor or any other Relevant Person in respect of the Contag Beta AB Class A ER Index, none of the Index Sponsor, the Index Calculation Agent nor any other Relevant Person shall be under any obligation to revise any determination or calculation made or action taken for any reason.

     10. Corrections

In the event that (a) the Contract Price of any Futures Contract used to calculate the Index Level in respect of any Dealing Day is subsequently corrected and the correction is published by the Relevant Exchange before the next following Roll Period or (b) the Index Calculation Agent identifies an error or omission in any of its calculations or determinations in respect of the Contag Beta AB Class A ER Index, then the Index Calculation Agent may, if practicable and the correction is deemed material by the Index Sponsor, adjust or correct the Index Level published in respect of the relevant Dealing Day and each subsequent Dealing Day and publish such corrected Index Level(s) as soon as reasonably practicable.

     11. Notices, Disclaimers and Conflicts

None of the Index Sponsor, the Index Calculation Agent nor any Relevant Person shall have any liability, contingent or otherwise, to any person or entity for the quality, accuracy, timeliness or completeness of the information or data contained in the Rules or the Contag Beta AB Class A ER Index, or for delays, omissions or interruptions in the delivery of the Contag Beta AB Class A ER Index or related data. None of the Index Sponsor, the Index Calculation Agent nor any Relevant Person makes any warranty, express or implied, as to the results to be obtained by any person or entity in connection with any use of the Contag Beta AB Class A ER Index, including but not limited to the trading of or investments in products based on or indexed or otherwise related to the Contag Beta AB Class A ER Index, any data related thereto or any components thereof. None of the Index Sponsor, the Index Calculation Agent nor any Relevant Person makes any express or implied warranties, and hereby expressly disclaims, to the fullest extent permitted by law, all warranties of merchantability or fitness for a particular purpose or use with respect to the Rules, the Contag Beta AB Class A ER Index or any data related thereto. Without limitation to any of the foregoing, in no event shall any of the Index Sponsor, the Index Calculation Agent nor any Relevant Person have any liability for any special, punitive, indirect or consequential damages (including lost profits), in connection with any use by any person of the Contag Beta AB Class A ER Index or any products based on or indexed or otherwise related thereto, even if notified of the possibility of such damages.

The Index Calculation Agent is under no obligation to continue the calculation, publication and dissemination of any of the Contag Beta AB Class A ER Index or any Index Level.

During the course of their normal business, the Index Sponsor, the Index Calculation Agent or any other Relevant Person may enter into or promote, offer or sell transactions or investments (structured or otherwise) linked to the Contag Beta AB Class A ER Index and/or any of the Futures Contracts. In addition, any Relevant Person may have, or may have had, interests or positions, or may buy, sell or otherwise trade positions in or relating to the Contag Beta AB Class A ER Index or any of the Futures Contracts, or may invest or engage in transactions with other persons, or on behalf of such persons relating to any of these items. Such activity may or may not have an impact on the Index Levels but all persons reading these Rules should be aware that a conflict of interest could arise where anyone is acting in more than one capacity. None of the Index Sponsor, the Index Calculation Agent nor any other Relevant Person has any duty to consider the circumstances of any person when participating in such transactions or to conduct themselves in a manner that is favourable to any person.

It should be noted that the Rules have been developed with the possibility of the Index Sponsor, the Index Calculation Agent or any of the Relevant Persons entering into or promoting, offering or selling transactions or investments (structured or otherwise) linked to the Contag Beta AB Class A ER Index, and hedging the obligations that might arise under any such transactions or investments. Accordingly it should be assumed that these Rules have and will be analysed from this point of view.

It should be noted that the Contag Beta AB Class A ER Index is described as having exposure to a notional portfolio of assets because there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest. The Contag Beta AB Class A ER Index merely identify certain assets in the market, the performance of which will be used as a reference point for the purposes of calculating the Index Levels.

There is no obligation upon the Index Calculation Agent to publish the Index Levels by any alternative method if the relevant Index Ticker (as identified above) is subject to any delay in or interruptions of publication or any act of God, act of governmental authority, or act of public enemy, or due to war, the outbreak or escalation of hostilities, fire, flood, civil commotion, insurrection, labour difficulty including, without limitation, any strike, other work stoppage, or slow-down, severe or adverse weather conditions, power failure, communications line or other technological failure may occur or any other event beyond the control of the Index Calculation Agent.

No one may reproduce or disseminate the information contained in these Rules or the Index Levels without the prior written consent of the Index Sponsor. “J.P. Morgan Contag Beta Alternate Benchmark Class A Excess Return Index”, “Contag Beta AB Class A ER Index” and “J.P. Morgan Contag” are the intellectual property of the Index Sponsor and may only be used (as an underlying for financial products or otherwise) by third parties who have entered into a license agreement with the Index Sponsor. These Rules are not intended for distribution to, or use by any person in, a jurisdiction where such distribution is prohibited by law or regulation.

These Rules shall be governed by and construed in accordance with English law.

Copyright JPMorgan Chase & Co. 2010. All rights reserved. J.P.Morgan is the marketing name for JPMorgan Chase & Co. and its subsidiaries and affiliates worldwide. J.P. Morgan Securities Inc. is a member of NYSE and SIPC. JPMorgan Chase Bank is a member of FDIC. J.P. Morgan Futures Inc. is a member of the NFA. J.P. Morgan Securities plc and J.P. Morgan plc are authorised by the FSA and members of the LSE. J.P. Morgan Europe Limited is authorised by the FSA. J.P. Morgan Equities Limited is a member of the Johannesburg Securities Exchange and is regulated by the FSB. J.P. Morgan Securities (Asia Pacific) Limited and Jardine Fleming Securities Limited are registered as investment advisers with the Securities & Futures Commission in Hong Kong and their CE numbers are AAJ321 and AAB026 respectively. Jardine Fleming Singapore Securities Pte Ltd is a member of Singapore Exchange Securities Trading Limited and is regulated by the Monetary Authority of Singapore (MAS). J.P. Morgan Securities Asia Private Limited is regulated by the MAS and the Financial Supervisory Agency in Japan. J.P.Morgan Australia Limited (ABN 52 002 888 011) is a licensed securities dealer.

This index is not sponsored, endorsed, sold or promoted by Dow Jones, UBS or any of their respective affiliates (collectively, the “DJ-UBS Entities”). The DJ-UBS Entities do not make any representation or warranty, express or implied, to the owners of products linked to the indices or any member of the public regarding the advisability of investing in products generally or in products linked to the index or the ability of the S&P Indices to track general stock market performance. The DJ-UBS Entities' only relationship to J.P.Morgan for itself and on behalf of each of its affiliates ("Licensee") is the licensing of certain trademarks and trade names of the DJ-Entities and of the DJ-UBS CISM Index, which indices are determined, composed and calculated by the DJ-UBS Entities without regard to the Licensee or the products. Neither Dow Jones nor UBS has an obligation to take the needs of the Licensee or the owners of products linked to the indices into consideration in determining, composing or calculating the DJ-UBS CISM Index. The DJ-UBS Entities are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of products linked to the index or in the determination or calculation of the index or the determination or calculation of the equation by which products linked to the index are to be converted into cash. The DJ-UBS Entities do not have no obligation or liability in connection with the administration, marketing or trading of products or the index.

NONE OF DOW JONES, UBS OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES — UBS COMMODITY INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF DOW JONES, UBS OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, UBS OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO. OR ITS AFFILIATES, OWNERS OF ANY FINANCIAL PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES — UBS COMMODITY INDEX OR ANY DATA INCLUDED THEREIN. NONE OF DOW JONES, UBS OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES — UBS COMMODITY INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, UBS OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG DOW JONES, UBS AND JPMORGAN CHASE & CO., OTHER THAN UBS AND ITS AFFILIATES.

J.P. Morgan Contag
Module B(vi): J.P. Morgan Contag Beta
Alternate Benchmark Class A Total Return
Index

January 2010,
updated June 2011

© All Rights Reserved

     1. Contag

Contag refers to a methodology for selecting Futures Contracts (the “Selection Methodology”) and several strategies developed by J.P. Morgan (the “Contag Indices”) that utilise this methodology. The Selection Methodology uses the slope of the futures curve of certain specified commodities in order to select a particular Futures Contract in respect of each commodity in which to synthetically gain exposure. The Selection Methodology aims to select a Futures Contract with the highest level of Local Backwardation subject to certain constraints, all as further explained the document “J.P. Morgan Contag Module A: Selection Methodology”.

     2. This Document

This document, Module B(vi) (J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index), explains the J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index (“Contag Beta AB Class A TR”), which is a Contag Beta Index. By itself this document does not define an index or product. This document provides the Externally Specified Particulars required for the calculation of Contag Beta AB Class A TR.

This document should be read in conjunction with the documents “J.P. Morgan Contag Module A: Selection Methodology” (the “Selection Methodology Document”) and “J.P. Morgan Contag Module B: J.P. Morgan Contag Beta Indices” (the “Beta Index Document”) and together they comprise the rules (the “Rules”) of the J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index. These Rules may be amended or supplemented from time to time at the discretion of the Index Sponsor and will be re-published no later than thirty (30) calendar days following such amendment or supplement. The Index Sponsor will publish information in relation to the Relevant Eligible Commodities, Commodity Weights or Weights Periods and other such information which is updated in accordance with the Rules as set out below.

These Rules are published by J.P. Morgan Securities Ltd. (“JPMSL”) of 125 London Wall, London EC2Y 5AJ, UK in its capacity as Index Sponsor. A copy of the Rules is available from the Index Sponsor.

ALL PERSONS READING THIS DOCUMENT SHOULD REFER TO THE DISCLAIMERS AND CONFLICTS SECTIONS SET OUT BELOW AND CONSIDER THE INFORMATION CONTAINED IN THIS DOCUMENT IN LIGHT OF SUCH DISCLAIMERS AND CONFLICTS.

NOTHING HEREIN CONSTITUTES AN OFFER TO BUY OR SELL ANY SECURITIES, PARTICIPATE IN ANY TRANSACTION OR ADOPT ANY INVESTMENT STRATEGY OR LEGAL, TAX, REGULATORY OR ACCOUNTING ADVICE.

Each of the Index Sponsor, the Index Calculation Agent and their affiliates may have positions or engage in transactions in securities or other financial instruments based on or indexed or otherwise related to Contag Beta AB Class A TR.

     3. Definitions

Capitalised terms used in this document should be interpreted according to the definitions given below. All terms listed under the Definitions section in either the Selection Methodology Document or the Beta Index Document shall be deemed to have the same meaning in this document. In the event of a conflict between the definitions used in the Selection Methodology Document, the Beta Index Document and this document, the terms used herein shall prevail.

CIM Determination Date	has the meaning given in the DJ-UBS CI Methodology.

Commodity Index Percentage	has the meaning given in the DJ-UBS CI Methodology.

Designated Contract	has the meaning given in the DJ-UBS CI Methodology.

DJ-UBS CI Methodology	means the document setting out the rules of the DJ-UBS CISM Indices entitled “DJ-UBS CISM Index Methodology” as updated, modified and superseded from time to time by the DJ-UBS Index Sponsor and available at www.djindexes.com/ubs/index.cfm?go=handbook.

At the time of publication of this document the relevant edition is dated June 2009 Edition.

DJ-UBS Index Commodity	has the meaning ascribed to the defined term “Index Commodity” in the DJ-UBS CI Methodology.

Relevant Eligible Commodities	means the Eligible Commodities which correspond to the Designated Contracts used in the calculation of DJ-UBS CISM Index.

DJ-UBS Index Sponsor	means Dow Jones & Company, Inc. (“Dow Jones”) and UBS Securities LLC (“UBS”) and their respective successors.

T-Bill Rate

means, in respect of a Dealing Day, the 3 month weekly Auction High Discount Rate for United States Treasury Bills on the Dealing Day immediately preceding the relevant Dealing Day, as reported on the Bloomberg® Ticker USB3MTA and expressed as a money market rate; provided, however if such rate is not available at the applicable Bloomberg Ticker, the rate will be determined in accordance with section 9 below.

     4. Overview

Contag Beta AB Class A TR reflects the return of synthetic exposure in an investment in the Relevant Eligible Commodities following the Selection Methodology described in the Selection Methodology Document to determine the Contag Contracts to which the Index gains exposure. In addition to the returns of the Contag Contracts held each month, the index also provides exposure to the returns of 3-month T-Bills. Subject to the occurrence or existence of a Market Disruption, the Index Calculation Agent shall calculate and publish the Index Level in respect of each Dealing Day in accordance with the methodology specified in the Beta Index Document.

Contag Beta AB Class A TR aims to achieve a long-only synthetic exposure to commodity futures contract prices, with Commodity Weights for the Relevant Eligible Commodities equal to the Contract Production Weights for the relevant Designated Contract of the DJ-UBS CISM Index (Bloomberg ticker: DJUBS).

     5. Calculation of the Class A Total Return Index

The following section 5.1 (“The Index Level”) replaces section 5.6 (“The Index Level”) of the Beta Index Document for the purposes of calculating the Contag Beta AB Class A TR:

5.1 The Index Level

The Index Level on the Initial Index Day is the Initial Index Level.

In respect of each Dealing Day d following the Initial Index Day, the Index Level will be determined by the Index Calculation Agent, representing the cumulative effect of the Investment Return since the Initial Index Day, in accordance with the following formula:

Where:

IRd	means the Investment Return for Dealing Day d, determined by the Index Calculation Agent in accordance with the following formula:

Where:

NAId-1	means the Nominal Amount Invested as at Dealing Day d – 1;

NARd	means the Nominal Amount Returned as at Dealing Day d;

Nominal Amount Invested as at Dealing Day d – 1	means NBd-1 (d -1), that is, the level of the Nominal Basket composed in respect of Dealing Day d-1, valued as at Dealing Day d-1;

Nominal Amount Returned as at Dealing Day d	means NBd-1 (d ), that is, the level of the Nominal Basket composed in respect of Dealing Day d-1, valued as at Dealing Day d;

TBR d	means the Treasury Bill return on Dealing day d, calculated using the following formula:

TBILLd–1	means the T-Bill Rate on Dealing Day d-1 as defined in section 3; and

A(d )	means the number of calendar days which are not Dealing Days from (and excluding) Dealing Day d-1 to (and including) Dealing Day d.

      6. Externally Specified Particulars: Contag Beta AB Class A TR

The Externally Specified Particulars in respect of Contag Beta AB Class A TR are shown in Table 1 (Externally Specified Particulars in respect of Contag Beta AB Class A TR) below:

Externally Specified Particular	Definition in respect of Contag Beta AB Class A TR (in this table, the “Index”)
Commodity Weights

The Commodity Weight of each Eligible Commodity c in Contag Beta AB Class A TR is equal to:

provided, however, that if an Eligible Commodity c (as defined in Module A) is not a DJ-UBS Index Commodity, then such Eligible Commodity c will have a Commodity Weight equal to zero.

Eligible Commodity	means, unless otherwise specified herein and with respect to the Contag Beta AB Class A TR, a DJ-UBS Index Commodity.
Initial Index Day	30th December 1994
Initial Index Level	100
Index Name	J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index
Index Ticker	JCTABDJT
Roll Period Starting Day	1
Roll Period Length	10
Weights Periods	means, with respect to DJ-UBS CISM Index (Bloomberg ticker: DJUBS), the period from and including the first Dealing Day of the calendar month in which the CIM Determination Date t occurs through and including the first Dealing Day of the calendar month in which the CIM Determination Date t +1 occurs.

Table 1: Externally Specified Particulars in respect of Contag Beta AB Class A TR

     7. Regular amendments to Commodity Weights

The Commodity Weights in respect of the Contag Beta AB Class A TR are determined by reference to the Commodity Index Percentages as specified in the DJ-UBS CI Methodology and as detailed above. The Commodity Weights for the Contag Beta AB Class A TR Index are expected to change on an annual basis in line with the frequency with which the Commodity Index Percentages are routinely updated by the DJ-UBS Index Sponsor in respect of the DJ-UBS CISM Index. Furthermore, from time to time the DJ-UBS Index Sponsor may change the Commodity Index Percentages on an intra-annual basis, in which case a new Weights Period will begin on the first Dealing Day of the calendar month in which the CIM Determination Date t occurs for the Commodity Index Percentages. Corresponding changes will be made by the Index Sponsor to the Weights Period for the Contag Beta AB Class A TR Index. The Commodity Weights for the Contag Beta AB Class A TR Index in respect of a given Weights Period will always be determined by reference to the Commodity Index Percentages in respect of the corresponding CIM Determination Date.

     8. Changes to the Relevant Eligible Commodities

8.1 Amendment to Relevant Eligible Commodities

In the event that a Designated Contract is added to or removed from the calculation of the DJ-UBS CISM Index, corresponding changes shall be made by the Index Sponsor to the Relevant Eligible Commodities contained in the Contag Beta AB Class A TR Index. Such amendments shall be published by the Index Sponsor and shall be effective for the Weights Period corresponding to the CIM Determination Date immediately following the beginning of the Weights Period in respect of which such Designated Contract is added or removed from the calculation of DJ-UBS CISM Index.

8.2 Addition of Eligible Commodities

In the event that a Designated Contract is added to the calculation of the DJ-UBS CISM Index that is not currently in the set of Eligible Commodities, such Designated Contract (the “New Eligible Commodity”) will be considered an Eligible Commodity for the purposes of calculating the Contag Beta AB Class A TR Index, effective as of the Weights Period corresponding to the DJ-UBS CI Period for which the addition is set to take effect in the DJ-UBS CISM Index. All details relating to such New Eligible Commodity necessary for the purposes of carrying out the Selection Methodology (for example the Liquid Contract Months) shall be published by the Index Sponsor.

     9. Additional Extraordinary Events

In addition to the Extraordinary Events section of the Beta Index Document, the following actions will be taken by the Index Calculation Agent following any abnormalities in the publication of the T-Bill Rate.

If, in respect of a Dealing Day, such rate for such date does not appear on Bloomberg® ticker USB3MTA (or any official successor page thereto), the rate for that date will be the Bond Equivalent Yield of the rate displayed in H.15 Daily Update, currently http://www.federalreserve.gov/releases/h15/update/, (or any official successor page thereto), or such other recognized electronic source used for the purpose of displaying such 3-month T-bill rate for that day under the caption "U.S. Government Securities/Treasury bills/Auction high" converted by the Index Calculation Agent in a commercially reasonable manner to bank discount basis such that it is expressed in the same manner as the T-Bill Auction High Rate.

If such rate for such date does not appear on Bloomberg® ticker USB3MTA (or any official successor page thereto) and such 3-month rate is not displayed in the H.15 Daily Update under the caption "U.S. Government securities/Treasury bills/Auction high" or another recognized electronic source, the rate for that date will be the Bond Equivalent Yield of the auction rate for those Treasury Bills as announced by the United States Department of Treasury, converted by the Index Calculation Agent in a commercially reasonable manner to bank discount basis such that it is expressed in the same manner as the T-Bill Auction High Rate.

If the rate for United States 3-month Treasury Bills is still not available, the rate will be determined by Index Sponsor in good faith and in a commercially reasonable manner.

     10. Modifications to or Cancellation of the DJ-UBS CISM Index

10.1

If the DJ-UBS CISM Index is (a) not calculated and announced by the DJ-UBS Index Sponsor but is calculated and announced by a successor sponsor acceptable to the Index Sponsor, or (b) replaced by a successor index using, in the determination of the Index Sponsor, the same or substantially similar formula for and method of calculation as used in the calculation of the DJ-UBS CISM Index, then such index will be deemed to be the index so calculated and announced by that successor index sponsor or that successor index, as the case may be.

10.2

If on or prior to any Dealing Day on which the Index Calculation Agent is determining the Index Level of either of the Contag Beta AB Class A TR Index the DJ-UBS Index Sponsor makes a material change in the formula for or the method of calculating the DJ-UBS CISM Index (other than a modification prescribed in that formula or method to maintain such index in the DJ-UBS CISM Index or prescribed routine events) which affects the ability of the Index Calculation Agent to define an Externally Specified Particular in respect of the Contag Beta AB Class A TR Index, then the Index Sponsor shall, in good faith, make such adjustment(s) that it determines to be appropriate to any variable, calculation, methodology, Externally Specified Particular or any other rule in relation to the Contag Beta AB Class A TR Index to account for such modification.

10.3

If on or prior to any Dealing Day on which the Index Calculation Agent is determining the Index Level of the Contag Beta AB Class A TR Index, the DJ-UBS Index Sponsor permanently cancels the DJ-UBS CISM Index and no successor index exists, the Index Sponsor shall, in good faith, either:

(i)	ensure that the Index Calculation Agent continues to calculate the Index Level of the Contag Beta AB Class A TR Index using the latest available Externally Specified Particulars at the time the DJ-UBS CISM Index was cancelled; or

(ii)	make such adjustment(s) that it determines to be appropriate to any variable, calculation, methodology, valuation terms or any other rule in relation to the Contag Beta AB Class A TR Index to account for such cancellation.

     11. Responsibility of the Index Sponsor and Index Calculation Agent

The Index Calculation Agent’s determinations in respect of the Contag Beta AB Class A TR Index and interpretation of the Rules shall be final.

The Index Sponsor shall act in good faith and in a commercially reasonable manner.

Whilst these Rules are intended to be comprehensive, ambiguities may arise. In such circumstances the Index Calculation Agent and the Index Sponsor will resolve such ambiguities in a reasonable manner and, if necessary, the Index Sponsor will amend these Rules to reflect such resolution. The Index Sponsor will publish information in relation to the Relevant Eligible Commodities, Commodity Weights or Weights Periods and other such information which is updated in accordance with the Rules as set out above.

None of the Index Sponsor, the Index Calculation Agent nor any or their respective affiliates or subsidiaries or any of their respective directors, officers, employees, delegates or agents (each a “Relevant Person”) shall have any responsibility to any person (whether as a result of negligence or otherwise) for any determinations made or anything done (or omitted to be determined or done) in respect of the Contag Beta AB Class A TR Index or in respect of the publication of the Index Level (or failure to publish such level) and any use to which any person may put the Contag Beta AB Class A TR Index or the Index Levels. All determinations of the Index Calculation Agent in respect of the Contag Beta AB Class A TR Index shall be final, conclusive and binding and no person shall be entitled to make any claim against any of the Relevant Persons in respect thereof. Once a determination or calculation is made or action taken by the Index Calculation Agent, the Index Sponsor or any other Relevant Person in respect of the Contag Beta AB Class A TR Index, none of the Index Sponsor, the Index Calculation Agent nor any other Relevant Person shall be under any obligation to revise any determination or calculation made or action taken for any reason.

     12. Corrections

In the event that (a) the Contract Price of any Futures Contract used to calculate the Index Level in respect of any Dealing Day is subsequently corrected and the correction is published by the Relevant Exchange before the next following Roll Period or (b) the Index Calculation Agent identifies an error or omission in any of its calculations or determinations in respect of the Contag Beta AB Class A TR Index, then the Index Calculation Agent may, if practicable and the correction is deemed material by the Index Sponsor, adjust or correct the Index Level published in respect of the relevant Dealing Day and each subsequent Dealing Day and publish such corrected Index Level(s) as soon as reasonably practicable.

     13. Risk Factors specific to the Contag Beta AB Class A TR Index – Adjustment to the Beta Index Document

The Contag Beta AB Class A TR Index is a total return index. As a result, paragraph 3 of the Risk Factors in the Beta Index Document should be replaced with the following:

The Contag Beta AB Class A TR Index is “total return”.

The return from investing in futures contracts derives from three sources:

(a)	changes in the price of the relevant futures contracts (which is known as the “price return”);

(b)	any profit or loss realised when rolling the relevant futures contracts (which is known as the “roll return”); and

(c)	any interest earned on the cash deposited as collateral for the purchase of the relevant futures contracts (which is known as the “collateral return”).

The Contag Beta AB Class A TR Index is a “total return” index, which means that they synthetically replicate the returns accrued from a collateralized investment in commodity futures or, in other words, the sum of the price return, the roll return and the collateral return associated with an investment in such futures contracts.

     14. Notices, Disclaimers and Conflicts

None of the Index Sponsor, the Index Calculation Agent nor any Relevant Person shall have any liability, contingent or otherwise, to any person or entity for the quality, accuracy, timeliness or completeness of the information or data contained in the Rules or the Contag Beta AB Class A TR Index, or for delays, omissions or interruptions in the delivery of the Contag Beta AB Class A TR Index or related data. None of the Index Sponsor, the Index Calculation Agent nor any Relevant Person makes any warranty, express or implied, as to the results to be obtained by any person or entity in connection with any use of the Contag Beta AB Class A TR Index, including but not limited to the trading of or investments in products based on or indexed or otherwise related to the Contag Beta AB Class A TR Index, any data related thereto or any components thereof. None of the Index Sponsor, the Index Calculation Agent nor any Relevant Person makes any express or implied warranties, and hereby expressly disclaims, to the fullest extent permitted by law, all warranties of merchantability or fitness for a particular purpose or use with respect to the Rules, the Contag Beta AB Class A TR Index or any data related thereto. Without limitation any of the foregoing, in no event shall either of the Index Sponsor, the Index Calculation Agent or any Relevant Person have any liability for any special, punitive, indirect or consequential damages (including lost profits), in connection with any use by any person of the Contag Beta AB Class A TR Index or any products based on or indexed or otherwise related thereto, even if notified of the possibility of such damages.

The Index Calculation Agent is under no obligation to continue the calculation, publication and dissemination of any of the Contag Beta AB Class A TR Index or any Index Level.

During the course of their normal business, the Index Sponsor, the Index Calculation Agent or any other Relevant Person may enter into or promote, offer or sell transactions or investments (structured or otherwise) linked to the Contag Beta AB Class A TR Index and/or any of the Futures Contracts. In addition, any Relevant Person may have, or may have had, interests or positions, or may buy, sell or otherwise trade positions in or relating to the Contag Beta AB Class A TR Index or any of the Futures Contracts, or may invest or engage in transactions with other persons, or on behalf of such persons relating to any of these items. Such activity may or may not have an impact on the Index Levels but all persons reading these Rules should be aware that a conflict of interest could arise where anyone is acting in more than one capacity. None of the Index Sponsor, the Index Calculation Agent nor any other Relevant Person has any duty to consider the circumstances of any person when participating in such transactions or to conduct themselves in a manner that is favourable to any person.

It should be noted that the Rules have been developed with the possibility of the Index Sponsor, the Index Calculation Agent or any of the Relevant Persons entering into or promoting, offering or selling transactions or investments (structured or otherwise) linked to the Contag Beta AB Class A TR Index, and hedging the obligations that might arise under any such transactions or investments. Accordingly it should be assumed that these Rules have and will be analysed from this point of view.

It should be noted that the Contag Beta AB Class A TR Index is described as having exposure to a notional portfolio of assets because there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest. The Contag Beta AB Class A TR Index merely identify certain assets in the market, the performance of which will be used as a reference point for the purposes of calculating the Index Levels.

There is no obligation upon the Index Calculation Agent to publish the Index Levels by any alternative method if the relevant Index Ticker (as identified above) is subject to any delay in or interruptions of publication or any act of God, act of governmental authority, or act of public enemy, or due to war, the outbreak or escalation of hostilities, fire, flood, civil commotion, insurrection, labour difficulty including, without limitation, any strike, other work stoppage, or slow-down, severe or adverse weather conditions, power failure, communications line or other technological failure may occur or any other event beyond the control of the Index Calculation Agent.

No one may reproduce or disseminate the information contained in these Rules or the Index Levels without the prior written consent of the Index Sponsor. “J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index”, “Contag Beta AB Class A TR Index” and “J.P. Morgan Contag” are the intellectual property of the Index Sponsor and may only be used (as an underlying for financial products or otherwise) by third parties who have entered into a license agreement with the Index Sponsor. These Rules are not intended for distribution to, or use by any person in, a jurisdiction where such distribution is prohibited by law or regulation.

These Rules shall be governed by and construed in accordance with English law.

Copyright JPMorgan Chase & Co. 2010. All rights reserved. J.P.Morgan is the marketing name for JPMorgan Chase & Co. and its subsidiaries and affiliates worldwide. J.P. Morgan Securities Inc. is a member of NYSE and SIPC. JPMorgan Chase Bank is a member of FDIC. J.P. Morgan Futures Inc. is a member of the NFA. J.P. Morgan Securities Ltd. and J.P. Morgan plc are authorised by the FSA and members of the LSE. J.P. Morgan Europe Limited is authorised by the FSA. J.P. Morgan Equities Limited is a member of the Johannesburg Securities Exchange and is regulated by the FSB. J.P. Morgan Securities (Asia Pacific) Limited and Jardine Fleming Securities Limited are registered as investment advisers with the Securities & Futures Commission in Hong Kong and their CE numbers are AAJ321 and AAB026 respectively. Jardine Fleming Singapore Securities Pte Ltd is a member of Singapore Exchange Securities Trading Limited and is regulated by the Monetary Authority of Singapore (MAS). J.P. Morgan Securities Asia Private Limited is regulated by the MAS and the Financial Supervisory Agency in Japan. J.P.Morgan Australia Limited (ABN 52 002 888 011) is a licensed securities dealer.

This index is not sponsored, endorsed, sold or promoted by Dow Jones, UBS or any of their respective affiliates (collectively, the “DJ-UBS Entities”). The DJ-UBS Entities do not make any representation or warranty, express or implied, to the owners of products linked to the indices or any member of the public regarding the advisability of investing in products generally or in products linked to the index or the ability of the S&P Indices to track general stock market performance. The DJ-UBS Entities' only relationship to J.P.Morgan for itself and on behalf of each of its affiliates ("Licensee") is the licensing of certain trademarks and trade names of the DJ-Entities and of the DJ-UBS CISM Index, which indices are determined, composed and calculated by the DJ-UBS Entities without regard to the Licensee or the products. Neither Dow Jones nor UBS has an obligation to take the needs of the Licensee or the owners of products linked to the indices into consideration in determining, composing or calculating the DJ-UBS CISM Index. The DJ-UBS Entities are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of products linked to the index or in the determination or calculation of the index or the determination or calculation of the equation by which products linked to the index are to be converted into cash. The DJ-UBS Entities do not have no obligation or liability in connection with the administration, marketing or trading of products or the index.

NONE OF DOW JONES, UBS OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES — UBS COMMODITY INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF DOW JONES, UBS OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, UBS OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO. OR ITS AFFILIATES, OWNERS OF ANY FINANCIAL PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES — UBS COMMODITY INDEX OR ANY DATA INCLUDED THEREIN. NONE OF DOW JONES, UBS OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES — UBS COMMODITY INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, UBS OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG DOW JONES, UBS AND JPMORGAN CHASE & CO., OTHER THAN UBS AND ITS AFFILIATES.

J.P. Morgan Contag Module B(viii):

The J.P. Morgan Contag Beta Agriculture Class A Excess Return Index,
The J.P. Morgan Contag Beta Energy Class A Excess Return Index,
The J.P. Morgan Contag Beta Industrial Metals Class A Excess Return Index,
The J.P. Morgan Contag Beta Livestock Class A Excess Return Index,
The J.P. Morgan Contag Beta Non-Energy Class A Excess Return Index,
The J.P. Morgan Contag Beta Petroleum Class A Excess Return Index,
The J.P. Morgan Contag Beta Precious Metals Class A Excess Return Index,
The J.P. Morgan Contag Beta Agriculture Class A Total Return Index,
The J.P. Morgan Contag Beta Energy Class A Total Return Index,
The J.P. Morgan Contag Beta Industrial Metals Class A Total Return Index,
The J.P. Morgan Contag Beta Livestock Class A Total Return Index,
The J.P. Morgan Contag Beta Non-Energy Class A Total Return Index,
The J.P. Morgan Contag Beta Petroleum Class A Total Return Index, and
The J.P. Morgan Contag Beta Precious Metals Class A Total Return Index

January 2010,
Updated July 2011

© All Rights Reserved

     1. Contag

Contag refers to a methodology for selecting Futures Contracts (the “Selection Methodology”) and several strategies developed by J.P. Morgan (the “Contag Indices”) that utilise this methodology. The Selection Methodology uses the slope of the futures curve of certain specified commodities in order to select a particular Futures Contract in respect of each commodity in which to synthetically gain exposure. The Selection Methodology aims to select a Futures Contract with the highest level of Local Backwardation subject to certain constraints, all as further explained the document “J.P. Morgan Contag Module A: Selection Methodology”.

     2. This Document

This document, Module B(viii), explains each of the J.P. Morgan Contag Beta Agriculture Class A Excess Return Index (“Contag Beta Agriculture ER Class A”), the J.P. Morgan Contag Beta Energy Class A Excess Return Index (“Contag Beta Energy ER Class A”), the J.P. Morgan Contag Beta Industrial Metals Class A Excess Return Index (“Contag Beta Industrial Metals ER Class A”), the J.P. Morgan Contag Beta Livestock Class A Excess Return Index (“Contag Beta Livestock ER Class A”), the J.P. Morgan Contag Beta Non-Energy Class A Excess Return Index (“Contag Beta Non-Energy ER Class A”), the J.P. Morgan Contag Beta Petroleum Class A Excess Return Index (“Contag Beta Petroleum ER Class A”), the J.P. Morgan Contag Beta Precious Metals Class A Excess Return Index (“Contag Beta Precious Metals ER Class A” and collectively, with Contag Beta Agriculture ER Class A, Contag Beta Energy ER Class A, Contag Beta Industrial Metals ER Class A, Contag Beta Non-Energy ER Class A and Contag Beta Petroleum ER Class A, the “Contag Beta Sector ER Class A Indices” and each, individually, a “Contag Beta Sector ER Class A Index”), the J.P. Morgan Contag Beta Agriculture Class A Total Return Index (“Contag Beta Agriculture TR Class A”), the J.P. Morgan Contag Beta Energy Class A Total Return Index (“Contag Beta Energy TR Class A”), the J.P. Morgan Contag Beta Industrial Metals Class A Total Return Index (“Contag Beta Industrial Metals TR Class A”), the J.P. Morgan Contag Beta Livestock Class A Total Return Index (“Contag Beta Livestock TR Class A”), the J.P. Morgan Contag Beta Non-Energy Class A Total Return Index (“Contag Beta Non-Energy TR Class A”), the J.P. Morgan Contag Beta Petroleum Class A Total Return Index (“Contag Beta Petroleum TR Class A”), the J.P. Morgan Contag Beta Precious Metals Class A Total Return Index (“Contag Beta Precious Metals TR Class A” and collectively, with Contag Beta Agriculture TR Class A, Contag Beta Energy TR Class A, Contag Beta Industrial Metals TR Class A, Contag Beta Livestock TR Class A, Contag Beta Non-Energy TR Class A and Contag Beta Petroleum TR Class A, the “Contag Beta Sector TR Class A Indices” and each, individually, a “Contag Beta Sector TR Class A Index”), each a “Contag Beta Sector Index.” By itself this document does not define an index or product. This document provides the Externally Specified Particulars required for the calculation of each Contag Beta Sector Index.

This document should be read in conjunction with the following documents: “J.P. Morgan Contag Module A: Selection Methodology” (the “Selection Methodology Document”) and “J.P. Morgan Contag Module B: J.P. Morgan Contag Beta Indices” (the “Beta Index Document”) and together they comprise the rules (the “Rules”) for each of the Contag Beta Sector Indices. These Rules may be amended or supplemented from time to time at the discretion of the Index Sponsor and will be re-published no later than thirty (30) calendar days following such amendment or supplement. Moreover, the Index Sponsor will publish information in relation to the Relevant Eligible Commodities, Commodity Weights or Weights Periods and other such information which is updated in accordance with the Rules as set out below.

These Rules are published by J.P. Morgan Securities Ltd. (“JPMSL”) of 125 London Wall, London EC2Y 5AJ, UK in its capacity as Index Sponsor. A copy of the Rules is available from the Index Sponsor.

ALL PERSONS READING THIS DOCUMENT SHOULD REFER TO THE DISCLAIMERS AND CONFLICTS SECTIONS SET OUT BELOW AND CONSIDER THE INFORMATION CONTAINED IN THIS DOCUMENT IN LIGHT OF SUCH DISCLAIMERS AND CONFLICTS.

NOTHING HEREIN CONSTITUTES AN OFFER TO BUY OR SELL ANY SECURITIES, PARTICIPATE IN ANY TRANSACTION OR ADOPT ANY INVESTMENT STRATEGY OR LEGAL, TAX, REGULATORY OR ACCOUNTING ADVICE.

Each of the Index Sponsor, the Index Calculation Agent and their respective affiliates may have positions or engage in transactions in securities or other financial instruments based on or indexed or otherwise related to the Contag Beta Sector Indices.

     3. Definitions

Capitalised terms used in this document should be interpreted according to the definitions given below. All terms listed under the Definitions section in either the Selection Methodology Document or the Beta Index Document shall be deemed to have the same meaning in this document. In the event of a conflict between the definitions used in the Selection Methodology Document, the Beta Index Document and this document, the terms used herein shall prevail.

Contract Production Weights

has the meaning given in the S&P GSCI Methodology. For the avoidance of doubt, Contract Production Weights calculated with respect to a S&P GSCI™ Sub-Index will be calculated only with respect to the S&P GSCI Commodities included in the relevant S&P GSCI™ Sub-Index.

Designated Contract	has the meaning given in the S&P GSCI Methodology.

Index Sponsor	means Standard and Poor’s, a division of the McGraw-Hill Companies, Inc.

Relevant Eligible Commodities	means the Eligible Commodities which correspond to the Designated Contracts used in the calculation of the applicable S&P GSCI™ Sub-Index.

S&P GSCI Commodities	has the meaning given in the S&P GSCI Methodology.

S&P GSCI Methodology	means the document setting out the rules of the S&P GSCI™ Indices entitled “S&P GSCI™ Index Methodology” as updated, modified and superseded from time to time by the Index Sponsor.

At the time of publication of this document the relevant edition is dated February 2009 Edition, a copy of which can be found at http://www2.standardandpoors.com/spf/pdf/index/SP_GSCI_Methodology_Web.pdf.

S&P GSCI Period	has the meaning given in the S&P GSCI Methodology.

S&P GSCI™ Sub-Index	means the S&P GSCI™ Agriculture Index Excess Return, the S&P GSCI™ Energy Index Excess Return, the S&P GSCI™ Industrial Metals Index Excess Return, the S&P GSCI™ Livestock Index Excess Return, the S&P GSCI™ Non-Energy Index Excess Return, the S&P GSCI™ Petroleum Index Excess Return, the S&P GSCI™ Precious Metals Index Excess Return, the S&P GSCI™ Agriculture Index Total Return, the S&P GSCI™ Energy Index Total Return, the S&P GSCI™ Industrial Metals Index Total Return, the S&P GSCI™ Livestock Index Total Return, the S&P GSCI™ Non-Energy Index Total Return, the S&P GSCI™ Petroleum Index Total Return or the S&P GSCI™ Precious Metals Index Total Return, as applicable.

T-Bill Rate

means, in respect of a Dealing Day, the 3 month weekly Auction High Discount Rate for United States Treasury Bills on such Dealing Day, as reported on the Bloomberg® Ticker USB3MTA and expressed as a money market rate; provided, however if such rate is not available at the applicable Bloomberg Ticker, the rate will be determined in accordance with section 9 below.

     4. Overview

The Contag Beta Sector ER Class A Indices and the Contag Beta Sector TR Class A Indices each reflect the return of synthetic exposure in an investment in the Relevant Eligible Commodities following the Selection Methodology described in the Selection Methodology Document to determine the Contag Contracts to which each Index gains exposure. In addition to the returns of the Contag Contracts held each month, the Contag Beta Sector TR Class A Indices also provide exposure to the returns of 3-month T-Bills. Subject to the occurrence or existence of a Market Disruption, the Index Calculation Agent shall calculate and publish the Index Level in respect of each Dealing Day in accordance with the methodology specified in the Beta Index Document.

Each Contag Beta Sector ER Class A Index aims to achieve a long-only synthetic exposure to commodity futures contract prices, with Commodity Weights for the Relevant Eligible Commodities equal to the Contract Production Weights for the relevant Designated Contracts of the applicable S&P GSCI™ Sub-Index set forth in Table 1 (Contag Beta Sector Indices and their corresponding S&P GSCI™ Sub-Index) herein.

Each Contag Beta Sector TR Class A Index aims to achieve a long-only synthetic exposure to T-Bills and commodity futures contract prices, with Commodity Weights for the Relevant Eligible Commodities equal to the Contract Production Weights for the relevant Designated Contracts of the applicable S&P GSCI™ Sub-Index set forth in Table 1 (Contag Beta Sector Indices and their corresponding S&P GSCI™ Sub-Index) herein.

Table 1: Contag Beta Sector Indices and their corresponding S&P GSCI™ Sub-Index

Contag Beta Sector Index	S&P GSCI™ Sub-Index	Bloomberg Ticker for the S&P GSCI™ Sub-Index

Contag Beta Agriculture ER Class A	S&P GSCI™ Agriculture Index Excess Return	SPGSAGP
Contag Beta Energy ER Class A	S&P GSCI™ Energy Index Excess Return	SPGSENP
Contag Beta Industrial Metals ER Class A	S&P GSCI™ Industrial Metals Index Excess Return	SPGSINP
Contag Beta Livestock ER Class A	S&P GSCI™ Livestock Index Excess Return	SPGSLVP
Contag Beta Non-Energy ER Class A	S&P GSCI™ Non-Energy Index Excess Return	SPGSNEP
Contag Beta Petroleum ER Class A	S&P GSCI™ Petroleum Index Excess Return	SPGSPTP
Contag Beta Precious Metals ER Class A	S&P GSCI™ Precious Metals Index Excess Return	SPGSPMP
Contag Beta Agriculture TR Class A	S&P GSCI™ Agriculture Index Total Return	SPGSAGTR
Contag Beta Energy TR Class A	S&P GSCI™ Energy Index Total Return	SPGSENTR
Contag Beta Industrial Metals TR Class A	S&P GSCI™ Industrial Metals Index Total Return	SPGSINTR
Contag Beta Livestock TR Class A	S&P GSCI™ Livestock Index Total Return	SPGSLVTR
Contag Beta Non-Energy TR Class A	S&P GSCI™ Non-Energy Index Total Return	SPGSNETR
Contag Beta Petroleum TR Class A	S&P GSCI™ Petroleum Index Total Return	SPGSPTTR
Contag Beta Precious Metals TR Class A	S&P GSCI™ Precious Metals Index Total Return	SPGSPMTR

     5. Externally Specified Particulars: Contag Beta Sector Indices

The Externally Specified Particulars in respect of each of the Contag Beta Sector Indices are shown in Table 2 (Externally Specified Particulars in respect of each of the Contag Beta Sector Indices) below:

Table 2: Externally Specified Particulars in respect of each of the Contag Beta Sector Indices

Externally Specified Particulars
Index Name	Commodity Weights	Initial Index Day	Initial Index Level	Index Ticker	Roll Period Starting Day	Roll Period Length	Weights Periods
The J.P. Morgan Contag Beta Agriculture Class A Excess Return Index	See footnote 1	30 December 1994	100	JCTABAGE	1	10	See footnote 2
The J.P. Morgan Contag Beta Energy Class A Excess Return Index	See footnote 1	30 December 1994	100	JCTABENE	1	10	See footnote 2
The J.P. Morgan Contag Beta Industrial Metals Class A Excess Return Index	See footnote 1	30 December 1994	100	JCTABIME	1	10	See footnote 2
The J.P. Morgan Contag Beta Livestock Class A Excess Return Index	See footnote 1	30 December 1994	100	JCTABLVE	1	10	See footnote 2
The J.P. Morgan Contag Beta Non-Energy Class A Excess Return Index	See footnote 1	30 December 1994	100	JCTABNEE	1	10	See footnote 2
The J.P. Morgan Contag Beta Petroleum Class A Excess Return Index	See footnote 1	30 December 1994	100	JCTABPTE	1	10	See footnote 2
The J.P. Morgan Contag Beta Precious Metals Class A Excess Return Index	See footnote 1	30 December 1994	100	JCTABPME	1	10	See footnote 2
The J.P. Morgan Contag Beta Agriculture Class A Total Return Index	See footnote 1	30 December 1994	100	JCTABAGT	1	10	See footnote 2
The J.P. Morgan Contag Beta Energy Class A Total Return Index	See footnote 1	30 December 1994	100	JCTABENT	1	10	See footnote 2
The J.P. Morgan Contag Beta Industrial Metals Class A Total Return Index	See footnote 1	30 December 1994	100	JCTABIMT	1	10	See footnote 2
The J.P. Morgan Contag Beta Livestock Class A Total Return Index	See footnote 1	30 December 1994	100	JCTABLVT	1	10	See footnote 2
The J.P. Morgan Contag Beta Non-Energy Class A Total Return Index	See footnote 1	30 December 1994	100	JCTABNET	1	10	See footnote 2
The J.P. Morgan Contag Beta Petroleum Class A Total Return Index	See footnote 1	30 December 1994	100	JCTABPTT	1	10	See footnote 2
The J.P. Morgan Contag Beta Precious Metals Class A Total Return Index	See footnote 1	30 December 1994	100	JCTABPMT	1	10	See footnote 2

Footnote 1: The “Commodity Weight” of each Eligible Commodity in the applicable Contag Beta Sector Index is equal to the Contract Production Weight of the relevant Designated Contract in the applicable S&P GSCI™ Sub-Index set forth in Table 1 (Contag Beta Sector Indices and their corresponding S&P GSCI™ Sub-Index) for the S&P GSCI Period corresponding to the relevant Weights Period for the applicable Contag Beta Sector Index, as specified in the S&P GSCI Methodology.

Footnote 2: The “Weights Periods” are equal to the S&P GSCI Periods of the applicable S&P GSCI™ Sub-Index set forth in Table 1 (Contag Beta Sector Indices and their corresponding S&P GSCI™ Sub-Index) with the modification that each Weights Period of the applicable Contag Beta Sector Index is from, and including, the first calendar day of the first month of the S&P GSCI Period to, and including, the last calendar day of the month immediately preceding the last day of the S&P GSCI Period.

     6. Calculation of the Contag Beta Sector TR Class A Indices

This section replaces section 5.6 (“The Index Level”) of the Beta Index Document for the purposes of calculating a Contag Beta Sector Class A TR Index.

The Index Level on the Initial Index Day is the Initial Index Level.

In respect of each Dealing Day d following the Initial Index Day, the Index Level will be determined by the Index Calculation Agent, representing the cumulative effect of the Investment Return since the Initial Index Day, in accordance with the following formula:

Where:

IRd	means the Investment Return for Dealing Day d, determined by the Index Calculation Agent in accordance with the following formula:

Where:

NAId-1	means the Nominal Amount Invested as at Dealing Day d – 1;

NARd	means the Nominal Amount Returned as at Dealing Day d;

Nominal Amount Invested as at Dealing Day d – 1	means NBd-1 (d -1), that is, the level of the Nominal Basket composed in respect of Dealing Day d-1, valued as at Dealing Day d-1;

Nominal Amount Returned as at Dealing Day d	means NBd-1 (d ), that is, the level of the Nominal Basket composed in respect of Dealing Day d-1, valued as at Dealing Day d;

TBRd	means the Treasury Bill return on Dealing day d, calculated using the following formula:

TBILLd–1	means the T-Bill Rate on Dealing Day d-1 as defined in section 3; and

A(d)	means the number of calendar days which are not Dealing Days from (and excluding) Dealing Day d-1 to (and including) Dealing Day d.

     7. Regular amendments to Commodity Weights

The Commodity Weights in respect of each of Contag Beta Sector Index are determined by reference to the Contract Production Weights as calculated with respect to the relevant S&P GSCI™ Sub-Index and in accordance with the S&P GSCI Methodology. The Commodity Weights for each Contag Beta Sector Index are expected to change on an annual basis in line with the frequency with which the Contract Production Weights are routinely updated by the Index Sponsor with respect to the relevant S&P GSCI™ Sub-Index. Furthermore, from time to time the index sponsor of the S&P GSCI™ may change the Contract Production Weights on an intra-annual basis, in which case a new S&P GSCI Period will begin. Corresponding changes will be made by the Index Calculation Agent to the Weights Period for the applicable Contag Beta Sector Index.

The Commodity Weights for each Contag Beta Sector Indices in respect of a given Weights Period will always be equal to the Contract Production Weights for the corresponding S&P GSCI™ Sub-Index in respect of the corresponding S&P GSCI Period.

     8. Changes to the Relevant Eligible Commodities

8.1 Amendment to Relevant Eligible Commodities

In the event that a Designated Contract is added to or removed from the calculation of a S&P GSCI™ Sub-Index, the Index Sponsor shall make the corresponding changes to the Relevant Eligible Commodities contained in the applicable Contag Beta Sector Index. Such amendments shall be published by the Index Sponsor and shall be effective for the Weights Period corresponding to the S&P GSCI Period in respect of which such Designated Contract is added or removed from the calculation of such S&P GSCI™ Sub-Index.

8.2 Addition of Eligible Commodities

In the event that a Designated Contract is added to the calculation of a S&P GSCI™ Sub-Index that is not currently in the set of Eligible Commodities, such Designated Contract (the “New Eligible Commodity”) will be considered an Eligible Commodity for the purposes of calculating the applicable Contag Beta Sector Index, effective as of the Weights Period corresponding to the S&P GSCI Period for which the addition is set to take effect in the relevant S&P GSCI™ Sub-Index. All details relating to such New Eligible Commodity necessary for the purposes of carrying out the Selection Methodology (for example the Liquid Contract Months) shall be published by the Index Sponsor.

     9. Additional Extraordinary Events

In addition to the Extraordinary Events section of the Beta Index Document, the following actions will be taken by the Index Calculation Agent following any abnormalities in the publication of the T-Bill Rate.

If, in respect of a Dealing Day, such rate for such date does not appear on Bloomberg® ticker USB3MTA (or any official successor page thereto), the rate for that date will be the Bond Equivalent Yield of the rate displayed in H.15 Daily Update, currently http://www.federalreserve.gov/releases/h15/update/, (or any official successor page thereto), or such other recognized electronic source used for the purpose of displaying such 3-month T-bill rate for that day under the caption "U.S. Government Securities/Treasury bills/Auction high" converted by the Index Calculation Agent in a commercially reasonable manner to bank discount basis such that it is expressed in the same manner as the T-Bill Auction High Rate.

If such rate for such date does not appear on Bloomberg® ticker USB3MTA (or any official successor page thereto) and such 3-month rate is not displayed in the H.15 Daily Update under the caption "U.S. Government securities/Treasury bills/Auction high" or another recognized electronic source, the rate for that date will be the Bond Equivalent Yield of the auction rate for those Treasury Bills as announced by the United States Department of Treasury, converted by the Index Calculation Agent in a commercially reasonable manner to bank discount basis such that it is expressed in the same manner as the T-Bill Auction High Rate.

If the rate for United States 3-monthTreasury Bills is still not available, the rate will be determined by the Index Calculation Agent in a good faith and in a commercially reasonable manner.

     10. Modifications to or Cancellation of a S&P GSCI™ Sub-Index

10.1

If a S&P GSCI™ Sub-Index is (a) not calculated and announced by the Index Sponsor but is calculated and announced by a successor sponsor acceptable to the Index Sponsor, or (b) replaced by a successor index using, in the determination of the Index Sponsor, the same or substantially similar formula for and method of calculation as used in the calculation of such S&P GSCI™ Sub-Index, then such index will be deemed to be the index so calculated and announced by that successor index sponsor or that successor index, as the case may be.

10.2

If on or prior to any Dealing Day on which the Index Calculation Agent is determining the Index Level of a Contag Beta Sector Index, the index sponsor of the relevant S&P GSCI™ index makes a material change in the formula for or the method of calculating the relevant S&P GSCI™ Sub-Index (other than a modification prescribed in that formula or method to maintain such index in the S&P GSCI™ Sub-Index or prescribed routine events) which affects the ability of the Index Calculation Agent to define an Externally Specified Particular in respect of a Contag Beta Sector Index, then the Index Sponsor shall, in good faith, make such adjustment(s) that it determines to be appropriate to any variable, calculation, methodology, Externally Specified Particular or any other rule in relation to the Contag Beta Sector Indices to account for such modification.

10.3

If on or prior to any Dealing Day on which the Index Calculation Agent is determining the Index Level of a Contag Beta Sector Index, the Index Sponsor permanently cancels the applicable S&P GSCI™ Sub-Index, and no successor index exists, the Index Calculation Agent shall, in good faith, either:

(i)	continue to calculate the Index Level of the relevant Contag Beta Sector Index using the latest available Externally Specified Particulars at the time the S&P GSCI™ Sub-Index was cancelled; or

(ii)	make such adjustment(s) that it determines to be appropriate to any variable, calculation, methodology, valuation terms or any other rule in relation to the Contag Beta Sector Indices to account for such cancellation.

     11. Responsibility of the Index Sponsor and Index Calculation Agent

The Index Sponsor’s and the Index Calculation Agent’s determinations in respect of the Contag Beta Sector Indices and interpretation of the Rules shall be final.

Both the Index Sponsor and the Index Calculation Agent shall act in a good faith and in a commercially reasonable manner.

Whilst these Rules are intended to be comprehensive, ambiguities may arise. In such circumstances the Index Sponsor will resolve such ambiguities in a reasonable manner and, if necessary, amend these Rules to reflect such resolution. Moreover the Index Sponsor will publish information in relation to the Relevant Eligible Commodities, Commodity Weights or Weights Periods and other such information which is updated in accordance with the Rules as set out above.

None of the Index Sponsor, the Index Calculation Agent or any or their respective affiliates or subsidiaries or any of their respective directors, officers, employees, delegates or agents (each a “Relevant Person”) shall have any responsibility to any person (whether as a result of negligence or otherwise) for any determinations made or anything done (or omitted to be determined or done) in respect of the Contag Beta Sector Indices or in respect of the publication of the Index Level (or failure to publish such level) and any use to which any person may put the Contag Beta Sector Indices or the Index Levels. All determinations of the Index Sponsor or the Index Calculation Agent in respect of the Contag Beta Sector Indices shall be final, conclusive and binding and no person shall be entitled to make any claim against any of the Relevant Persons in respect thereof. Once a determination or calculation is made or action taken by the Index Sponsor, the Index Calculation Agent or any other Relevant Person in respect of the Contag Beta Sector Indices, none of the Relevant Person shall be under any obligation to revise any determination or calculation made or action taken for any reason

     12. Corrections

In the event that (a) the Contract Price of any Futures Contract used to calculate the Index Level in respect of any Dealing Day is subsequently corrected and the correction is published by the Relevant Exchange before the next following Roll Period or (b) the Index Calculation Agent identifies an error or omission in any of its calculations or determinations in respect of the Contag Beta Sector Indices, then the Index Calculation Agent may, if practicable and the correction is deemed material by the Index Calculation Agent, adjust or correct the Index Level published in respect of the relevant Dealing Day and each subsequent Dealing Day and publish such corrected Index Level(s) as soon as reasonably practicable.

     13. Notices, Disclaimers and Conflicts

Neither JPMSL nor any Relevant Person shall have any liability, contingent or otherwise, to any person or entity for the quality, accuracy, timeliness or completeness of the information or data contained in the Rules or the Contag Beta Sector Indices, or for delays, omissions or interruptions in the delivery of the Contag Beta Sector Indices or related data. Neither JPMSL nor any Relevant Person makes any warranty, express or implied, as to the results to be obtained by any person or entity in connection with any use of the Contag Beta Sector Indices, including but not limited to the trading of or investments in products based on or indexed or otherwise related to the Contag Beta Sector Indices, any data related thereto or any components thereof. Neither JPMSL nor any Relevant Person makes any express or implied warranties, and hereby expressly disclaims, to the fullest extent permitted by law, all warranties of merchantability or fitness for a particular purpose or use with respect to the Rules, the Contag Beta Sector Indices or any data related thereto. Without limitation any of the foregoing, in no event shall either JPMSL or any Relevant Person have any liability for any special, punitive, indirect or consequential damages (including lost profits), in connection with any use by any person of the Contag Beta Sector Indices or any products based on or indexed or otherwise related thereto, even if notified of the possibility of such damages.

The Index Calculation Agent is under no obligation to continue the calculation, publication and dissemination of any of the Contag Beta Sector Indices or any Index Level.

During the course of their normal business, the Index Calculation Agent or any other Relevant Person may enter into or promote, offer or sell transactions or investments (structured or otherwise) linked to the Contag Beta Sector Indices and/or any of the Futures Contracts. In addition, any Relevant Person may have, or may have had, interests or positions, or may buy, sell or otherwise trade positions in or relating to the Contag Beta Sector Indices or any of the Futures Contracts, or may invest or engage in transactions with other persons, or on behalf of such persons relating to any of these items. Such activity may or may not have an impact on the Index Levels but all persons reading these Rules should be aware that a conflict of interest could arise where anyone is acting in more than one capacity. Neither the Index Calculation Agent nor any other Relevant Person has any duty to consider the circumstances of any person when participating in such transactions or to conduct themselves in a manner that is favourable to any person.

It should be noted that the Rules have been developed with the possibility of the Index Calculation Agent or any of the Relevant Persons entering into or promoting, offering or selling transactions or investments (structured or otherwise) linked to the Contag Beta Sector Indices, and hedging the obligations that might arise under any such transactions or investments. Accordingly it should be assumed that these Rules have and will be analysed from this point of view.

It should be noted that the Contag Beta Sector Indices are described as a notional portfolio of assets because there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest. The Contag Beta Sector Indices merely identify certain assets in the market, the performance of which will be used as a reference point for the purposes of calculating the Index Levels.

There is no obligation upon the Index Calculation Agent to publish the Index Levels by any alternative method if the relevant Index Ticker (as identified above) is subject to any delay in or interruptions of publication or any act of God, act of governmental authority, or act of public enemy, or due to war, the outbreak or escalation of hostilities, fire, flood, civil commotion, insurrection, labour difficulty including, without limitation, any strike, other work stoppage, or slow-down, severe or adverse weather conditions, power failure, communications line or other technological failure may occur or any other event beyond the control of the Index Calculation Agent.

No one may reproduce or disseminate the information contained in these Rules or the Index Levels without the prior written consent of the Index Calculation Agent. “J.P. Morgan Contag Beta Agriculture Class A Excess Return Index,” “J.P. Morgan Contag Beta Energy Class A Excess Return Index, “J.P. Morgan Contag Beta Industrial Metals Class A Excess Return Index,” “J.P. Morgan Contag Beta Livestock Class A Excess Return Index,” “J.P. Morgan Contag Beta Non-Energy Class A Excess Return Index,” “J.P. Morgan Contag Beta Petroleum Class A Excess Return Index,” “J.P. Morgan Contag Beta Precious Metals Class A Excess Return Index,” “J.P. Morgan Contag Beta Agriculture Class A Total Return Index,” “J.P. Morgan Contag Beta Energy Class A Total Return Index,” “J.P. Morgan Contag Beta Industrial Metals Class A Total Return Index,” “J.P. Morgan Contag Beta Livestock Class A Total Return Index,” “J.P. Morgan Contag Beta Non-Energy Class A Total Return Index,” “J.P. Morgan Contag Beta Petroleum Class A Total Return Index,” “J.P. Morgan Contag Beta Precious Metals Class A Total Return Index” and “J.P. Morgan Contag” are the intellectual property of the Index Calculation Agent and may only be used (as an underlying for financial products or otherwise) by third parties who have entered into a license agreement with the Index Calculation Agent. These Rules are not intended for distribution to, or use by any person in, a jurisdiction where such distribution is prohibited by law or regulation.

These Rules shall be governed by and construed in accordance with the laws of England.

Copyright JPMorgan Chase & Co. 2011. All rights reserved. J.P.Morgan is the marketing name for JPMorgan Chase & Co. and its subsidiaries and affiliates worldwide. J.P. Morgan Securities Inc. is a member of NYSE and SIPC. JPMorgan Chase Bank is a member of FDIC. J.P. Morgan Futures Inc. is a member of the NFA. J.P. Morgan Securities Ltd. and J.P. Morgan plc are authorised by the FSA and members of the LSE. J.P. Morgan Europe Limited is authorised by the FSA. J.P. Morgan Equities Limited is a member of the Johannesburg Securities Exchange and is regulated by the FSB. J.P. Morgan Securities (Asia Pacific) Limited and Jardine Fleming Securities Limited are registered as investment advisers with the Securities & Futures Commission in Hong Kong and their CE numbers are AAJ321 and AAB026 respectively. Jardine Fleming Singapore Securities Pte Ltd is a member of Singapore Exchange Securities Trading Limited and is regulated by the Monetary

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The Contag Beta Sector Indices are not sponsored, endorsed, sold or promoted by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). Standard & Poor’s does not make any representation or warranty, express or implied, to the owners of products linked to the Contag Beta Sector Indices or any member of the public regarding the advisability of investing in products generally or in products linked to the Contag Beta Sector Indices or the ability of the S&P Indices referenced herein to track general stock market performance. S&P's only relationship to J. P. Morgan for itself and on behalf of each of its affiliates ("Licensee") is the licensing of certain trademarks and trade names of S&P and of the S&P Indices, which indices are determined, composed and calculated by S&P without regard to the Licensee or the products. S&P has no obligation to take the needs of the Licensee or the owners of products linked to the indices into consideration in determining, composing or calculating the S&P Indices. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of products linked to the Contag Beta Sector Indices or the S&P Indices (as the case may be) or in the determination or calculation of the Contag Beta Sector Indices or the determination or calculation of the equation by which products linked to such indices are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of products or the Contag Beta Sector Indices.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P INDICES OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCTS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P INDICES OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

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